Dear  Investor:

     Last year we explained to you that in order for the Professional Lease Management Income Fund I, L.L.C. (the "Company") to meet its growth objectives, distributions would be reduced so that more cash flow could be reinvested in additional equipment. However, over the last year as a result of an uncertain economy, we took a cautious investment approach. While we continued to seek attractive investment opportunities, we made no new equipment investments. In hindsight, we are glad we took this cautious approach. We believe that most equipment investments that we looked at within the last year declined in value, especially aircraft. Although we believe the economy and equipment investment opportunities have strengthened somewhat, we remain cautious and believe the Company may attain better long-term risk-adjusted returns if the Company's investment options are less restrictive. For this reason, we are seeking a number of modifications to the Company's Operating Agreement that provide the Company investment flexibility and thus the ability to improve its financial returns, and ultimately increase overall distributions to you.

     As you may recall, the Company's original investment objectives were to generate current distributions and achieve growth through reinvestment. These are still our objectives, but we are recommending that additional methods be added to achieve these objectives. We believe the Company's current investment limitations prohibit the Company from taking advantage of attractive investment opportunities that would reduce individual asset risk and raise additional sources of capital.

     If all five of the proposals described in the accompanying Solicitation Statement are approved, the Company will have access to additional sources of capital. As a result, if all the proposals are approved, the Company will make a special cash distribution to the Class A Members of $4.9 million ($1.00 per Class A Unit).

     Following is a summary of the proposals for which your consent is sought. There is no assurance that all proposals will be approved.

You should note that adoption of these proposals will subject the Company to additional risks, including risks associated with investments in non-equipment assets. There are also additional conflicts of interest which may arise if the proposals are adopted, including in connection with the selection of investments to enable the Company to return to the investors their paid-in capital. This could result in increased distributions to the Manager. See RISK FACTORS and
                                                                ------------
CONFLICTS  OF  INTEREST  in  the  Solicitation  Statement.  Investments of other
  ---------------------
programs  sponsored  by  affiliates  of  the  Manager,  including  non-equipment
  ---
investments,  have resulted in financial losses.  See BACKGROUND AND PURPOSES OF
  ---
AMENDMENTS  -  Prior  Transactions  with  Affiliates;  Prior  Performance.
--------------------------------------------------------------------------

The Manager and its affiliates may realize other benefits from adoption of the Amendment, including increased management fees and the possible opportunity to acquire securities which may be issued by the Company in the future.

1. ADDITIONAL ASSETS. Generally, the current principal purpose of the Company is to invest in an equipment portfolio that is primarily made up of used, transportable equipment. To a lesser extent, the Company is permitted to invest in other types of equipment, joint ventures, securities backed by equipment, residual sharing agreements, futures and other types of equipment leasing derivatives. We believe today that it may be most cost effective and therefore more attractive to invest in the companies that own, use or manage portfolios of equipment (or other tangible assets), rather than investing in equipment itself. We are proposing an amendment to the Company's Operating Agreement to permit investment in these types of additional assets. Today's economic landscape has changed since the Company's organization, and we believe that the Company should be able to adjust its investment parameters accordingly.

2. ISSUANCE OF NEW SECURITIES. To help the Company achieve its objective of growth and to allow for further diversification, we believe it may be in the best interest of the Company to raise additional equity capital through the issuance of additional securities. We are proposing an amendment to the Operating Agreement to permit the Company to do so. These could be additional Class A Units, such as the ones that you own, or a separate class of securities. At this time we expect that any additional securities would be issued in connection with the acquisition of additional equipment or other investments. When possible, we may seek to issue securities in exchange for assets.

3. MANAGEMENT FEES. We are proposing an amendment to the Company's Operating Agreement that would provide for management fees on non-equipment investments that would be comparable but in no event more than the management fees currently paid on equipment assets.

4. BORROWINGS. Currently, the Company borrows money on a full-recourse basis. This debt is limited to 20% of the original cost of the equipment owned by the Company. We believe that the Company should be selectively using non-recourse borrowings and, in such cases, that there should be no limit on the amount. We are proposing an amendment to the Operating Agreement to permit non-recourse borrowings without limit as to amount. We believe that the use of non-recourse debt is a prudent way to reduce the Company's risk in the event an investment decreases in value or an underlying lessee defaults on its lease. Again, in changing economic times, we believe that limiting the equity exposure in any one transaction to the amount of the initial capital committed may be a prudent method of risk management. We believe that there should be no restriction on the amount of non-recourse debt employed because it can often be prudent to maximize the amount of non-recourse leverage attached to a specific investment to reduce the actual amount of the Company's cash at risk.

5. CREDIT ENHANCEMENT. We also believe that the Company should be able to use its credit in order to provide guarantees and other forms of credit enhancement to generate fee income, including in transactions involving affiliates of the Manager, and are proposing an amendment to the Operating Agreement to permit the Company to do so.

     We have also increased our efforts to reduce Company overhead costs. You may have noticed that we now outsource our investor servicing and transfer agent functions. Although the service may not be at the level you may have been accustomed to, we believe the long-term savings to the Company can be substantial. Finally, we urge all of you to sign up for direct deposit of your distributions. The cost to mail individual checks to investors, especially those of you who receive monthly distributions, is high. We believe that direct deposit will not only save the Company money, but that you will receive your distributions more quickly.

     Please read carefully the enclosed Solicitation Statement, which explains each of these proposals in greater detail, as well as certain risk factors and conflicts, before voting.

              THE BOARD OF DIRECTORS OF THE MANAGER RECOMMENDS THAT
                     YOU VOTE "YES" TO ALL OF THE PROPOSALS.

If you have questions, please call the information agent, Georgeson Shareholder Communications, Inc. at (xxx) xxx-xxxx.

     PLM  Financial  Services  Inc.,  Manager

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. 3)

Filed  by  the  Registrant  /X/

Filed  by  a  Party  other  than  the  Registrant  /  /

Check  the  appropriate  box:

/X/  Preliminary Proxy Statement     / / Confidential, for use of the Commission
                                     Only  (as permitted  by  Rule  14a-6(e)(2))
/  /  Definitive  Proxy  Statement
/  /  Definitive  Additional  Materials
/  /  Soliciting  Material  Pursuant  to  Rule  14a-12

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                                -----------------

                (Name of Registrant as Specified in Its Charter)
                                -----------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

/X/  No  fee  required.

/  /  Fee  computed  on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     120 South Montgomery Street, Suite 1350
                         San Francisco, California 94104
                                October __, 2002
                             [intended release date]

     This Solicitation Statement is being furnished to each holder (individually, a "Class A Member" and, collectively, the "Class A Members") of Class A Units in Professional Lease Management Income Fund I, L.L.C., a Delaware limited liability company (the "Company"), in connection with the solicitation by the Company of the consent of the Class A Members to five proposed amendments (the "Amendments") to the Fifth Amended and Restated Operating Agreement of the Company dated as of January 24, 1995, as amended (as so amended, the "Operating Agreement"). PLM Financial Services, Inc., a Delaware corporation, is the manager of the Company (the "Manager").
     The primary purposes of the Amendments are to diversify and expand the investment portfolio of the Company to provide an opportunity for income growth. If the Class A Members consent to all five of the Amendments, the Operating Agreement would be changed to:
     1. Permit the Company, directly or indirectly, to invest in, acquire, own, lease, hold, manage, operate, sell, exchange or otherwise dispose of any type of equipment, securities, real property and other assets, including without limitation debt and equity securities of any type and description.
     2. Permit the Company to issue from time to time, at the discretion of the Manager and without further consent or approval of the Class A Members, securities with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Manager may fix.

     3. Provide that the Manager will receive an annual management fee on securities, real property and other non-equipment assets in amounts which are intended by the Manager to be substantially equivalent to but in any event not in excess of the amounts payable on equipment.
     4. Permit the Company to incur non-recourse debt without limitation as to amount.
     5. Permit the Company to provide credit enhancement for various transactions throughout the term of the Company, including without limitation transactions involving affiliates of the Manager.
     This Solicitation Statement should be read carefully as it describes certain consequences of, and risks and conflicts of interest related to, these five proposed Amendments. See RISK FACTORS and CONFLICTS OF INTEREST. The
                                  -------------      ---------------------
passage of one proposal is independent of the passage of the other proposals, so Class A Members may vote for or against each proposal.
This Solicitation Statement and the accompanying consent form are being mailed to Class A Members of record as of the close of business on _________, 2002 (the "Record Date"). Pursuant to Article XVIII of the Operating Agreement, the adoption of each Amendment requires the consent of Class A Members holding more than 50% of the outstanding Class A Units held by all Class A Members on the close of business on the Record Date. On the Record Date there were 4,971,311 Class A Units outstanding. Accordingly, under the Operating Agreement, the consent of Class A Members holding more than 2,485,656 Class A Units will be required for the adoption of each Amendment.
     Under applicable law, no dissenters' rights (i.e., rights of nonconsenting Class A Members to exchange their Class A Units in the Company for payment of their fair value) are available to any Class A Member regardless of whether such Class A Member has or has not consented to the Amendment.

     The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the Class A Units and returned to the Manager by [45 days] (subject to extension at the discretion of the Manager for up to an additional 60 days). A Class A Member who signs and returns a consent form may revoke it by giving written notice of revocation to the Company or by executing and delivering a later-dated consent form, in either case by the last date on which consents must be returned to the Manager. A properly executed consent form received by the Manager will be voted in accordance with the direction indicated on the form. If no direction is indicated, a properly executed consent form received by the Manager will be voted in favor of the Amendments. Voting on the Amendments will be conducted only by written consent, and no formal meeting of the Class A Members will be held.

     THE  MANAGER  RECOMMENDS  THAT  YOU  CONSENT TO ALL FIVE OF THE AMENDMENTS.

     CLASS A MEMBERS ARE ASKED TO VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY _________, 2002. THE CONSENT FORM MAY ALSO BE RETURNED BY FACSIMILE AT (877) 260-0406 (toll free).

                               SUMMARY TERM SHEET

     Set forth below is a brief summary of the proposals included in this Solicitation Statement. This summary may not contain all of the information that is important to you. Therefore, to better understand the proposals, the risks thereof and conflicts of interest associated therewith, and for a more complete description of their terms, in addition to this summary you should carefully read this Solicitation Statement and the exhibits attached to it in their entirety.
PROPOSAL  NO.  1  (P.  __)
- The Company proposes to amend its Operating Agreement to permit the Company to acquire all types of real and personal property, including debt and equity securities.
- As currently in effect, the Operating Agreement permits the Company to acquire primarily long-lived, low obsolescence capital equipment and equipment-backed securities.
PROPOSAL  NO.  2  (P.  __)
- The Company proposes to amend its Operating Agreement to permit the Company to issue additional securities in the future. The Company's Manager would have discretion to set the designations, preferences and other rights, powers and duties of any additional securities issued, and no further consent or approval of the Class A Members would be required in connection with any issuance.
- As currently in effect, the Operating Agreement does not permit the Company to issue additional securities.
PROPOSAL  NO.  3  (P.  __)
- The Company proposes to amend its Operating Agreement to provide that affiliates of the Manager would receive an annual management fee on securities and other non-equipment assets acquired by the Company in amounts substantially equivalent to the fees currently charged with respect to equipment. In no event would this fee exceed what would be charged by an independent third party for similar services.
- As currently in effect, the Operating Agreement only provides for the payment of fees on equipment assets.
PROPOSAL  NO.  4  (P.  __)
- The Company proposes to amend its Operating Agreement to permit the Company to incur non-recourse debt (debt that is specifically limited to the related asset or to a specific amount of capital) without limitation as to amount. The current limitation on recourse debt would not be changed.

- As currently in effect, the Operating Agreement limits long-term borrowings, whether recourse or non-recourse, to approximately 20% of the aggregate cost of all equipment owned by the Company.
PROPOSAL  NO.  5  (P.  __)
- The Company proposes to amend its Operating Agreement to permit the Company to make certain guarantees and otherwise provide credit enhancement in various transactions.
- As currently in effect, the Operating Agreement does not permit the Company to provide credit enhancement to affiliates or for non-equipment transactions.

                                TABLE OF CONTENTS
                                -----------------
SUMMARY  OF  AMENDMENTS                                             7
RISK  FACTORS                                                       9
BACKGROUND  AND  PURPOSES  OF  AMENDMENTS                          12
Organization  of  the  Company;  Manager;  Current  Operations     13
Prior  Transactions  with  Affiliates;  Prior  Performance         17
THE  AMENDMENTS                                                    24
Proposal  No.  1.  Additional  Assets                              24
Proposal  No.  2.  Additional  Securities                          27
Proposal  No.  3.  Management  Fee  Revisions                      30
Proposal  No.  4.  Borrowings                                      32
Proposal  No.  5.  Credit  Enhancement                             33
Special  Distribution                                              34
CONFLICTS  OF  INTEREST                                            34
CONSENT  OF  CLASS  A  MEMBERS                                     36
ADDITIONAL  INFORMATION  CONCERNING  THE  COMPANY                  38
EXHIBIT  A.  PROPOSED  AMENDMENT  TO  OPERATING  AGREEMENT         39
EXHIBIT  B.  FINANCIAL  INFORMATION                                44
Selected  Financial  Data                                          44
2001  Financial  Statements                                        45
June  30,  2002  Financial  Statements                             84

                   SUMMARY OF AMENDMENTS
                   ---------------------                     -
     The consent of the Class A Members is being requested to the following five Amendments to the Company's Operating Agreement. The full text of an amendment to the Operating Agreement embodying the five proposed Amendments is contained  in  Exhibit  A.
Proposal  No.  1.  Permit  the  Company  to  Acquire Various Types of Property.
------------------------------------------------------------------------------
     To date, the Company has exclusively invested in an equipment portfolio consisting primarily of long-lived, low obsolescence capital equipment that is easily transportable by and among respective users. The Company is also currently permitted to invest in various types of joint ventures, securities backed by equipment, residual sharing agreements, futures and other types of equipment leasing derivatives. The Amendment would permit the Company to diversify the assets and to acquire all types of real and personal property, including debt and equity securities of any type and description. See BACKGROUND AND PURPOSES OF AMENDMENTS - Proposal No. 1. Additional Assets for a
         -----------------------------------------------------------------
discussion of the reasons for these proposed changes in the investment policies of the Company and the current investment intentions of the Manager if this Amendment is adopted.
Proposal  No.  2.  Permit  the  Company  to  Issue  Additional  Securities.
--------------------------------------------------------------------------
     Currently, the Operating Agreement does not offer the Company the flexibility of raising additional funds by issuing additional securities. The Manager believes that in order to assist the Company in achieving operating cash flow growth and diversifying its investment portfolio, it is in the best interest of the Company and its members to permit the Company to raise equity capital periodically by issuance of additional securities. The Manager currently intends that capital raised by any such issuance of equity securities would be used to acquire additional equipment or other assets. If this Amendment is adopted, there will be no limit to the amount or type of securities that may be issued by the Company. Further, any such securities may be issued to the Manager and its affiliates. See BACKGROUND AND PURPOSES OF AMENDMENTS -
                                         ---------------------------------------

Proposal  No.  2.  Additional Securities for a discussion of the reasons for the
----------------------------------------
possible issuance of securities to raise additional equity capital, the possible
--
issuance of such securities to the Manager and its affiliates and the alternatives considered by the Manager. Also see RISK FACTORS - Issuance of
                                                      --------------------------
Additional  Securities for a discussion of the risks to the Class A Members from
   -------------------
the issuance by the Company of additional securities, including possibly adverse effects on distributions and loss of voting control.
There is no assurance, however, that the Company will, in fact, offer any additional securities or what the terms of any such securities would be or that, if such an offering were made, it would be successful.
Proposal  No.  3.  Modify  Certain  Fees  Payable  to  the  Manager.
-------------------------------------------------------------------
     This Amendment provides that the Manager will be entitled to receive an annual management fee on non-equipment assets in amounts which are intended by the Manager to be substantially equivalent to but in any event not in excess of the amounts now earned on equipment investments.
Proposal  No.  4.  Modify  Permitted  Debt.
------------------------------------------
     This Amendment would permit the Company to incur non-recourse debt without limitation as to amount, which would reduce the Company's equity in the related assets.
Proposal  No.  5.  Permit  Credit  Enhancement.
----------------------------------------------
     This Amendment would permit the Company to make certain guarantees and otherwise provide credit enhancement to various transactions, including, without limitation, transactions involving the Manager and its affiliates, in consideration of guarantee fees and other compensation to be paid to the Company.

                            RISK FACTORSRISK FACTORS
                            ------------
     Introduction.  The  Company was formed primarily to invest in an equipment
      ------------
portfolio. The Company continues to be subject to the business, investment and tax risks associated with such activities. Investment programs sponsored by affiliates of the Manager have experienced defaults and bankruptcies by lessees and other adverse financial consequences. Further, a lawsuit was brought against EFG and certain affiliates alleging, among other things, violations of securities laws and fiduciary duties. Also, an affiliate of the Manager, Semele Group Inc., had its common stock delisted from the Nasdaq Small Cap Market. See BACKGROUND AND PURPOSES OF AMENDMENTS - Prior Transactions with Affiliates;
--------------------------------------------------------------------------------
Prior  Performance  for a discussion of these matters.  In addition, adoption of
------------------
the Amendments will subject the Company and its Class A Members to additional significant risks, including the following.
     Additional  Assets.  Under  the  terms  of  the  Operating  Agreement, the
      ------------------
Manager has full power over the business and affairs of the Company, including full authority relating to the selection of investments. Class A Members are not given an opportunity to approve or disapprove decisions, including potential investments, made by the Manager. Proposal No. 1 will permit the Company to make investments that are different from the equipment investments currently permitted by the Operating Agreement, and the Company will not be subject to any policy limitations on the amount or nature of any assets purchased, sold or held. The Company will be able to invest in assets in addition to equipment without further consent of the Class A Members.

     Investments in securities, which will be permitted if Proposal No. 1 is approved, pose risks different from those associated with investments in equipment. For example, equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and these fluctuations can be pronounced. In addition, even though interest-bearing debt securities are investments which may promise a stable stream of income, the prices of interest-bearing debt securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Also, some securities which may provide the potential for higher yields may also entail a commensurably greater risk of loss. Issuers of high-yield debt securities, for example, may be more unstable than other debt issuers and therefore more likely to default.
     There can be no assurance that any new investments will provide a better economic return to the members than investments in equipment. Other investment programs sponsored by affiliates of the Manager have invested in some equipment and non-equipment transactions which have incurred losses. See BACKGROUND AND
                                                                  --------------
PURPOSES OF AMENDMENTS - Prior Transactions with Affiliates; Prior Performance.
 -----------------------------------------------------------------------------
Issuance  of  Additional  Securities.  Proposal  No.  2 will permit the Manager,
------------------------------------
without any further consent or approval of the Class A Members, to issue additional securities with such designations, preferences and relative, participating or other special rights, powers and duties, including rights and preferences senior to the existing Class A Units, as the Manager may fix. Any issuance of additional securities with equal or greater voting rights would dilute the voting rights of the current Class A Members. Any such dilution of voting rights may result in the loss of control of the Class A Members over matters on which they are permitted to vote. Certain investment programs sponsored by EFG in fact issued additional securities as a result of which affiliates of EFG gained voting control over such programs. See BACKGROUND AND
-                                                                 --------------

PURPOSES OF AMENDMENTS - Prior Transactions with Affiliates; Prior Performance.
------------------------------------------------------------------------------
Further,  the  Company  might  not  be  successful  in  selling  any  additional securities. Any public issuance of additional securities would also have to satisfy the requirements of federal and state securities laws and regulators applying those laws, which could affect the timing, structure and feasibility of any issuance of securities as well as the availability of such securities for purchase by Class A Members in certain states.
     Increased Debt.  The adoption of Proposal No. 4, which permits the Company
      --------------
to increase its debt level above current limitations (although only on a non-recourse basis), may subject the Company to increased risk of default and loss of its assets. There will be no specific limit on the amount of non-recourse debt the Company may incur.
     Credit  Enhancement.  The  adoption  of  Proposal  No. 5, which permits the
     -------------------
Company to engage in credit enhancement transactions, will subject the Company to a risk of substantial loss in the event that the Company's guarantees or other credit enhancement undertakings are called upon. This exposure will substantially exceed any fees that the Company will get in exchange for such undertakings. Further, in such event the Company may have to foreclose on any security interest received in exchange for the Company's guarantee, thereby becoming an asset owner when it originally intended to act only as a guarantor. The Company and other programs sponsored by EFG have from time to time engaged in transactions with affiliates, some of which have unsatisfactory financial results to date.

 See BACKGROUND AND PURPOSES OF AMENDMENTS - Prior Transactions
                      ----------------------------------------------------------
with  Affiliates;  Prior  Performance  and  CONFLICTS  OF  INTEREST.
-------------------------------------       -----------------------
Increased  Distributions to Class B Member.  When cash distributions paid by the
------------------------------------------
Company on each Class A Unit equals or exceeds the original Capital Contribution of $20 per unit ("Capital Return"), the Class B Member's interest in such distribution will increase from 15% to 25%. There is the risk that the Manager will cause the Company to engage in transactions involving significantly higher investment risk, in particular in non-equipment transactions, in order to seek Capital Return and, therefore, a greater share of Company distributions. See CONFLICTS OF INTEREST - Increased Distributions to Class B Member.
  ------------------------------------------------------------------------
     The  1940  Act.  The  Company intends to conduct its activities, including
      --------------
its activities relating to the acquisition of additional assets if Proposal No. 1 is approved, so as not to be deemed an investment company under the Investment Company Act of 1940 (the "1940 Act"). If the Company is uncertain as to the status of an asset under the 1940 Act, it may seek the advice of counsel in connection with its acquisition. If the Company's activities caused it to fail to meet the requirements for exclusion from the definition of an investment company under the 1940 Act, the Company would be subject to substantial reporting and regulatory constraints which could adversely affect its operations and the level of distributions made to the Class A Members.
                     BACKGROUND AND PURPOSES OF AMENDMENTS
                     -------------------------------------

     The Company is soliciting the consent of the Class A Members to permit the Company to do various things, including to acquire assets in addition to equipment. The primary purposes of the Amendments are to diversify and expand the investment portfolio of the Company in order to provide an opportunity for income growth. A proposed amendment to the Company's Operating Agreement which embodies all five Amendments proposed by the Manager is set forth in Exhibit A to this Solicitation Statement. Each proposal will be voted on separately and will be adopted if the necessary consent is obtained, regardless of whether any of the other proposals is adopted.

     The Manager believes that adoption of the Amendments will afford the Company a better chance to generate additional revenue and accordingly better enable the Company to distribute cash to the Class A Members in an aggregate amount exceeding $20 per Unit. Once such distribution level has been achieved, however, it should be noted that the Class B Member's share in Company distributions will increase from 15% to 25%. See CONFLICTS OF INTEREST -
                                                         -----------------------
Increased  Distributions  to  Class  B  Member.
      ----------------------------------------
Organization  of  the  Company;  Manager;  Current Operations of the
-------------------------------------------------------------
Company;  Manager;  Current  Operations

     The Company is a Delaware limited liability company which was created on August 22, 1994 for the principal purpose of purchasing, leasing or otherwise investing in a diversified equipment portfolio consisting primarily of long-lived, low obsolescence capital equipment that is easily transportable by and among users. The Company's financial statements for the year ended December 31, 2001, the six months ended June 30, 2002 and other financial information about the Company is included in Exhibit B to this Solicitation Statement. The Company issued Class A Units (the "Class A Units") on a monthly basis during the offering period (from May 1995 through May 1996), which are currently held by 5,063 Class A Members. The Manager and its affiliates do not own any Class A Units.
The Manager is the sole Class B Member of the Company, owning all 100 Class B Units, and as such entitled to a 15% interest in the Company's cash distributions. When the cash distribution paid on each Class A Unit equals or exceeds the original Capital Contribution of $20 per Unit ("Capital Return"), the Class B Member's interest in cash distributions will increase to a 25% interest in the Company's cash distributions. As of ______, 2002, distributions in the aggregate amount of $___________ have been made with respect to the Class A Units, which averages $____ per Unit, depending on when an investor was admitted as a Class A Member. If and when additional cash distributions in the approximate amount of $_________ are made to the Class A Members, or on average $____ per Unit, then Capital Return will have occurred and thereafter 25% of all future distributions of the Company will be made to the Class B Member as opposed to 15%. See CONFLICTS OF INTEREST - Increased Distributions to Class B
                      ----------------------------------------------------------
Member.
------
The Manager of the Company is PLM Financial Services, Inc., a Delaware corporation which is a wholly-owned subsidiary of PLM International, Inc., a Delaware corporation ("PLM International") with its principal place of business located at 120 South Montgomery Street, San Francisco, California 94104. PLM International is an equipment leasing and asset management operating company. The Manager has full and complete charge of all affairs of the Company and the management and control of the Company's business rests exclusively with the Manager, subject to the terms and conditions of the Operating Agreement. The Manager has been principally engaged in the organization, distribution and management of leasing programs specializing in diversified portfolios of long-lived, low obsolescence capital equipment. The Manager has the ultimate authority in all matters affecting the business and affairs of the Company. In February 2001, MILPI Acquisition Corp. ("MILPI Acquisition") acquired control of PLM International, the parent of the Manager, and MILPI Acquisition was merged into PLM International in February 2002. As a result, PLM International is now controlled by Semele Group Inc., a publicly traded company ("Semele") that is an affiliate of Equis Financial Group ("EFG"), an equipment leasing and real estate investment company. As part of the February 2001 change of control, Gary D. Engle and James A. Coyne became Directors of the Manager. Messrs. Engle and Coyne have experience in equipment leasing, real estate and corporate finance.

     The  Directors  and  officers  of  the  Manager  are  as  follows:



Name             Age  Position
---------------  ---  ----------------------------------------------------------

Gary D. Engle     52  Director, PLM Financial Services, Inc., PLM Investment
                      Management, Inc., and PLM Transportation Equipment Corp.

James A. Coyne    42  Director, President and Secretary, PLM Financial Services,
                      Inc., PLM Investment Management, Inc., and PLM
                      Transportation Equipment Corp.

Stephen M. Bess   55  Director, PLM Financial Services, Inc., and PLM Investment
                      Management, Inc.




     Gary D. Engle was appointed a Director of the Manager in January 2002. He was appointed a Director of PLM International in February 2001 and was elected Chairman of the Board in February 2002. Since November 1997, Mr. Engle has been Chairman and Chief Executive Officer of Semele, and he owns significant stock in that company. Mr. Engle is President and Chief Executive Officer of the general partner of EFG, which he joined in 1990 as Executive Vice President. Mr. Engle purchased a controlling interest in EFG in December 1994.
     James A. Coyne was appointed a Director and Secretary of the Manager in April 2001 and became its President in September 2002. He was appointed a Director of PLM International in February 2001 and was elected Secretary in February 2002. From February to September 2002, Mr. Coyne served as Vice President of PLM International; he became its President and Chief Executive Officer in September 2002. Mr. Coyne has been a Director, President and Chief Operating Officer of Semele since 1997 and owns significant stock in that company. Mr. Coyne is Executive Vice President of the general partner of EFG. Mr. Coyne joined EFG in 1989, remained until 1993, and rejoined in November 1994.

     Stephen M. Bess was appointed a Director of the Manager in July 1997. Mr. Bess served as President of the Manager from October 2000 to September 2002. He served as President and Chief Executive Officer of PLM International from October 2000 to September 2002. Mr. Bess was appointed President of PLM Investment Management, Inc. in August 1989, having served as Senior Vice President of PLM Investment Management, Inc. beginning in February 1984 and as Corporate Controller of the Manager beginning in October 1983. Mr. Bess was Vice President-Controller of Trans Ocean Leasing Corporation, a container leasing company, from November 1978 to November 1982, and Group Finance Manager with the Field Operations Group of Memorex Corporation, a manufacturer of computer peripheral equipment, from October 1975 to November 1978.
     The Directors of the Manager are elected for a one-year term or until their successors are elected and qualified. No family relationships exist between any Director or executive officer of the Manager, PLM Transportation Equipment Corp. or PLM Investment Management, Inc.
     The Company was formed primarily to invest in an equipment portfolio consisting primarily of used long-lived, low obsolescence capital equipment that is easily transportable by and among prospective users. In conducting its equipment business, the Company was to, among other things, purchase, lease, charter, purchase options to purchase, purchase equity interests in equipment-owning entities or otherwise invest in equipment; enter into contracts respecting the use of the equipment; sell or otherwise dispose of equipment; and engage in all related and incidental business activities, including the borrowing and lending of funds. The Company has to date invested almost exclusively in transportation equipment subject to operating leases. Equipment leases are characterized generally as either "operating leases" or full payout "net leases." Operating leases typically are short- and mid-term leases or other contracts for the use of the equipment under which the lessor or other owner normally receives aggregate payments in amounts that are less than the lessor's or other owner's equipment purchase price.

One of the Company's original objectives was to increase its revenue by reinvesting a portion of its operating cash flow in additional equipment in order to grow its portfolio. Further, the Company intended to reinvest a portion of its net disposition proceeds in additional equipment during its operations. In addition, the Company intended and currently intends to provide cash distributions to the Members. The Operating Agreement provides that the operating cash flow and net disposition proceeds of the Company through December 31, 2002 may be reinvested by the Company. The Amendments will not extend this period. See THE AMENDMENTS - Proposal No. 2. Additional Securities for a
              ------------------------------------------------------------
discussion  of the possible issuance of additional securities and RISK FACTORS -
                                                                  --------------
Issuance  of  Additional  Securities  for  a  discussion  of the risks attendant
------------------------------------
thereto,  including the possible adverse effect on the level of distributions to
------
the Class A Members and the possibility that new securities issued to the Manager and its affiliates will permit them to receive distributions from the Company even prior to Capital Return and substantially in excess of those permitted by the Operating Agreement.

Prior Transactions with Affiliates;  Prior  Performance
---------------------------------------------------------

     General.  During  the  course of its management of the Company, the Manager
     -------
has from time to time engaged the Company in transactions with affiliates. To date, these transactions have involved the joint ownership of special purpose entities that own leased transportation equipment. If Proposal No. 5 is adopted, the Company may in the future engage in credit enhancement transactions with affiliates. The principal risk of transactions with affiliates is that the Manager will not act in the best interest of investors and that the price paid by affiliated parties may not be appropriate.
Investment programs sponsored by EFG or its predecessors have experienced defaults and bankruptcies by lessees, which have adversely affected, or may in the future adversely affect, the economic results of such investment programs. Several of the investment programs sponsored by EFG or its predecessors have experienced financial losses and write-downs in the carrying value of assets. There can be no assurance that future circumstances will not require write-downs to the carrying value of or losses with respect to the Company's assets. Rosenblum Litigation. In January 1998, certain plaintiffs filed a class and
---------------------
derivative action asserting claims based in part on transactions with affiliates
---
that allegedly breached fiduciary obligations to investors. The lawsuit, known as Leonard Rosenblum, et al. v. Equis Financial Group Limited Partnership, et al., was filed in the United States District Court for the Southern District of Florida (the "Court") on behalf of a proposed class of investors in 28 equipment leasing programs (structured as either limited partnerships (22) or trusts
(four)) sponsored by the predecessor of EFG (collectively, the "nominal defendants"), against EFG and a number of its affiliates as defendants. Neither the Company nor the Manager was a party to this suit. EFG and the other defendants are now affiliates of the Manager.
     The plaintiffs asserted claims arising out of acts, errors, omissions, practices and course of conduct allegedly engaged in by the defendants in connection with the operation and management of the nominal defendants, including common law fraud, breach of contract, breach of fiduciary duties and violations of the agreements that govern each of the nominal defendants, and sought, among other things, compensatory and punitive damages and various forms of injunctive relief. The plaintiffs alleged that the defendants engaged in a common plan and scheme in which they, among other things, (1) violated Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, by intentionally or recklessly issuing, disseminating to certain class members, and/or filing with the SEC, documents which contained false and misleading statements and/or omissions of material facts; and (2) breached their fiduciary duties of loyalty, good faith and due diligence by, among other things, (a) misappropriating assets of the nominal defendants by causing them to, inter alia, sell or exchange assets for inadequate consideration, enter into unnecessary and wasteful transactions, and to pay fees and reimbursements of expenses to the defendants and their affiliates in amounts that greatly exceeded the value of the services provided and/or the amounts permitted to be paid under the respective governing agreements of the nominal defendants, (b) failing to explore and/or pursue transactions designed to provide liquidity for, and/or maximize the value of, the units and interests, (c) usurping business opportunities that belonged to the nominal defendants and the profits derived therefrom, and (d) misappropriating equity and voting rights from certain class members. The defendants denied, and continue to deny, that any of them have committed or threatened to commit any violations of law or breached any fiduciary duties to the plaintiffs or the nominal defendants and believe the allegations to be without merit.
     On March 15, 1999, counsel for the plaintiffs and the defendants entered into an amended stipulation of settlement that was filed with the Court on March 15, 1999. The amended stipulation was preliminarily approved by the Court. The amended stipulation, among other things, divided the class action lawsuit into three separate sub-classes that could be settled individually.

On May 26, 1999, after a fairness hearing, the Court issued its order and final judgment approving settlement of the class action lawsuit with respect to claims asserted by the plaintiffs on behalf of two of the sub-classes, one consisting of the four trusts and the other consisting of 15 limited partnerships. The defendants' and plaintiffs' counsel reached agreement on a settlement of the claims on behalf of the sub-class of eleven partnerships. As part of the settlement, EFG has agreed to buy the loans made by the partnerships to Echelon Residential Holdings (see "- Echelon Loan," below) for an aggregate of $32 million plus interest at 7.5% per annum. The settlement also provides for the liquidation of the partnerships' assets, a cash distribution and the dissolution of the partnerships.
After a hearing, the court issued its Order and Final Judgment, dated June 12, 2002 and recorded on the court docket on June 18, 2002, approving the settlement on the terms and conditions set forth in the in the settlement stipulation and finding that the settlement is fair, reasonable and adequate and directing implementation of its terms and provisions with respect to the partnerships and the partnerships' sub-class. The 30-day appeal period expired on July 18, 2002. The partnerships' assets have been liquidated or are in the process of liquidation, and the partnerships will be dissolved and the net proceeds of the liquidation will be distributed to the partners.
Tender  Offers.  In 1995, Atlantic Acquisition Limited Partnership, an affiliate
--------------
of EFG, made a cash tender offer for a portion of the units held by investors in each of 21 equipment leasing limited partnerships sponsored by EFG or its predecessor. In 1997, four trusts sponsored by EFG or its predecessor made a cash tender offer to redeem a portion of the beneficial interests in the trusts held by investors. Neither offer was conditioned on any minimum number of units or interests being tendered, and investors were free to accept or reject the offers, which offered them cash for their investment. The offers did not extend or reduce the termination dates of any of the partnerships or trusts, which would continue to operate following the tender offers as they had before their commencement. The purchase prices offered to investors in all but one of the partnerships and in one of the trusts were below those paid in the limited and sporadic secondary market for units, and this was disclosed to investors in the tender offer documents.
Echelon  Loan.  In  connection  with  a preliminary settlement agreement for the
-------------
claims asserted on behalf of the eleven limited partnerships in the third sub-class, the Court permitted the partnerships to invest in any new investment, including new equipment or other business activities, subject to certain limitations. On March 8, 2000, the partnerships loaned $32 million to a newly-formed real estate company, Echelon Residential Holdings, to finance the acquisition of real estate assets by that company. Echelon Residential Holdings, through a wholly-owned subsidiary, Echelon Residential LLC, used the loan proceeds to acquire various real estate assets from Echelon International Corporation, an unrelated real estate company. Echelon Residential Holdings' interest in Echelon Residential LLC was pledged to the partnerships as collateral for the loan. The loan had a term of 30 months, expiring on September 8, 2002, and interest accrued at a rate of 14% for the first 24 months and 18% for the final six months. On June 30, 2001, the partnerships wrote down the net carrying value of the loans and related accrued interest to $29.2 million and ceased accruing interest. The write-down of the loan receivable from Echelon Residential Holdings and the related accrued interest was precipitated principally by a slowing U.S. economy and its effects on the real estate development industry.
The partnership agreements of the eleven partnerships prohibit them from making loans to their general partners or their affiliates. Because the acquisition of several parcels of real estate from the owner had to occur prior to the admission of certain independent third parties as equity owners, Echelon Residential Holdings and its wholly-owned subsidiary, Echelon Residential LLC, were formed in anticipation of the admission of those third parties and potential additional third-party investors. A former officer of the general partners employed by EFG agreed to serve as the initial equity holder and as an unpaid manager of Echelon Residential Holdings. He made a $185,465 equity investment in Echelon Residential Holdings. His return on his equity investment is restricted to the same rate of return as the partnerships realize on the loan. There is a risk that he may be deemed an affiliate and that the loans are in violation of the prohibition against loans to affiliates in the partnership agreements.
     Prior  Issuance of Additional Securities.  In 1997, the four trusts offered
     ----------------------------------------
for sale Class B Subordinated Interests in each trust, at a purchase price of $5 per Class B Interest. The Class A Beneficiaries had paid $25 per Class A Interest when they purchased their Class A Interests in 1992 and had received an average of $10.50 per Class A Interest in return of capital and special distributions since the initial 1992 issuance. Each trust beneficiary who wished to purchase Class B Interests was required to purchase the lesser of (a) the number of Class A Interests owned by such investor multiplied by 1.38 or (b) 1,000 Class B Interests. Each beneficiary had an initial right to purchase its pro rata share of the offering (subject to the minimum purchase requirements). If less than all the interests offered to beneficiaries were purchased, purchasing beneficiaries were entitled to purchase all or any portion of the unsold interests, allocated on a pro rata basis. EFG stated in the offering documents that it intended to purchase the maximum number of Class B Interests available to it. It did so, and because many Class A Beneficiaries did not exercise their rights to purchase shares, EFG thereby obtained a substantial portion of the Class B Interests offered by each trust. As a result of its purchase of a substantial portion of the Class B Interests, EFG also obtained voting control over each trust.

     Semele  Loan.  As  a  result  of  an  exchange  transaction  in  1997, five
     ------------
partnerships and one trust sponsored by EFG became the beneficial owners of an aggregate of 198,700 shares of Semele common stock and hold an aggregate beneficial interest in a note from Semele (the "Semele Note") in the principal amount of $4,419,400. The Semele Note matures in April 2003 and bears an annual interest rate of 10%, with mandatory principal reductions prior to maturity if and to the extent that net proceeds are received by Semele from the sale or refinancing of its principal real estate asset, a 270-acre parcel of land near Malibu, California. The exchange in 1997 involved the sale by the partnerships and the trust of their beneficial interests in three cargo vessels to Semele in exchange for cash, Semele common stock and the Semele Note. At the time of the transaction, Semele was a public company unaffiliated with EFG and the partnerships. Subsequently, as part of the exchange transaction, Semele solicited the consent of its shareholders to, among other things, engage EFG to provide administrative services and to elect certain affiliates of EFG and of the general partners of the partnerships as members of its board of directors. Consequently, Semele became affiliated with EFG and the general partners. Since the Semele Note was received as consideration for the sale of the cargo vessels to an unaffiliated party and the extension of the maturity of the Semele Note is documented in an amendment to the existing Semele Note and not as a new loan, the general partners of the owner partnerships do not consider the existing Semele Note to be within the prohibition in the partnership agreements against loans to or from the general partner and its affiliates. The extension of the maturity date might be construed to be in violation of the making of a loan to an affiliate of the general partner in violation of the partnership agreements.

Semele  Delisting.  On  August  7, 2001, The Nasdaq Stock Market, Inc., informed
-----------------
Semele, an affiliate of the Manager, that its common stock would no longer be listed on The Nasdaq SmallCap Market because Semele no longer met the net tangible assets/market capitalization/net income requirement for continued inclusion. Semele's fall in net income below the $500,000 minimum requirement was a result of Semele's acquisition of Equis II Corporation, an affiliate, in 2000 and the related effect of that acquisition on Semele's balance sheet at December 31, 2000.

                          THE AMENDMENTSTHE AMENDMENTS
                          --------------
Proposal  No.  1.  Additional  Assets
-------------------------------------
     This Amendment would permit the Company to acquire assets of all kinds in addition to equipment and equipment-backed securities. The Company was formed to invest primarily in transportation and other types of long-lived, low obsolescence capital equipment. To a lesser extent, the Company is permitted to invest in other types of equipment, joint ventures and residual sharing agreements and to purchase equity interests in equipment-owning entities. In practice, however, the Company has invested almost exclusively in transportation equipment. The Operating Agreement currently provides that operating cash flow and net disposition proceeds of the Company through December 31, 2002 may be reinvested by the Company and, if Proposal No. 1 is approved, the Company will use those funds through that date to acquire additional assets. Additional assets may also be acquired from the proceeds of related financings (including, if Proposal No. 4 is approved, non-recourse debt) and of the sale, if Proposal No. 2 is approved, of new securities which may be issued by the Company.

The Company's current investment policies and practices, in the judgment of the Manager, are too narrow and limit the Company's ability to take advantage of investment opportunities which may provide more attractive risk-adjusted returns to the Members. The Manager believes that diversifying the Company's investment portfolio could provide returns in excess of those currently available to the Company, generating cash available for potential cash distributions to the Members. Diversifying the investment portfolio would also allow better risk management.
The Manager believes that in order to improve total returns and provide income growth, the Company needs greater flexibility to pursue attractive investment opportunities, the timing and extent of which vary in relation to changes in the economy and financial markets.

The Manager believes that the Company should be able to adjust its investment strategy in response to changing economic conditions. During the past year the Manager took a cautious investment approach and made no new equipment investments. Although the Manager believes the economy is strengthening somewhat, the Manager remains cautious and believes the Company may attain better long-term risk-adjusted returns if the Company's investment options are less restrictive.
     While the Manager currently anticipates that the Company will continue to invest in equipment, such investment may take place through the acquisition of debt and equity securities of leasing companies, equipment-leasing limited partnerships and other companies that have significant equipment assets; direct finance leases; loans secured by equipment; and variable rate leases. The Manager also may consider leasing equipment to companies in exchange for lease payments made through a combination of both cash and securities of the lessee (e.g., options and warrants).
     The Manager believes that there are opportunities to acquire portfolios of assets that, in addition to equipment, may include real estate and other types of assets used in a company's business. It also believes that such opportunities exist when financial institutions seek to sell assets and that these portfolios might also include other types of accounts or trade receivables. The Manager believes that it can generally negotiate better terms and prices when it can acquire an entire asset portfolio as opposed to certain equipment assets included in the portfolio.
     The equity securities in which the Company might invest could include common stock, preferred stock and securities convertible into common stock, partnership or limited liability company interests, as well as options and warrants to purchase such securities. The debt securities in which the Company might invest could include equipment company certificates, bonds, debentures, notes and mortgage-related securities. Such securities might include lower-rated securities which could provide the potential for higher yields and therefore could entail higher risk.
     The proportion of the Company's assets invested in any one type of security or any single issuer would not be limited. The Manager would have full authority relating to the bases and methods for selection of investments, and the Company would not be subject to any policy limitations on the amounts and nature of any non-equipment related securities purchased, sold or held. The Company intends, however, to conduct its activities in such a manner so as not to be deemed an investment company under the 1940 Act and to consult with the professional advisers in this regard. Conducting activities in such a manner so as not to be deemed an investment company under the 1940 Act generally means that the Company does not intend to enter the business of investing in securities and that no more than 40% of the Company's total assets will be invested in securities. If the Company desired to make a significant investment in the securities of a single issuer, it would only do so if it could acquire control of the issuer, becoming an active investor in the issuer. The securities of controlled subsidiaries are not counted against the 40% limit under the 1940 Act. The Company does not expect to make a material amount of passive investments in the securities of others. While the Company intends to operate so as to not be treated as an investment company under the 1940 Act, if it did not meet the exclusions under the 1940 Act in the future, the Company would be required to register as an investment company under the 1940 Act.
     The Company's investments in securities may be subject to significant business, financial, market and other risks. There can be no assurance that the Company will correctly evaluate such investments and the attendant risks or that such investments will be profitable to the Company. In addition, the securities may fluctuate in value and such fluctuations could be material. Moreover, investment in securities and other assets not originally contemplated for the Company will expose the Class A Members to risks which they did not contemplate in making their original investment in the Company. Such investments could also adversely affect the amount of distributions to the Class A Members. See RISK
                                                                            ----
FACTORS.
 ------

Proposal  No.  2.  Additional  SecuritiesProposal No. 2.  Additional Securities
-----------------------------------------
     Currently, the Company is not permitted to issue additional securities. This Amendment would permit the Company to issue from time to time additional securities with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Manager may fix. The Company would have funds, if such securities were offered and sold, to acquire additional equipment and other assets without using cash flow from operations which might otherwise be available to pay down debt or for distribution to members. The Manager currently expects that any offering of securities would be conducted on a private placement basis, most likely in connection with the acquisition of equipment or other assets by the Company. Although the Company does not currently anticipate a public distribution of Company securities, it is nonetheless possible. In the event that such securities were to be offered to the public for cash, the Company would first, subject to regulatory approval, offer such securities to the Class A and B Members in proportion to their then existing economic interests in the Company (85% for the Class A Members and 15% for the Class B Member), with the members, including the Manager, who is the sole Class B Member, having the right to subscribe on a pro rata basis to the balance of the offered securities not taken by others. Accordingly, within the overall limits imposed by the size of the offering, the Manager would not be subject to any specific limitation on the amount of securities that it could acquire for its own account and would be entitled to vote such securities on an equal basis with the other purchasers, notwithstanding any other provision of the Operating Agreement to the contrary. Rather than a public offering of securities, however, it is more likely that the Company will distribute Company securities under other circumstances, including in connection with the acquisition of additional assets, in which case it is not expected that such securities will first be offered to the current members. In no event will the Company offer securities solely to the Manager or its affiliates.
This Amendment would give the Manager discretion to issue the additional securities from time to time without further consent or approval of the Class A Members. The rights, powers and duties of any additional class would probably differ significantly from those of the existing Class A Units. The specific provisions of any security that the Company might offer have not been determined and will depend on a variety of factors existing at the time of the proposed issuance. Such factors could include the quality of the Company's portfolio, interest rates and perceived demand for the security. The Manager expects that any equity security offered by the Company would have voting and other rights that, depending upon the actual number of securities issued, could affect control of the Company. It is possible that such securities would be voted jointly with the Class A Units or would in fact have different voting rights as a separate class. The Manager expects that the provisions of the securities would be favorable to potential purchasers so that the securities would be sold and funds raised.

The Manager considered alternatives to the issuance of additional securities as a means of raising the funds the Company would need to continue to acquire assets after the expiration of the period during which operating cash flow and net disposition proceeds can be retained for reinvestment and to permit future distributions to the Class A Members in a greater amount than would otherwise be available. The alternatives considered were raising funds through recourse borrowings and extending the reinvestment period. Due to regulatory considerations, the Manager determined not to seek the consent of the Class A Members to extend the reinvestment period. The Manager believes that the issuance of additional securities would be preferable to the recourse borrowing alternative, since borrowing would reduce the cash flow available to the Company for distribution to Class A and Class B Members and, accordingly, would probably result in reduced distributions. (Reduced distributions as a consequence of increased debt may also result from approval of Proposal No. 5, which asks the Class A Members to approve unlimited non-recourse debt. See "- Proposal No. 4. Borrowings.") Although the Manager is asking Class A Members to approve this Proposal No. 2 permitting the issuance of additional securities, having determined that this is the most feasible means of raising additional funds, there is no assurance that the Company will in fact ever determine to issue additional securities or, if offered, that any additional securities can or will be successfully sold.

If additional securities are not issued by the Company, it will begin liquidating its assets and, after retiring debt, will distribute the net sales proceeds thereof to the members, as currently contemplated by the Operating Agreement.

Proposal  No.  3.  Management  Fee
---------------------------------------------
Revisions
-------
     Under the Operating Agreement, PLM Investment Management, Inc. ("IMI"), an affiliate of the Manager, is currently entitled to receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party for similar services for similar equipment or (b) the sum of (i) for that equipment for which IMI provides only basic equipment management services (A) 2% of the gross lease revenues attributable to equipment which is subject to full payout net leases, and (B) 5% of the gross lease revenues attributable to equipment which is subject to operating leases, and (ii) for that equipment for which IMI provides supplemental equipment management services, 7% of the gross lease revenues attributable to such equipment. No equipment management fee is earned, however, in connection with transactions involving the purchase of interests in residual values or remarketing proceeds revenue or similar interests.
Under the Operating Agreement, the Manager currently earns compensation for providing re-leasing services for any equipment for which the Manager has, following the expiration of the current or most recent lease for the use of the equipment, arranged a subsequent lease for the use of such equipment, other than to the current or most recent lessee or other operator of such equipment. This re-lease fee is generally equal to 2% of the gross leased revenues derived from such re-lease; provided that no release fee is payable if such re-lease fee would cause the combination of equipment management fees and re-lease fees with respect to such equipment to exceed 7% of gross leased revenues. No such fee is payable by the Company with respect to non-equipment assets.
Further, under the Operating Agreement PLM Transportation Equipment Corporation, also an affiliate of the Manager, currently receives as compensation for the sale of items of equipment a fee equal to the lesser of (i) 50% of the competitive equipment sales commission or (ii) 3% of the sales price of equipment which it sells on behalf of the Company; provided that such amount is not paid until the Class A Members have received distributions equal to their capital contributions. No such fee is payable by the Company with respect to non-equipment assets.
The Amendment that is Proposal No. 3 provides that affiliates of the Manager will receive an annual management fee on securities and other non-equipment assets in amounts which would, in the reasonable judgment of the Manager, be substantially equivalent to the fees earned with respect to equipment. Affiliates of the Manager will receive a fee of 1.5% of the fair market value of any publicly traded securities (although the Manager does not expect a significant amount of such securities will be acquired). The Manager expects that, as noted under THE AMENDMENTS - Proposal No. 1. Additional Assets, future
                      --------------------------------------------------
Company investments might include the acquisition of debt and equity securities of leasing companies, equipment leasing limited partnerships and other companies that have significant assets. In connection with the acquisition of securities of any non-publicly traded operating company, the Manager will be entitled to a 2% annual management fee (based upon its percentage ownership in the operating company) of the gross revenues of such operating company, assuming that the Manager or its affiliates did not participate significantly in the management of such company; and 5% of the gross revenues from the operating company in the event that the Manager or its affiliates in fact participate significantly in the management of such company. In no event, however, will the Manager or its affiliates charge the Company a fee in excess of that which would be charged by an independent third party for similar services and such percentages shall be further reduced to make sure that, based upon analysis of the revenues and profit margins of the operating company, such fees remain substantially equivalent to those charged with respect to equipment. If the Manager or its affiliates (including controlling persons) provide other services or benefits (including office space) to such companies they will be reimbursed for the actual cost to the Manager or its affiliates of such services or benefits. The proposed change in management fees if this Proposal No. 3 is approved will result in the Manager and its affiliates, both during the Company's operating period and during its liquidation period, receiving additional fees in proportion to any new capital raised and new assets acquired. If the Company does not purchase additional equipment, the Manager and its affiliates are forecasted to earn $3.3 million in management fees from 2003 through 2007. If the Company uses its current cash balance of $20.0 million to purchase additional equipment, the Manager and its affiliates are projected to earn an additional $0.8 million in management fees (based on assumptions as to types of investment). If the Company uses the $20.0 million in cash plus $30.0 million in new equity or debt to purchase additional equipment, the Manager and its affiliates are forecasted to earn $1.8 million in additional management fees. Other than these proposed changes, the management fees for the Company will not be affected during the liquidation process by the Amendments.

Proposal  No.  4.  Borrowings
-----------------------------
     Currently, long-term borrowings utilized by the Company are limited to approximately 20% of the aggregate cost of all equipment owned by the Company. It has been the Company's practice that such borrowings are on a full recourse basis to the Company (but not to the members). The Amendment that is Proposal No. 4 would remove this limitation so that the Company could incur non-recourse debt (debt that is specifically limited to the related asset or to a specific amount of capital) without limitation as to amount. The Manager believes that the Company should selectively begin using non-recourse borrowings, which may be a prudent way to limit equity exposure and reduce risk in the event that an investment either decreases in value or an underlying lessee defaults on the lease.

Proposal  No.  5.  Credit  Enhancement
--------------------------------------
     This Amendment would permit the Company to utilize its credit at any time during the term of the Company in order to provide guarantees and other forms of credit enhancement to various transactions, including transactions involving affiliates of the Manager. In all cases the Manager will set limits on the extent of the Company's recourse liability. In consideration for such credit enhancement, the Company would be paid a fee to be negotiated by the Manager in an appropriate amount to compensate the Company for any risks it takes in connection with such transaction. See CONFLICTS OF INTEREST - Credit
                                           ----------------------------------
Enhancement  for  a  discussion  of the conflicts which will arise in connection
          -
with any credit enhancement transaction involving the Manager and its affiliates.
Examples of these transactions include the following. Any borrower or lessee may seek from the Company a partial guarantee of the borrower's or lessee's obligations in a transaction, thereby reducing its cost of capital. In another case, the Company may be afforded an opportunity to participate in a transaction in exchange for credit enhancement while at the same time preserving its operational cash. Credit enhancement might also be appropriate when the Manager believes that there may be excessive risks of ownership of particular items of equipment or other property (for example, oil tankers or other assets that pose environmental or other special risks). In such case, the Company may choose to use credit enhancement to limit its out-of-pocket cash expenditures and other exposure, but nonetheless take advantage of the investment benefits from the transaction.

In all of these transactions the Manager would be entitled to a management fee except in cases where credit enhancement is provided to affiliates. (Such fee would be the lesser of 5% of the compensation paid to the Company or a fee which would be charged by an independent third party for such services.) In the event of any credit enhancement transaction involving the Manager or its affiliates, the Manager would obtain a fairness opinion from an independent third party with respect to the participation by the Company in the transaction or other evidence demonstrating such fairness to the Company. No credit enhancement transactions are currently contemplated, and the Company does not know when, if ever, any credit enhancement transaction will occur.

Special  Distribution
---------------------                     -
     If all five of the Amendments are approved, the Company will have access to additional sources of capital. As a result, if all the Amendments are approved, the Manager will direct the Company to make a special cash distribution to the Class A Members of $4,971,311 ($1.00 per Class A Unit).
                   CONFLICTS OF INTEREST
                   ---------------------
     In  General.  The  Manager  and  its  affiliates have various conflicts of
      -----------
interest with the Company. It may have additional conflicts in the event that the Amendments are approved, particularly with respect to the acquisition of additional Company assets and the payment of corresponding fees and the provision of credit enhancement in transactions in which the Manager and its affiliates may be participating. However, the Manager has a fiduciary duty and obligation to conduct the affairs of the Company in the best interests of the Company, subject to and limited by all of the terms of the Operating Agreement. In carrying out its fiduciary duty, the Manager must at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Company and in resolving conflicts of interest.
     Increased  Distributions  to Class B Member.  When cash distributions paid
      -------------------------------------------
by the Company on each Class A Unit equals or exceeds the original Capital Contribution of $20 per Unit ("Capital Return"), the Class B Member's interest in cash distributions will increase from 15% to 25%. The Manager is the Class B Member. The Manager may benefit significantly from the adoption of the Amendments because each of the five proposals may afford the Company the opportunity to generate increased revenues and attain Capital Return. As noted under RISK FACTORS, each of the proposed Amendments entails significant
       -------------
additional  risk to the Company and the Class A Members.  Moreover, there may be
      --
a significant conflict of interest in the Manager selecting investments for the Company because of the increased benefits to it after Capital Return. For example, the Manager may deem it in its best interest to cause the Company to make investments which provide a potentially greater rate of return but entail heightened risk to the Company and the Class A Members.

     Distributions.  If  the  Amendments  are adopted, the Manager will have an
      -------------
incentive to reinvest the Company's available capital, with the objective of increasing aggregate distributions over the life of the Company as well as the management fees payable to the Manager and its affiliates. As a consequence, the Manager may reduce distributions in the short term.
     Credit  Enhancement.  There  will  be significant conflicts of interest in
      -------------------
credit enhancement transactions in the event that the Manager or its affiliates participate in them. Among these conflicts are the determination by the Manager of the relative rights and obligations of the participants and the enforcement of any obligations the other participants may have to the Company, particularly in the event of defaults or other adverse consequences of the transaction.

              CONSENT OF CLASS A MEMBERSCONSENT OF CLASS A MEMBERS
              --------------------------                          -
     This Solicitation Statement is being furnished to Class A Members in connection with the solicitation by the Company of the consent of the Class A Members to the Amendments. NO FORMAL MEETING OF CLASS A MEMBERS WILL BE HELD.
     A properly executed consent form received by the Manager will be voted in accordance with the direction indicated by the Class A Member on the form. If no direction is indicated, a properly executed consent form received by the Manager will be voted in favor of all five of the Amendments. To be counted, a consent form must be received by the Manager no later than [45 days], subject to extension at the discretion of the Manager for up to an additional 60 days to permit Class A Members who have not voted by the end of the initial 45-day period to return their consent form. The consent form may be returned by mail to the Manager, c/o Georgeson Shareholder Communications, Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0666 or by hand delivery to 17 State Street, 10th Floor, Attention: Proxy Tabulation, New York, NY 10004. A postage paid envelope addressed to the Manager is enclosed. The consent form may also be returned to the Manager by facsimile at (877) 260-0406 (toll free). To be valid, a consent form must be signed by the record owner(s) of the Class A Units represented thereby as listed in the records of the Company on the Record Date. A Class A Member who signs and returns a consent form may revoke it by giving written notice of revocation to the Company or by executing and delivering a later-dated consent form, in either case by the last date on which consents must be returned to the Manager. All questions as to the validity (including time of receipt) of all consent forms will be determined by the Manager, which determinations will be final and binding. Pursuant to Article XVIII of the Operating Agreement, the consent of Class A Members holding more than 50% in the aggregate of the Class A Units held by all Class A Members is required for approval of each Amendment. As of the Record Date, there were 4,971,311 Class A Units outstanding. Accordingly, under the Operating Agreement, the Consent of Class A Members holding more than 2,485,656 Class A Units will be required for the adoption of each Amendment. Upon receipt of the requisite approval, it will be binding on all Class A Members, whether or not they consented.
     No  affiliates  of  the  Manager  own  any  Class  A  Units.
     This Solicitation Statement has been prepared under the direction of the Manager. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consent will be paid by the Company. In addition to soliciting the consent of Class A Members by mail, representatives of the Manager may, at the Company's expense, solicit the consent of Class A Members by telephone, telegraph, in person or by other means. In addition, the Manager has retained Georgeson Shareholder Communications, Inc. to solicit the consent of Class A Members. The fees of Georgeson Shareholder Communications, Inc. will be paid by the Company and are estimated to be $7,000, plus reimbursement for certain expenses.
     THE MANAGER RECOMMENDS THAT THE AMENDMENTS BE APPROVED AND URGES EACH CLASS A MEMBER TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY. ANY CLASS A MEMBER WITH QUESTIONS RELATING TO THE AMENDMENTS SHOULD TELEPHONE THE COMPANY AT (888) 204-8031. [CONFIRM THIS NUMBER]

  ADDITIONAL INFORMATION CONCERNING THE COMPANYADDITIONAL INFORMATION CONCERNING
  ---------------------------------------------
                                  THE COMPANY
                                  -          -
     The Class A Units are registered under the Securities Exchange Act of 1934 and as a result the Company files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be read at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like the Company who file electronically with the Commission. In addition, the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Report for the six-month period ended June 30, 2002 may be obtained by Class A Members from the Company by writing to the Company c/o ACS Securities Services, 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, Texas 75204.

         EXHIBIT A  PROPOSED AMENDMENT TO OPERATING AGREEMENT
         ---------                                                     -
The full text of the proposed Amendments to the Operating Agreement is as follows:
                                AMENDMENT NO. 1

                                       to

                 FIFTH AMENDED AND RESTATED OPERATING AGREEMENT



     THE FIFTH AMENDED AND RESTATED OPERATING AGREEMENT of Professional Lease Management Income Fund I, L.L.C., dated as of January 24, 1995, by and among PLM Financial Services, Inc., as the Manager and the Members referred to therein (the "Operating Agreement"), is hereby amended as of _______________, 2002, as follows:

                                   RECITALS:

     On the date hereof, a Majority in Interest of the Class A Members of the Company consented to certain amendments to the Operating Agreement, which are described in the Solicitation Statement and are set forth in this Amendment No. 1.

1. [PROPOSAL NO. 1] The following terms are hereby added to Section 1.04 in replacement of the corresponding terms in such Article:
"Company Assets" means each and all of the assets purchased, owned, operated and/or leased by the Company, or in which the Company has acquired a direct or indirect interest, whether tangible or intangible and whether real, personal or mixed, including, but not limited to, equipment, equipment leases, debt and equity securities of every type and description, direct finance leases, loans secured by equipment, variable rate leases, accounts or trade receivables and real estate.
2. [ALL PROPOSALS] The following terms are hereby added to Section 1.04 in their proper alphabetical position:
"Solicitation Statement" means the Solicitation Statement of the Company dated _______________, 2002, as amended or supplemented from time to time, pursuant to which the Consent of the Class A Members was obtained to the amendments to the Operating Agreement set forth herein.
3. [PROPOSAL NO. 1] As the context shall require or reasonably permit, wherever the term "Equipment" appears in the Operating Agreement it is hereby replaced by the term "Company Assets," and wherever the term "equipment" appears in the Operating Agreement, it is hereby replaced by the term "assets."

4.     [PROPOSAL NO. 1]  The purposes of the Company are as set forth in Section
1.05, as supplemented and modified by the Solicitation Statement. Without limiting the generality of the foregoing, the first paragraph of Section 1.05 is hereby deleted and the following inserted in place thereof:
1.05 Purpose of Company and Investment Objectives. The principal purpose of the Company is to invest in a diversified portfolio of Company Assets.
5. [PROPOSAL NO. 1] The following sentence is added at the end of the third paragraph of Section 1.05:
The Manager may invest the proceeds of any new financings and of the sale of any new securities which may be issued by the Company into the acquisition of, and capital improvements to, Company Assets during the term of this Agreement.
6. [PROPOSAL NO. 5 - FIRST CLAUSE OF SUBSTITUTE LANGUAGE; PROPOSAL NO. 4 - BALANCE OF SUBSTITUTE LANGUAGE] The proviso clause at the end of Section
2.02(c)  is  hereby  deleted  and  the  following  substituted in place thereof:
; provide guarantees and other forms of credit enhancement, including in connection with transactions involving Affiliates of the Manager, in exchange for a fee to be negotiated by the Manager; provided, however, that where long-term recourse borrowings are utilized by the Company they will be limited to approximately 20% of the aggregate cost of all cost of the Company Assets owned by the Company at the time any such borrowing is originated (there is no such limitation on nonrecourse borrowings of the Company) and all such borrowings will be nonrecourse to the Class A Members;
7. [PROPOSAL NO. 2] The following is hereby inserted as Section 2.02(y), and current Section 2.02(y) is hereby renumbered Section 2.02(z):
(y) Take any action that the Manager determines in its sole discretion to be necessary or appropriate, including, without limitation, amending this Agreement, to enable the Company to issue additional Units and one or more additional classes of Units (or other securities) with such designations, preferences and relative, participating, optional or other special rights, including special voting rights, and qualifications, limitations or restrictions thereof as shall be fixed by the Manager, and, in connection with the issuance of any such security, solicit and accept capital contributions in such amounts and at such times as the Manager may determine and admit new members and substituted members; provided that no such amendment will reduce the relative shares of the Class A Members and the Class B Members in the distributions of the Company.
8. [PROPOSAL NO. 3] Section 2.06(a) is hereby amended by adding the following sentence immediately following the first sentence of such Section:

As further compensation for providing asset management services not covered by the preceding sentence, IMI shall receive from the Company, on a monthly basis, as soon as reasonably practical following the close of each calendar month, an additional management fee equal to the lesser of (i) the fees which would be charged by an independent third party for similar services for similar assets,
(ii) fees which are substantially equivalent to those charged with respect to the assets covered by the preceding sentence, or (iii) the sum of (A) for those Company Assets which consist of publicly-traded securities, 1/12th of 1.5% of the fair market value of such securities, and (B) for those Company Assets which consist of the securities of an operating company that is not publicly traded,
(x) 1/12th of 2% (based upon the Company's percentage ownership in the operating company) of the gross monthly revenues of such company, if neither the Manager nor any Affiliate participated significantly in the management of such company, and (y) 1/12th of 5% (based upon the Company's percentage ownership in the operating company) of the gross monthly revenues of such company, if the Manager and/or its Affiliates participated significantly in the management of such company. Further, if the Manager or its Affiliates (including Controlling Persons) provide other services or benefits to any such operating company, they will be reimbursed for the actual cost to the Manager or its Affiliates of such services and benefits.
9. [PROPOSAL NO. 3] Section 2.06(e) of the Original Agreement is hereby deleted and the following substituted in lieu thereof:
(e) Limitation on Compensation. With respect to equipment in the Company's investment portfolio, the Manager shall provide to the Company, on an annual basis, a comparison, prepared in accordance with generally accepted accounting principles consistently applied, of (i) the maximum aggregate fees, compensation and promotional interest which may be paid by the Company to, and Interim Ownership Income or Loss (as defined below) received by, the Manager and its Affiliates under Section IV of the North American Securities Administrators Association, Inc. Statement of Policy Regarding Equipment Programs ("NASAA Guidelines") as in effect on the Effective Date (such amount being hereinafter referred to as the "NASAA Compensation Amount") with (ii) the aggregate fees, compensation and promotional interest paid by the Company to the Manager and its Affiliates under the terms of this Agreement with respect to such equipment (such amount being hereinafter referred to as the "Company Compensation Amount"). If such comparison demonstrates that the Company Compensation Amount exceeds the NASAA Compensation Amount, the Manager shall promptly contribute cash to the capital of the Company in the amount of such excess, plus interest not in excess of 2% above the annual rate of interest then publicly announced by the Bank of America, N.T. & S.A. as its reference rate, calculated from the point in time, if apparent, in which the excess occurred, which sum shall then, in its entirety, be distributed to the Class A Members in accordance with the number of Class A Units held by each. For purposes of this paragraph, "Interim

Ownership Income or Loss" means interim income or loss derived from entitlement to rents and obligations for expenses and liabilities with respect to any Equipment held by the Manager or an Affiliate until the Company acquires such Equipment. Specifically in connection with subsection (i) above, NASAA Guideline IV.C.2 is to be applied for purposes of determining the minimum amount of proceeds that would normally be required to be utilized for Investment in Equipment and for purposes of performing the comparative compensation analysis dictated by this Section 2.06(e). Under the NASAA Guidelines, a program must commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each 1% of indebtedness encumbering equipment or (ii) 75% of Capital Contributions.
Further, the Manager shall provide to the Company, on an annual basis, a description of all fees payable to the Manager and its Affiliates with respect to all other Company Assets and a comparison of such fees to fees which may be payable with respect to equipment.
10. [ALL PROPOSALS] Clause (2) of the second paragraph of Article XVIII is hereby deleted and the following clause substituted in lieu thereof:
(2) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provisions with respect to matters or questions arising under this Agreement, the Prospectus contained as part of the Registration Statement or the Solicitation Statement which will not be inconsistent with provisions of this Agreement;
11.     [PROPOSAL  NO.  2]  The last sentence of the second paragraph of Article
XVIII is hereby amended by deleting the word "and" preceding clause (6) and adding the following clauses at the end of such sentence:
; (7) to enable the Company to issue one or more additional classes of Units (or other securities) with such designations, preferences and relative, participating, optional or other special rights, including special voting rights, and qualifications, limitations or restrictions thereof as shall be fixed by the Manager (provided that such additional Units or other securities shall not reduce the relative shares of the Class A Members and the Class B Members in the distributions of the Company); and (8) modify this Agreement to carry out the matters approved by the Class A Members in accordance with the Solicitation Statement.
12. [ALL PROPOSALS] Except as specifically amended hereby, the Operating Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of _________________, 2002.


MANAGER:

PLM  FINANCIAL  SERVICES,  INC.


By:  _________________________________



CLASS  A  AND  B  MEMBERS:

By: PLM FINANCIAL SERVICES, INC., as Attorney-in-Fact for each such Person pursuant to Article XI of the Operating Agreement


By:  ______________________________

                                    EXHIBIT B
                                    ---------


SELECTED  FINANCIAL  DATA
-------------------------

                        For the Years Ended December 31,
         (In thousands of dollars, except weighted-average unit amounts)


                                             2001     2000      1999      1998      1997
                                          -------  --------  --------  -------  ---------

Operating results:
  Total revenues                          $27,818  $27,988   $26,483   $28,301  $ 22,920
  Net gain on disposition of
    equipment                               7,812    3,956        23     2,759     1,682
  Equity in net income (loss) of
    unconsolidated special-purpose
    entities                                  601     (176)    1,761     2,390     1,453
  Net income (loss)                         8,585    4,821    (2,401)    4,316    (2,052)

At year-end:
  Total assets                            $69,243  $71,683   $80,533   $99,635  $108,524
  Total liabilities                        23,615   28,013    29,935    28,905    29,337
  Note payable                             19,000   22,000    25,000    25,000    25,000
  Member's equity                         $45,628  $43.670   $50,598   $65,025   $72,474

Cash distributions                        $ 6,627  $11,701   $11,690   $11,765  $ 11,763

Members' equity                           $45,628  $43,670   $50,598   $65,025  $ 72,474

Cash distribution representing
   a return of capital to Class A
   members                                $    --  $ 6,880   $ 9,930   $ 7,405  $  9,998

Per weighted-average Class A unit:

Net income (loss) (See footnote 1)        $  1.51  $  0.62   $ (0.81)  $  0.52  $  (0.75)

Cash distributions                        $  1.11  $  2.00   $  1.99   $  2.00  $   2.00

Cash distribution representing a return
  of capital to Class A members           $    --  $  1.38   $  1.99   $  1.48  $   2.00


Footnotes:
1. After reduction of income of $1.0 million ($0.20 per weighted-average Class A unit) in 2001, $1.7 million ($0.34 per weighted-average Class A unit) in 2000, $1.7 million ($0.33 per weighted-average Class A unit) in 1999, $1.6 million ($0.33 per weighted-average Class A unit) in 1998, and $1.8 million ($0.35 per weighted-average Class A unit) in 1997, representing special allocations to the Manager (see Note 1 to the audited financial statements).

                   PROFESSIONAL LEASE MANAGEMENT INCOME FUND I


                          (A LIMITED LIABILITY COMPANY)


                              FINANCIAL STATEMENTS

                   PROFESSIONAL LEASE MANAGEMENT INCOME FUND I
                          (A LIMITED LIABILITY COMPANY)
                          INDEX TO FINANCIAL STATEMENTS










Independent auditors' reports

Balance sheets as of December 31, 2001 and 2000

Statements of operations for the years ended
  December 31, 2001, 2000, and 1999

Statement of changes in members' equity for the years ended
  December 31, 2001, 2000, and 1999

Statements of cash flows for the years ended
  December 31, 2001, 2000, and 1999

Notes to financial statements

Independent auditors' report on financial statement schedule

Schedule II Valuation and Qualifying Accounts

INDEPENDENT  AUDITORS'  REPORT



The  Members
Professional  Lease  Management  Income  Fund  I,  L.L.C.:


We have audited the accompanying balance sheet of Professional Lease Management Income Fund I, L.L.C. (the "Fund"), as of December 31, 2001, and the related statements of operations, changes in members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2001, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


/s/  Deloitte  &  Touche  LLP


Certified  Public  Accountants

Tampa,  Florida
March  8,  2002
  (July  11,  2002  as  to  Note  12)

INDEPENDENT  AUDITORS'  REPORT


The  Members
Professional  Lease  Management  Income  Fund  I,  L.L.C.:


We have audited the accompanying balance sheet of Professional Lease Management Income Fund I, L.L.C. ("the Fund") as of December 31, 2000 and the related statements of operations, changes in members' equity and cash flows for each of the years in the two-year period ended December 31, 2000. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Professional Lease Management Income Fund I, L.L.C. as of December 31, 2000 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.


/s/  KPMG  LLP

SAN  FRANCISCO,  CALIFORNIA
March  12,  2001

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                                 BALANCE SHEETS
                                  DECEMBER 31,
                 (in thousands of dollars, except unit amounts)


                                                                    2001       2000
                                                                 ---------  ---------
ASSETS

Equipment held for operating leases                              $ 89,833   $ 92,921
Less accumulated depreciation                                     (48,425)   (44,197)
                                                                 ---------  ---------
                                                                   41,408     48,724
Equipment held for sale                                                --      3,200
                                                                 ---------  ---------
  Net equipment                                                    41,408     51,924
                                                                 ---------  ---------

Cash and cash equivalents                                          21,837     11,291
Restricted cash                                                       553        813
Accounts receivable, less of allowance for doubtful accounts
  of $1,048 in 2001 and $48 in 2000                                 2,513      2,283
Investments in unconsolidated special-purpose entities              2,741      5,155
Debt placement fees, less accumulated amortization
    of $87 in 2001 and $70 in 2000                                     89        107
Prepaid expenses and other assets                                     102        110
                                                                 ---------  ---------
         Total assets                                            $ 69,243   $ 71,683
                                                                 ========   ========

LIABILITIES AND MEMBER'S EQUITY

Liabilities
Accounts payable and accrued expenses                            $    625   $    555
Due to affiliates                                                     251        917
Lessee deposits and reserves for repairs                            3,739      4,541
Note payable                                                       19,000     22,000
                                                                 ---------  ---------
  Total liabilities                                                23,615     28,013
                                                                 ========   ========

Commitments and contingencies

Members' equity
Class A members (4,971,311 units at December 31, 2001 and 2000)    45,628     43,670
Class B member                                                         --         --
                                                                 ---------  ---------
    Total members' equity                                          45,628     43,670
                                                                 ---------  ---------
     Total liabilities and members' equity                       $ 69,243   $ 71,683
                                                                 ========   ========


                 See accompanying notes to financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                            STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,
         (in thousands of dollars, except weighted-average unit amounts)


                                                      2001     2000      1999
                                                    -------  --------  --------
REVENUES

Lease revenue                                       $19,198  $22,949   $26,113
Interest and other income                               808    1,083       347
Net gain on disposition of equipment                  7,812    3,956        23
                                                    -------  --------  --------
  Total revenues                                     27,818   27,988    26,483
                                                    -------  --------  --------

EXPENSES

Depreciation and amortization                         9,554   12,833    14,849
Repairs and maintenance                               1,779    2,517     2,633
Equipment operating expenses                          2,855    2,515     3,142
Insurance expense                                       468      294       428
Management fees to affiliate                          1,277    1,232     1,396
Interest expense                                      1,613    1,833     1,833
General and administrative expenses to affiliates       546      853       952
Other general and administrative expenses               741      919       721
Provision for (recovery of) bad debt expense          1,001       (5)       38
Loss on revaluation of equipment                         --       --     3,931
                                                    -------  --------  --------
  Total expenses                                     19,834   22,991    29,923
                                                    -------  --------  --------

Minority interest                                        --       --      (590)
                                                    -------  --------  --------

Equity in net income (loss) of unconsolidated
  special-purpose entities                              601     (176)    1,761
                                                    -------  --------  --------

Income (loss) before cumulative effect of
  accounting change                                   8,585    4,821    (2,269)

Cumulative effect of accounting change                   --       --      (132)
                                                    -------  --------  --------

Net income (loss)                                   $ 8,585  $ 4,821   $(2,401)
                                                    -------  --------  --------

MEMBERS' SHARE OF NET INCOME (LOSS)

Class A members                                     $ 7,488  $ 3,066   $(4,029)
Class B member                                        1,097    1,755     1,628
                                                    -------  --------  --------

Total                                               $ 8,585  $ 4,821   $(2,401)
                                                    =======  =======   ========

Net income (loss) per weighted-average
  Class A unit                                      $  1.51  $  0.62   $ (0.81)
                                                    =======  =======   ======

Cash distributions                                  $ 6,627  $11,701   $11,690
                                                    =======  =======   ======

Cash distribution per weighted-average
  Class A unit                                      $  1.11  $  2.00   $  1.99
                                                    =======  =======   =======




                 See accompanying notes to financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     STATEMENT OF CHANGES IN MEMBERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999
                            (in thousands of dollars)




                                            Class A    Class B    Total
                                            --------   ---------  ---------

  Members' equity as of December 31, 1998   $ 64,893   $    132   $ 65,025

Net income (loss)                             (4,029)     1,628     (2,401)

Purchase of Class A units                       (336)        --       (336)

Cash distributions                            (9,930)    (1,760)   (11,690)
                                            --------   ---------  ---------

  Members' equity as of December 31, 1999     50,598         --     50,598

Net income                                     3,066      1,755      4,821

Purchase of Class A units                        (48)        --        (48)

Cash distributions                            (9,946)    (1,755)   (11,701)
                                            --------   ---------  ---------

Members' equity as of December 31, 2000       43,670         --     43,670

Net income                                     7,488      1,097      8,585

Cash distributions                            (5,530)    (1,097)    (6,627)
                                            --------   ---------  ---------

Members' equity as of December 31, 2001     $ 45,628   $     --   $ 45,628
                                            ========   =========  ========



                 See accompanying notes to financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,
                            (in thousands of dollars)


OPERATING ACTIVITIES                                              2001       2000       1999
                                                               --------  ---------  ---------
Net income (loss)                                              $ 8,585   $  4,821   $ (2,401)

Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
  Depreciation and amortization                                  9,554     12,833     14,849
  Provision for (recovery of) bad debt expense                   1,001         (5)        38
  Loss on revaluation of equipment                                  --         --      3,931
  Net gain on disposition of equipment                          (7,812)    (3,956)       (23)
  Cumulative effect of accounting change                            --         --        132
  Equity in net (income) loss of unconsolidated special
      purpose entities                                            (601)       176     (1,761)
  Changes in operating assets and liabilities:
    Restricted cash                                                260       (360)      (491)
    Accounts receivable, net                                    (1,230)      (273)      (131)
    Prepaid expenses and other assets                                8         (2)       156
    Accounts payable and accrued expenses                           45        (25)        (3)
    Due to affiliates                                             (666)       261        276
    Lessee deposits and reserves for repairs                        25      1,207        781
    Minority interest                                               --         --       (676)
                                                               --------  ---------  ---------
          Net cash provided by operating activities              9,169     14,677     14,677
                                                               --------  ---------  ---------

INVESTING ACTIVITIES
Payments for purchase of equipment                              (2,263)   (19,484)   (11,397)
Liquidation distributions from unconsolidated special-
      purpose entities                                             931        182     14,282
Distributions from unconsolidated special-purpose entities       2,084      2,204      2,173
Proceeds from disposition of equipment                          10,106     16,864        168
                                                               --------  ---------  ---------
         Net cash provided by (used in) investing activities    10,858       (234)     5,226
                                                               --------  ---------  ---------

FINANCING ACTIVITIES
Payments on note payable                                        (3,000)    (3,000)        --
Cash distributions to Class A members                           (5,384)    (9,946)    (9,930)
Cash distributions to Class B member                            (1,097)    (1,755)    (1,760)
Purchase of Class A units                                           --        (48)      (336)
                                                               --------  ---------  ---------
      Net cash used in financing activities                     (9,481)   (14,749)   (12,026)
                                                               --------  ---------  ---------

Net increase (decrease) in cash and cash equivalents            10,546       (306)     7,877
Cash and cash equivalents at beginning of year                  11,291     11,597      3,720
                                                               --------  ---------  ---------
Cash and cash equivalents at end of year                       $21,837   $ 11,291   $ 11,597
                                                               ========  =========  ========

SUPPLEMENTAL INFORMATION
Interest paid                                                  $ 1,617   $  1,833   $  1,833
                                                               ========  =========  ========





                 See accompanying notes to financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

1.          Basis  of  Presentation
            -----------------------

     Organization
     ------------

     Professional Lease Management Income Fund I, L.L.C., a Delaware Limited Liability Company (the "Fund") was formed on August 22, 1994, to engage in the business of owning, leasing, or otherwise investing in predominately used transportation and related equipment. PLM Financial Services, Inc. (FSI) is the Manager of the Fund. FSI is a wholly-owned subsidiary of PLM International, Inc. (PLM International or PLMI).

On May 13, 1996, the Fund ceased its offering for Class A Units. As of December 31, 2001, there were 4,971,311 Units outstanding.

The Fund will terminate on December 31, 2010, unless terminated earlier upon sale of all equipment or by certain other events. Beginning in the Fund's seventh year of operations, which commences on January 1, 2003, the Manager will stop purchasing additional equipment. Excess cash, if any, less reasonable reserves, will be distributed the Members.

The Manager (Class B Member) controls and manages the affairs of the Fund. The Manager paid out of its own corporate funds (as a capital contribution to the Fund) all organization and syndication expenses incurred in connection with the offering; therefore, 100% of the net cash proceeds received by the Fund from the sale of Class A Units were used to purchase equipment and established any required cash reserves. For its contribution, the Manager is generally entitled to a 1% interest in profits and losses and 15% interest in the Fund's cash distributions subject to certain special allocation provisions (see Net Income
(Loss) and Distributions Per Unit, below). After the investors receive cash distributions equal to their original capital contributions, the Manager's interest in the cash distributions of the Fund will increase to 25%.

     The operating agreement includes a redemption provision. Upon the conclusion of the 30-month period immediately following the termination of the offering, which was in November 1998, the Fund may, at the Manager's sole discretion, redeem up to 2% of the outstanding units each year. The purchase price paid by the Fund for outstanding Class A Units upon redemption will be equal to 105% of the amount Class A Members paid for the Class A Units, less the amount of cash distributions Class A Members have received relating to such Class A Units. The price may not bear any relationship to the fair market value of a Class A Unit. During 2000, the Fund purchased 4,010 units for $48,000. No units were purchased during 2001.

The Manager has decided that it will not purchase any units under the redemption plan in 2002. The Manager may purchase additional units on behalf of the Fund in the future.

Estimates
---------

These financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. This requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Operations
----------

     The equipment of the Fund is managed, under a continuing management agreement, by PLM Investment Management, Inc. (IMI), a wholly-owned subsidiary of FSI. IMI receives a monthly management fee from the Fund for managing the equipment (see Note 2). FSI, in conjunction with its subsidiaries, sells equipment to investor programs and third parties, manages pools of equipment under agreements with investor programs, and is a general partner of other programs.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

1.          Basis  of  Presentation  (continued)
            -----------------------

Accounting  for  Leases
-----------------------

The Fund's leasing operations generally consist of operating leases. Under the operating lease method of accounting, the leased asset is recorded at cost and depreciated over its estimated useful life. Rental payments are recorded as revenue over the lease term as earned in accordance with Statement of Financial Accounting Standards (SFAS) No. 13, "Accounting for Leases" (SFAS No. 13). Lease origination costs are capitalized and amortized over the term of the lease.

Depreciation  and  Amortization
-------------------------------

Depreciation of transportation equipment held for operating leases is computed on the double-declining balance method taking a full month's depreciation in the month of acquisition, based upon estimated useful lives of 15 years for railcars, and 12 years for most other types of equipment. Certain aircraft are depreciated under the double-declining balance method over the lease term which approximate their economic life. The depreciation method changes to straight line when the annual depreciation expense using the straight-line method exceeds that calculated by the double-declining balance method. Major expenditures that are expected to extend the useful lives or reduce future operating expenses of equipment are capitalized and amortized over the estimated remaining life of the equipment. Debt placement fees are amortized over the term of the related loan using the straight-line method that approximates the effective interest method (see Note 7).

Transportation  Equipment
-------------------------

Equipment held for operating leases is stated at cost less any reductions to the carrying value as required by SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121). Equipment held for sale is stated at the lower of the equipment's depreciated cost or fair value, less cost to sell, and is subject to a pending contract for sale.

In accordance with SFAS No. 121, the Manager reviews the carrying value of the Fund's equipment portfolio at least quarterly and whenever circumstances indicate that the carrying values of an asset may not be recoverable due to expected future market conditions. If the projected undiscounted cash flows and the fair market value of the equipment are less than the carrying value of the equipment, a loss on revaluation is recorded. Reductions of $3.9 million to the carrying value of owned marine vessels were required during 1999. No revaluations to owned equipment were required in 2001 and 2000 or to partially owned equipment in 2001, 2000, and 1999.

In October 2001, Financial Accounting Standards Board issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144), which replaces SFAS No. 121. SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity, and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001.

The Fund will apply the new rules on accounting for the impairment or disposal of long-lived assets beginning in the first quarter of 2002, and they are not anticipated to have an impact on the Fund's earnings or financial position.

Investments  in  Unconsolidated  Special-Purpose  Entities
----------------------------------------------------------

The Fund has interests in unconsolidated special-purpose entities (USPEs) that own transportation equipment. These are single purpose entities that do not have any debt or other financial encumbrances and are accounted for using the equity method. The Fund owned a majority interest in an entity that owned a mobile offshore drilling unit. In September 1999, the Manager amended the corporate-by-laws of USPEs in which the Fund, or any affiliated program, owns an interest greater than 50%. The amendment to the corporate-by-laws provided that all decisions regarding the acquisition and disposition

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

1.          Basis  of  Presentation  (continued)
            -----------------------

Investments  in  Unconsolidated  Special-Purpose  Entities  (continued)
----------------------------------------------------------

of the investment as well as other significant business decisions of that investment would be permitted only upon unanimous consent of the Fund and all the affiliated programs that have an ownership in the investment. As such, although the Fund may own a majority interest in an USPE, the Fund does not control its management and thus the equity method of accounting is used after adoption of the amendment. As a result of the amendment, as of September 30, 1999, all jointly owned equipment in which the Fund owned a majority interest, which had been consolidated, were reclassified to investments in USPEs. Accordingly, as of December 31, 2001 and 2000, the balance sheet reflects all investments in USPEs on an equity basis.

The Fund's interests in USPEs are managed by IMI. The Fund's equity interest in the net income (loss) of USPEs is reflected net of management fees paid or payable to IMI.

Repairs  and  Maintenance
-------------------------

Repairs and maintenance costs related to marine vessels, railcars, and trailers are usually the obligation of the Fund and are charged against operations as incurred. Costs associated with marine vessel dry-docking are estimated and accrued ratably over the period prior to such dry-docking. If a marine vessel is sold and there is a balance in the dry-docking reserve account for that marine vessel, the balance in the reserve account is included as additional gain on disposition. Maintenance costs of aircraft and marine containers are the obligation of the lessee. To meet the maintenance requirements of certain aircraft airframes and engines, reserve accounts are prefunded by the lessee over the period of the lease based on the number of hours this equipment is used, times the estimated rate to repair this equipment. If repairs exceed the amount prefunded by the lessee, the Fund has the obligation to fund and accrue the difference. If the aircraft is sold and there is a balance in the reserve account for repairs to that aircraft, the balance in the reserve account is reclassified as additional gain on disposition. The aircraft reserve accounts and marine vessel dry-docking reserve accounts are included in the accompanying balance sheets as lessee deposits and reserves for repairs.

Net  Income  (Loss)  and  Distributions  per  Unit
--------------------------------------------------

The net profits and losses of the Fund are generally allocated 1% to the Class B Member and 99% to the Class A Members. The Class B Member or Manager will be specially allocated (i) 100% of the Fund's organizational and offering cost amortization expenses and (ii) income equal to the excess of cash distribution over the Manager's 1% share of net profits. The effect on the Class A Members of this special income allocation will be to increase the net loss or decrease the net profits allocable to the Class A Members by an equal amount. During 2001, the Manager received a special allocation of income of $1.0 million ($1.7 million in 2000 and 1999) in excess of its prorata ownership share. Cash distributions of the Fund are generally allocated 85% to the Class A Members and 15% to the Manager and may include amounts in excess of net income. After the investors receive cash distributions equal to their original capital contributions the Manager's interest in the cash distributions of the Fund will increase to 25%. The Class A Members' net income (loss) is allocated among the Class A Members based on the number of Class A units owned by each member and on the number of days of the year each member is in the Fund.

Cash distributions are recorded when paid. Monthly unitholders receive a distribution check 15 days after the close of the previous month's business and quarterly unitholders receive a distribution check 45 days after the close of the quarter.

Cash distributions to Class A Unitholders in excess of net income are considered a return of capital. Cash distributions to Class A Unitholders of $6.9 million and $9.9 million in 2000 and 1999, respectively, were deemed to be a return of capital. None of the cash distributions paid during 2001 were deemed to be a return of capital.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

1.          Basis  of  Presentation  (continued)
            -----------------------

Net  Income  (Loss)  and  Distributions  per  Unit  (continued)
--------------------------------------------------

Cash distributions related to the fourth quarter of 2001 of $0.9 million, 2000 of $1.2 million, and 1999 of $1.7 million, were paid during the first quarter of 2002, 2001, and 2000, respectively.

Net  Income  (Loss)  Per  Weighted-Average  Class  A  Unit
----------------------------------------------------------

Net income (loss) per weighted-average Class A unit was computed by dividing net income (loss) attributable to Class A Members by the weighted-average number of Class A units deemed outstanding during the period. The weighted-average number of Class A units deemed outstanding during the years ended December 31, 2001, 2000, and 1999 were 4,971,311, 4,971,968, and 4,982,336 respectively.

Cash  and  Cash  Equivalents
----------------------------

The Fund considers highly liquid investments that are readily convertible to known amounts of cash with original maturities of three months or less as cash equivalents. The carrying amount of cash equivalents approximates fair market value due to the short-term nature of the investments.

Restricted  Cash
----------------

As of December 31, 2001, restricted cash consists of bank accounts and short-term investments that are primarily subject to withdrawal restrictions per loan and other legally binding agreements. As of December 31, 2000, restricted cash represented lessee security deposits held by the Fund.

Comprehensive  Income  (Loss)
-----------------------------

The Fund's comprehensive income (loss) is equal to net income (loss) for the years ended December 31, 2001, 2000, and 1999.

New  Accounting  Standards
--------------------------

On June 29, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" (SFAS No.
142), was approved by the FASB. SFAS No. 142 changes the accounting for goodwill and other intangible assets determined to have an indefinite useful life from an amortization method to an impairment-only approach. Amortization of applicable intangible assets will cease upon adoption of this statement. The Fund is required to implement SFAS No. 142 on January 1, 2002 and it has not yet determined the impact, if any, this statement will have on its financial position or results of operations.

2.     Manager  and  Transactions  with  Affiliates
       --------------------------------------------

An officer of FSI contributed the $100 of the Fund's initial capital. Under the equipment management agreement, IMI, subject to certain reductions, receives a monthly management fee attributable to either owned equipment or interests in equipment owned by the USPEs equal to the lesser of (i) the fees that would be charged by an independent third party for similar services for similar equipment or (ii) the sum of (A) for that equipment for which IMI provides only basic equipment management services, (a) 2% of the gross lease revenues attributable to equipment which is subject to full payout net leases, (b) 5% of the gross lease revenues attributable to equipment that is subject to operating leases, and (B) for that equipment for which IMI provides supplemental equipment management services, 7% of the gross lease revenues attributable to equipment for which IMI provides both management and additional services. The Fund reimbursed FSI $0.5 million, $0.9 million, and $1.0 million for data processing expenses and other administrative services performed on behalf of the Fund during 2001, 2000, and 1999.

The Fund's proportional share of USPE management fees to affiliate were $0.1 million, $0.1 million, and $0.2 million during 2001, 2000, and 1999, respectively, and the Partnership's proportional share of administrative and data processing expenses to affiliate were $0.1 million, $34,000, and $46,000 during

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

2.     Manager  and  Transactions  with  Affiliates  (continued)
       --------------------------------------------

2001, 2000, and 1999, respectively. Both of these affiliate expenses reduced the Fund's proportional share of the equity interest in income in USPEs.

During  the  liquidation phase of the Fund, Transportation Equipment Corporation
(TEC) will be entitled to receive an equipment liquidation fee equal to the lesser of (i) 3% of the sales price of equipment sold on behalf of the Fund, or
(ii) 50% of the "Competitive Equipment Sale Commission," as defined in the agreement, if certain conditions are met. TEC is a wholly-owned subsidiary of the Manager. In certain circumstances, the Manager will be entitled to a monthly re-lease fee for re-leasing services following the expiration of the initial lease, charter or other contract for certain equipment equal to the lesser of (a) the fees which would be charged by an independent third party for comparable services for comparable equipment or (b) 2% of gross lease revenues derived from such re-lease, provided, however; that no re-lease fee shall be payable if such fee would cause the combination of the equipment management fee paid to IMI and the re-lease fees with respect to such transactions to exceed 7% of gross lease revenues.

The Fund had an interest in certain equipment in conjunction with affiliated programs during 2001, 2000, and 1999 (see Note 4).

The balance due to affiliates as of December 31, 2001, included $0.3 million due to FSI and its affiliates for management fees. The balance due to affiliates as of December 31, 2000, included $0.2 million due to FSI and its affiliates for management fees and $0.7 million due to affiliated USPEs.

3.     Equipment
       ---------

The components of owned equipment as of December 31, are as follows (in thousands of dollars):


Equipment Held for Operating Leases      2001       2000
-----------------------------------  ---------  ---------

Marine containers                    $ 31,405   $ 29,160
Railcars                               19,495     19,520
Marine vessel                          17,000     17,000
Aircraft                               15,358     20,605
Trailers                                6,575      6,636
                                     ---------  ---------
                                       89,833     92,921
Less accumulated depreciation         (48,425)   (44,197)
                                     ---------  ---------
                                       41,408     48,724
Equipment held for sale                    --      3,200
                                     ---------  ---------
  Net equipment                      $ 41,408   $ 51,924
                                     ========   ========


Revenues are earned under operating leases. A portion of the Fund's marine containers are leased to operators of utilization-type leasing pools that include equipment owned by unaffiliated parties. In such instances, revenues earned by the Fund consist of a specified percentage of the total revenues generated by leasing the pooled equipment to sublessees after deducting certain direct operating expenses of the pooled equipment. The Fund's marine vessel is operating on short-term leases which usually have a duration of less than one year. Lease revenues for trailers operating with short-line railroad systems are based on a per-diem lease in the free running railroad interchange. Rents for the remaining equipment are based on fixed rates.

Equipment held for operating leases is stated at cost less any reductions to the carrying value as required by SFAS No. 121. During 1999, reductions to the carrying value of marine vessels of $3.9 million were required. No reductions were required to the carrying value of wholly owned equipment during 2001 or 2000.

As of December 31, 2000, a marine vessel was held for sale at the lower of the equipment's depreciated cost or fair value, less cost to sell, and was subject to a pending contract for sale. No equipment was held for sale as of December 31, 2001.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

3.     Equipment  (continued)
       ---------

As of December 31, 2001, all owned equipment in the Fund's portfolio was on lease except for 62 railcars with a net book value of $0.5 million. As of December 31, 2000, all owned equipment in the Fund's portfolio was on lease except for 66 railcars with a net book value of $0.7 million.

During the year ended December 31, 2001, the Fund purchased marine containers for $2.3 million. During the year ended December 31, 2000, the Fund purchased marine containers and trailers for a total cost of $19.5 million.

During the year ended December 31, 2001, the Fund sold or disposed of a marine vessel that was held for sale at December 31, 2000, an aircraft, marine containers, trailers, and railcars with an aggregate net book value of $3.2 million, for proceeds of $10.2 million. Included in the 2001 net gain on disposition of assets is the unused portion of aircraft engine reserves of $0.8 million. During the year ended December 31, 2000, the Fund sold marine vessels, trailers, and railcars with an aggregate net book value of $13.3 million, for proceeds of $16.7 million. Included in the 2000 net gain on disposition of assets is the unused portion of marine vessel dry-docking of $0.5 million.

All owned equipment on lease is being accounted for as operating leases. Future minimum rent under noncancelable operating leases as of December 31, 2001 for the owned equipment during each of the next five years are approximately $9.5 million in 2002; $4.5 million in 2003; $2.9 million in 2004; $0.7 million in 2005; and $37,000 in 2006 and thereafter. Per diem and short-term rentals consisting of utilization rate lease payments included in revenues amounted to approximately $10.2 million, $6.2 million and $3.3 million in 2001, 2000, and 1999, respectively.

4.     Investments  in  Unconsolidated  Special  Purpose  Entities
       -----------------------------------------------------------

The Fund owns equipment jointly with affiliated programs. These are single purpose entities that do not have any debt or financial encumbrances.

In September 1999, the Manager amended the corporate-by-laws of USPEs in which the Fund, or any affiliated program, owned an interest greater than 50%. The amendment to the corporate-by-laws provided that all decisions regarding the acquisition and disposition of the investment as well as other significant business decisions of that investment would be permitted only upon unanimous consent of the Fund and all the affiliated programs that have an ownership in the investment. As such, although the Fund may own a majority interest in a USPE, the Fund does not control its management and thus the equity method of accounting is used after adoption of the amendment. As a result of the amendment, as of September 30, 1999, all jointly owned equipment in which the Fund owned a majority interest, which had been consolidated, were reclassified to investments in USPEs. Accordingly, as of December 31, 2001 and 2000, the balance sheets reflect all investments in USPEs on an equity basis.

The net investments in USPEs include the following jointly-owned equipment as of December 31, (and related assets and liabilities) (in thousands of dollars):


                                                                    2001     2000
                                                                  =======  ======
    50% interest in a trust owning an MD-82 stage III commercial
              aircraft                                            $2,722   $3,534
    50% interest in a trust owning an MD-82 stage III commercial
              aircraft                                                32      921
    50% interest in a trust that owned a container marine vessel     (13)     700
                                                                 --------  ------
        Net investments                                           $2,741   $5,155
                                                                  =======  ======


As of December 31, 2001 and 2000, all jointly-owned equipment in the Fund's USPE portfolio was on lease.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

4.     Investments  in  Unconsolidated  Special  Purpose  Entities  (continued)
       -----------------------------------------------------------

During 2001, the Manager sold the Fund's 50% interest in an entity that owned a container marine vessel. The Fund's interest in this entity was sold for proceeds of $0.9 million for its net investment of $0.8 million. Included in the net gain on sale of this entity was the unused portion of marine vessel dry-docking liability of $0.2 million.

The following summarizes the financial information for the special-purpose entities and the Fund's interests therein as of and for the years ended December 31, 2001, 2000, and 1999 (in thousands of dollars):

                        2001                   2000                      1999
                        ----                   ----                      ----

                   Total   Net Interest   Total     Net Interest    Total    Net Interest
                   USPEs   of Fund        USPEs     of Fund         USPEs    of Fund
                   ======  =============  ========  =============  ========  =============
Net Investments    $5,523  $       2,741  $10,659   $       5,155   $16,183  $       7,717
Lease revenues      3,719          1,859    5,498           2,749     4,314          3,124
Net income (loss)     894            601     (499)           (176)    7,282          1,761


All jointly owned equipment on lease is being accounted for as operating leases. Future minimum rent under noncancelable operating leases as of December 31, 2001 for the jointly owned equipment during each of the next five years are approximately $1.3 million in 2002; $1.3 million in 2003; $1.3 million in 2004; $1.3 million in 2005; $1.3 million in 2006; and $2.3 million thereafter.

5.     Operating  Segments
       -------------------

The Fund operates or operated in six primary operating segments: marine container leasing, aircraft leasing, railcar leasing, marine vessel leasing, trailer leasing, and mobile offshore drilling unit (MODU) leasing. Each equipment leasing segment engages in short-term to mid-term operating leases to a variety of customers.

The Manager evaluates the performance of each segment based on profit or loss from operations before interest expense and certain general and administrative and operations support expenses. The segments are managed separately due to different business strategies for each operation.



                      (This space intentionally left blank)

PROFESSIONAL  LEASE  MANAGEMENT  INCOME  FUND  I,  L.L.C.
     (A  Delaware  Limited  Liability  Company)
     NOTES  TO  FINANCIAL  STATEMENTS

5.     Operating  Segments  (continued)

The following tables present a summary of the operating segments (in thousands of dollars):

                                          Marine                             Marine
                                          Container   Aircraft    Railcar    Vessel     Trailer
For the year ended December 31, 2001      Leasing     Leasing     Leasing    Leasing    Leasing    Other1    Total
------------------------------------       ---------   --------    --------   --------  --------   -------  --------
Revenues
  Lease revenue                           $    5,196  $   3,971   $  3,357   $  5,548   $  1,126   $    --   $19,198
  Interest and other income                       --         33          8         56         --       711       808
  Net gain on disposition of equipment             7      6,820          8        963         14        --     7,812
                                           ---------   --------    --------   --------  --------   -------  --------
    Total revenues                             5,203     10,824      3,373      6,567      1,140       711    27,818
                                           ---------   --------    --------   --------  --------   -------  --------

Costs and expenses
  Operations support                              72         25        671      3,713        512       109     5,102
  Depreciation and amortization                4,529      1,543      1,288      1,776        400        18     9,554
  Interest expense                                --         --         --         --         --     1,613     1,613
  Management fees to affiliate                   260        466        224        270         57        --     1,277
  General and administrative expenses              1         24         87         58        190       927     1,287
  Provision for (recovery of) bad debts           --        894        (27)       154        (20)       --     1,001
                                           ---------   --------    --------   --------  --------   -------  --------
    Total costs and expenses                   4,862      2,952      2,243      5,971      1,139     2,667    19,834
                                           ---------   --------    --------   --------  --------   -------  --------
  Equity in net income of USPEs                   --        370         --        231         --        --       601
                                           ---------   --------    --------   --------  --------   -------  --------
    Net income (loss)                     $      341  $   8,242   $  1,130   $    827   $      1   $(1,956)  $ 8,585
                                           =========  =========   ========   ========   ========   =======   =======
Total assets as of December 31, 2001      $   23,829  $   3,280   $  8,494   $  9,258   $  2,354   $22,028   $69,243
                                           =========  =========   ========   ========   ========   =======   =======

                                            Marine                             Marine
                                            Container   Aircraft    Railcar    Vessel    Trailer
For the year ended December 31, 2000        Leasing     Leasing     Leasing    Leasing   Leasing   Other1    Total
------------------------------------       ---------   --------    --------   --------  --------   -------  --------
Revenues
  Lease revenue                           $    4,113  $   4,057   $  3,652   $  7,645   $  3,482   $    --   $22,949
  Interest and other income                       --          2          6        657         --       418     1,083
  Net gain on disposition of equipment            --         --         84      1,798      2,074        --     3,956
                                           ---------   --------    --------   --------  --------   -------  --------
    Total revenues                             4,113      4,059      3,742     10,100      5,556       418    27,988
                                           ---------   --------    --------   --------  --------   -------  --------

Costs and expenses
  Operations support                              18         35        609      3,731        895        38     5,326
  Depreciation and amortization                3,428      2,314      1,499      4,347      1,227        18    12,833
  Interest expense                                --         --         --         --         --     1,833     1,833
  Management fees to affiliate                   206        203        241        384        198        --     1,232
  General and administrative expenses             --         12         97         81        718       864     1,772
  Provision for (recovery of) bad debts           --         --          1         --         (6)       --        (5)
                                           ---------   --------    --------   --------  --------   -------  --------
    Total costs and expenses                   3,652      2,564      2,447      8,543      3,032     2,753    22,991
                                           ---------   --------    --------   --------  --------   -------  --------
  Equity in net income (loss) of USPEs            --        (95)        --       (255)        --       174      (176)
                                           ---------   --------    --------   --------  --------   -------  --------
    Net income (loss)                     $      461  $   1,400   $  1,295   $  1,302   $  2,524   $(2,161)  $ 4,821
                                           =========  =========   ========   ========   ========   =======   =======
Total assets as of December 31, 2000      $   25,866  $   6,388   $  9,767   $ 15,362   $  2,793   $11,507   $71,683
                                           =========  =========   ========   ========   ========   =======   =======



1 Includes certain assets not identifiable to a specific segment such as cash, debt placement fees, and prepaid expenses. Also includes interest income and costs not identifiable to a particular segment, such as, interest expense, and certain amortization, general and administrative, and operations support expenses. Also includes gain from the sale from an investment in an entity that owned a mobile offshore drilling unit.

PROFESSIONAL  LEASE  MANAGEMENT  INCOME  FUND  I,  L.L.C.
     (A  Delaware  Limited  Liability  Company)
     NOTES  TO  FINANCIAL  STATEMENTS


5.     Operating  Segments  (continued)

                                                              Marine
                                         Aircraft   Railcar   Vessel     Trailer   MODU
For the Year Ended December 31, 1999     Leasing    Leasing   Leasing    Leasing   Leasing    Other2    Total
------------------------------------     ---------  --------  --------   --------  --------  --------  --------
Revenues
  Lease revenue                          $   4,057  $  3,804  $  9,501   $  3,864  $  3,560   $ 1,327   $26,113
  Interest and other income                     38         9         5         --        --       295       347
  Net gain on disposition
    of equipment                                --        15        --          8        --        --        23
                                          ---------  --------  --------   --------  --------  --------  --------
    Total revenues                           4,095     3,828     9,506      3,872     3,560     1,622    26,483
                                          ---------  --------  --------   --------  --------  --------  --------

Costs and expenses
  Operations support                            29       625     4,511        888        66        84     6,203
  Depreciation and amortization              2,571     1,739     6,012      1,481     1,748     1,298    14,849
  Interest expense                              --        --        --         --        --     1,833     1,833
  Management fees to affiliate                 203       250       475        224       178        66     1,396
  General and administrative expenses           34        71        59        758        75       676     1,673
  Provision for bad debt expense                --        13        --         25        --        --        38
  Loss on revaluation of equipment              --        --     3,931         --        --        --     3,931
                                          ---------  --------  --------   --------  --------  --------  --------
    Total costs and expenses                 2,837     2,698    14,988      3,376     2,067     3,957    29,923
                                          ---------  --------  --------   --------  --------  --------  --------
Minority interest                               --        --        --         --      (590)       --      (590)
                                          ---------  --------  --------   --------  --------  --------  --------
Equity in net income (loss) of USPEs         1,836        --      (281)        --       206        --     1,761
                                          ---------  --------  --------   --------  --------  --------  --------
Income (loss) before cumulative effect
    of accounting change                     3,094     1,130    (5,763)       496     1,109    (2,335)   (2,269)
Cumulative effect of accounting change          --        --        --         --        --      (132)     (132)
                                          ---------  --------  --------   --------  --------  --------  --------
    Net income (loss)                    $   3,094  $  1,130  $ (5,763)  $    496  $  1,109   $(2,467)  $(2,401)
                                         =========  ========  =========  ========  ========   ========  ========



6.     Geographic  Information

The Fund owns certain equipment that is leased and operated internationally. A limited number of the Fund's transactions are denominated in a foreign currency. Gains or losses resulting from foreign currency transactions are included in the results of operations and are not material.

The Fund leases aircraft, railcars and trailers to lessees domiciled in four geographic regions: United States, South America, Canada, and Europe. The marine vessels, mobile offshore drilling unit and marine containers were leased to multiple lessees in different regions who operated the equipment worldwide.

The following table sets forth lease revenue information by region for the owned equipment and investments in USPEs for the years ended December 31, are as follows (in thousands of dollars):

                       Owned  Equipment             Investments  in  USPEs
                       ================             ======================

  Region                 2001     2000     1999       2001    2000    1999
  -------             -------   ------   ------      -----  ------  ------
  United States       $ 3,168  $ 5,081  $ 6,187     $1,505  $2,124  $2,123
  South America         3,972    4,057    4,057         --      --      --
  Canada                1,314    2,053    1,480         --      --      --
  Rest of the world    10,744   11,758   14,389        354     625   1,001
                      -------   ------   ------      -----  ------  ------
      Lease revenues  $19,198  $22,949  $26,113     $1,859  $2,749  $3,124
                      -------   ------   ------      -----  ------  ------




2 Includes interest income and costs not identifiable to a particular segment, such as interest expense, and certain amortization, general and administrative expenses, and operations support expenses. Also includes the lease revenue of $1.3 million, depreciation expense of $1.3 million, and management fee of $0.1 million for marine containers.

PROFESSIONAL  LEASE  MANAGEMENT  INCOME  FUND  I,  L.L.C.
     (A  Delaware  Limited  Liability  Company)
     NOTES  TO  FINANCIAL  STATEMENTS

6.     Geographic  Information  (continued)

The following table sets forth income (loss) information by region for owned equipment and investments in USPEs for the years ended December 31, are as follows (in thousands of dollars):



                                   Owned  Equipment            Investments  in  USPEs
                                   ================            ======================


  Region                        2001      2000      1999        2001   2000      1999
  -------                    -------   -------   -------       -----  ------  --------
  United States              $   714   $ 2,949   $ 1,150       $ 370  $(101)  $(1,317)
  South America                7,873     1,496     1,258          --     --        --
  Canada                         415       867       476          --      6        22
  Europe                          --        --        --          --     --     3,131
  Rest of the world              937     2,018    (4,598)        231    (81)      (75)
                             -------   -------   -------       -----  ------  --------
    Regional income (loss)     9,939     7,330    (1,714)        601   (176)    1,761
  Administrative and other    (1,955)   (2,333)   (2,448)         --     --        --
                             -------   -------   -------       -----  ------  --------
    Net income (loss)        $ 7,984   $ 4,997   $(4,162)      $ 601  $(176)  $ 1,761
                             =======   =======   =======       =====  ======  =======


The net book value of owned assets and the net investment in the unconsolidated special-purpose entities at December 31, are as follows (in thousands of dollars):

                      Owned  Equipment      Investments  in  USPEs
                      ================      ======================


  Region                 2001     2000        2001     2000
  ------              -------  -------      ------   ------
  United States       $ 6,264  $ 7,290      $2,754   $4,455
  South America            --    1,543          --       --
  Canada                4,092    4,782          --       --
  Rest of the world    31,052   38,309         (13)     700
                      -------  -------      ------   ------
      Net book value  $41,408  $51,924      $2,741   $5,155
                      -------  -------      ------   ------


7.     Debt

In December 1996, the Fund entered into an agreement to issue a $25.0 million long-term note to an institutional investor. The loan was funded in March 1997. The note bears interest at a fixed rate of 7.33% per annum and has a maturity in 2006. Interest on the note is payable semi-annually. The note will be repaid in five principal payments of $3.0 million on December 31, 2000, 2001, 2002, 2003, and 2004 and two principal payments of $5.0 million on December 31, 2005, and 2006. The agreement requires the Fund to maintain certain financial covenants. The Fund made the regularly scheduled principal payment and semiannual interest payments to the lender of the note during 2001 and 2000.

The Manager estimates, based on recent transactions, that the fair value of the $19.0 million fixed-rate note is $20.3 million.

In April 2001, PLM International entered into a $15.0 million warehouse facility, which is shared with the Fund, PLM Equipment Growth Fund VI, and PLM Equipment Growth & Income Fund VII. During December 2001, this facility was amended to lower the amount available to be borrowed to $10.0 million. The facility provides for financing up to 100% of the cost of the equipment. Outstanding borrowings by one borrower reduce the amount available to each of the other borrowers under the facility. Individual borrowings may be outstanding for no more than 270 days, with all advances due no later than April 12, 2002. Interest accrues either at the prime rate or LIBOR plus 2.0% at the borrower's option and is set at the time of an advance of funds. Borrowings by the Fund are guaranteed by PLMI. This facility expired in April 2002 (see Note 12).

As of December 31, 2001, the Fund had no borrowings outstanding under this facility and there were no other borrowings outstanding under this facility by any other eligible borrower.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

8.     Concentrations  of  Credit  Risk
       --------------------------------

The Fund's only customer that accounted for 10% or more of the total consolidated revenues for the owned equipment and jointly owned equipment during 2001 and 2000 was Varig South America ("Varig") (12% and 13%, respectively). In addition, during 2001, AON Limited IBA purchased a Boeing 737-200A stage II commercial aircraft and the gain from the disposal accounted for 20% of total consolidated revenues from wholly and jointly owned equipment.

During 2001, Varig notified the Manager of its intention to return the aircraft under lease. As of December 31, 2001, Varig has not remitted four lease payments due to the Fund. The Fund has a security deposit from Varig that could be used to pay a portion of the amount due. During October 2001, the Manager sent a notification of default to Varig. The lease, with an expiration date of October 2002, has certain return condition requirements for each of the remaining aircraft. The Manager has recorded an allowance for bad debts for the amount of receivables due less the security deposit.

No single lessee accounted for more than 10% of the consolidated revenues for the year ended December 31, 1999. In 1999, however, Casino Express Air purchased the Fund's 33% interest in two trusts that owned a total of three Boeing 737-200A stage II commercial aircraft, two stage II aircraft engines, and a portfolio of aircraft rotables and the gain from the sale accounted for 10% of total consolidated revenues from wholly and jointly owned equipment.

As of December 31, 2001 and 2000, the Manager believed the Fund had no other significant concentrations of credit risk that could have a material adverse effect on the Fund.

9.          Income  Taxes
            -------------

The Fund is not subject to income taxes, as any income or loss is included in the tax returns of the individual partners. Accordingly, no provision for income taxes has been made in the financial statements of the Fund.

As of December 31, 2001, the federal income tax basis were higher than the financial statement carrying values of certain assets and liabilities by approximately $18.2 million, primarily due to differences in depreciation methods, equipment reserves, provisions for bad debts, lessee's prepaid deposits, and the tax treatment of syndication costs.

10.     Cumulative  Effect  of  Accounting  Change
        ------------------------------------------

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which requires costs related to start-up activities to be expensed as incurred. The statement requires that initial application be reported as a cumulative effect of a change in accounting principle. The Fund adopted this statement during the first quarter of 1999, at which time it took a $0.1 million charge, related to start-up costs of Fund. This charge had the effect of reducing net income per weighted-average Class A unit by $0.03 for the year ended December 31, 1999.

11.     Quarterly  Results  of  Operations  (unaudited)
        ----------------------------------

The following is a summary of the quarterly results of operations for the year ended December 31, 2001 (in thousands of dollars, except weighted-average unit amounts):

                                    March   June    September   December
                                       31,     30,         30,        31,  Total
                                    ==============================================
Operating results:
  Total revenues                    $5,708  $4,718  $    5,352  $  12,040  $27,818
  Net income                           553   1,246         604      6,182    8,585

Per weighted-average Class A unit:

Net income                          $ 0.02  $ 0.21  $     0.08  $    1.20  $  1.51

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                            NOTES TO FINANCIAL STATEMENTS

11.     Quarterly  Results  of  Operations  (unaudited)  (continued)
        ----------------------------------

The following is a list of the major events that affected the Fund's performance during 2001:

          (i) In the second quarter of 2001, the Fund recognized a USPE engine reserve liability of $0.8 million as income; and

          (ii) In the fourth quarter of 2001, the Fund sold an aircraft, a marine container, and trailers for a total gain of $6.8 million.

The following is a summary of the quarterly results of operations for the year ended December 31, 2000 (in thousands of dollars, except weighted-average unit amounts):

                                     March    June     September   December
                                        31,      30,          30,        31,  Total
                                    ==================================================
Operating results:
  Total revenues                     $5,936   $5,906   $    7,976  $   8,170  $27,988
  Net income                            223      304        1,716      2,578    4,821

Per weighted-average Class A unit:

Net income (loss)                    $(0.04)  $(0.03)  $     0.31  $    0.38  $  0.62


The following is a list of the major events that affected the Fund's performance during 2000:

          (i) In the third quarter of 2000, the Fund sold trailers and railcars for a total gain of $2.1 million; and

          (ii) In the fourth quarter of 2000, the Fund sold a marine vessel, trailers, and railcars for a total gain of $1.8 million.


12.     Subsequent  Events
        ------------------

On July 11, 2002, PLMI reached an agreement with the lenders of the $10.0 million warehouse facility to extend the expiration date of the facility to June 30, 2003. The warehouse facility is shared by the Fund, PLM Equipment Growth Fund V, PLM Equipment Growth & Income Fund VI, PLM Equipment Growth & Income
Fund VII and Acquisub LLC, a wholly owned subsidiary of PLMI. The facility provides for financing up to 100% of the cost of equipment. Outstanding borrowings by one borrower reduce the amount available to each of the other borrowers under the facility. Individual borrowings may be outstanding for no more than 270 days, with all advances due no later than June 30, 2003. Interest accrues either at the prime rate or LIBOR plus 2.0% at the borrower's option and is set at the time of an advance of funds. Borrowings by the Fund are guaranteed by PLMI. The Fund is not liable for the advances made to other eligible borrowers.

In May 2002, PLM and its affiliates entered into an agreement for the purchase or lease of 1,050 pressure tank cars over the next three years, with at least 350 pressure tank cars to be purchased or leased per year. PLM and its affiliates have the ability to select any type or model of pressure tank car. The purchase price and the applicable 10 year lease rates per type of pressure tank car are defined in the agreement. For pressure tank cars that are leased, PLM and its affiliates have the option to purchase the pressure tank cars at fair market value at lease maturity. Per the terms of the agreement, PLM and its affiliates agree to purchase at least 30% of the total number of pressure tank cars and may lease the remaining pressure tank cars. Under the terms of the agreement, if PLM were to purchase the entire number of the pressure tank cars with the greatest per unit cost, the total purchase commitment would be approximately $79 million.






                      (This space intentionally left blank)

INDEPENDENT  AUDITORS'  REPORT



The  Members
Professional  Lease  Management  Income  Fund  I,  L.L.C.:

We have audited the financial statements of Professional Lease Management Income Fund I, L.L.C. (the "Fund") as of December 31, 2001, and for the year then ended, and have issued our report thereon dated March 8, 2002 (July 11, 2002 as to Note 12); such report is included elsewhere in this Proxy Statement. Our audit also included the financial statement schedule of Professional Lease Management Income Fund I, L.L.C. This financial statement schedule is the responsibility of the Fund's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



/s/  Deloitte  &  Touche  LLP


Certified  Public  Accountants

Tampa,  Florida
March  8,  2002
  (July  11,  2002  as  to  Note  12)

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                        (A DELAWARE LIMITED LIABILITY COMPANY)
                        VALUATION AND QUALIFYING ACCOUNTS

                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999
                            (in thousands of dollars)




                                                     Charged to
                                      Beginning of   Cost and                   Close of
                                      Year           Expense       Deductions   Year
                                      -------------  -----------  ------------  ------------
Year Ended December 31, 2001
     Allowance for Doubtful Accounts  $          48  $     1,001   $         1  $     1,048
                                      ======================================================
Year Ended December 31, 2000
     Allowance for Doubtful Accounts  $          65  $        (5)  $        12  $        48
                                      ======================================================
Year Ended December 31, 1999
     Allowance for Doubtful Accounts  $          43  $        38   $        16  $        65
                                      ======================================================

    MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                   OPERATIONS

(A)     Introduction

Management's discussion and analysis of financial condition and results of operations relates to the Financial Statements of Professional Lease Management Income Fund I, L.L.C. (the Fund). The following discussion and analysis of operations focuses on the performance of the Fund's equipment in various segments in which it operates and its effect on the Fund's overall financial condition.

(B)     Results  of  Operations  --  Factors  Affecting  Performance

(1)     Re-leasing  Activity  and  Repricing  Exposure  to  Current  Economic
Conditions

The exposure of the Fund's equipment portfolio to repricing risk occurs whenever the leases for the equipment expire or are otherwise terminated and the equipment must be remarketed. Major factors influencing the current market rate for the Fund's equipment include, but are not limited to, supply and demand for similar or comparable types of transport capacity, desirability of the equipment in the leasing market, market conditions for the particular industry segment in which the equipment is to be leased, overall economic conditions, and various regulations concerning the use of the equipment. Equipment that is idle or out of service between the expiration of one lease and the assumption of a subsequent lease can result in a reduction of contribution to the Fund. The Fund experienced re-leasing or repricing activity in 2001 for its trailer, marine container, marine vessel, and railcar portfolios.

(a) Trailers: The Fund's trailer portfolio operate on per diem leases with short-line railroad systems. The relatively short duration of these leases in these operations exposes the trailers to considerable re-leasing and repricing activity.

(b) Marine containers: Some of the Fund's marine containers are leased to operators of utilization-type leasing pools and, as such, are highly exposed to re-leasing and repricing activity.
(c) Marine vessel: The Fund's owned marine vessel operated in the short-term leasing market throughout 2001. As a result of this, the Fund's owned marine vessel was remarketed several times during 2001 exposing it to re-leasing and repricing activity.

(d) Railcars: This equipment experienced significant re-leasing activity. Lease rates in this market are showing signs of weakness and this has led to lower utilization and lower contribution to the Fund as existing leases expire and renewal leases are negotiated.

(2)     Equipment  Liquidations

Liquidation of Fund owned equipment and of investments in unconsolidated special-purpose entities (USPEs), unless accompanied by an immediate replacement of additional equipment earning similar rates (see Reinvestment Risk, below), represents a reduction in the size of the equipment portfolio and may result in a reduction of contribution to the Fund.

During 2001, the Fund disposed of owned equipment that included an aircraft, a marine vessel, trailers, railcars, and marine containers for total proceeds of $10.2 million. The Fund also disposed of its interest in a USPE that owned a marine vessel for proceeds of $0.9 million.

(3)     Nonperforming  Lessees

Lessees not performing under the terms of their leases, either by not paying rent, not maintaining or operating the equipment in accordance with the conditions of the leases, or other possible departures from the leases, can result not only in reductions in contribution, but also may require the Fund to assume additional costs to protect its interests under the leases, such as repossession or legal fees.

During 2001, a lessee of three Stage II Boeing 737-200 commercial aircraft notified the Manager of its intention to return these aircraft. The lessee has not remitted four lease payments due to the Fund as of December 31, 2001. The Fund has a security deposit from this lessee that could be used to pay a portion of the amount due. During October 2001, the Manager sent a notification of default to the lessee. The lease, with an expiration date of October 2002, has certain return condition requirements for each of the remaining aircraft. The Manager has recorded an allowance for bad debts for the amount due less the security deposit.

(4)     Reinvestment  Risk

Reinvestment risk occurs when the Fund cannot generate sufficient surplus cash after fulfillment of operating obligations and distributions to reinvest in additional equipment during the reinvestment phase of the Fund; equipment is disposed of for less than threshold amounts; proceeds from disposition or surplus cash available for reinvestment cannot be reinvested at the threshold lease rates; or proceeds from the dispositions or surplus cash available for reinvestment cannot be deployed in a timely manner.

During the first six years of operations, which ends December 31, 2002, the Fund intends to increase its equipment portfolio by investing surplus cash in additional equipment after fulfilling operating requirements. Subsequent to the end of the reinvestment period, the Fund will continue to operate for an additional two years but will stop reinvesting cash flow and surplus funds, then begin an orderly liquidation over an anticipated two-year period.

Other nonoperating funds for reinvestment are generated from the sale of equipment prior to the Fund's planned liquidation phase, the receipt of funds realized from the payment of stipulated loss values on equipment lost or disposed of during the time it is subject to lease agreements, or from the exercise of purchase options in certain lease agreements. Equipment sales generally result from evaluations by the Manager that continued ownership of certain equipment is either inadequate to meet Fund performance goals, or that market conditions, market values, and other considerations indicate it is the appropriate time to sell certain equipment.

(5)     Equipment  Valuation

In accordance with Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" (SFAS No. 121), the Manager reviews the carrying values of the Fund's equipment portfolio at least quarterly and whenever circumstances indicate that the carrying value of an asset may not be recoverable due to expected future market conditions. If the projected undiscounted cash flows and the fair market value of the equipment are less than the carrying value of the equipment, a loss on revaluation is recorded. Reductions of $3.9 million to the carrying value of two owned marine vessels were required during 1999. No reductions were required to the carrying value of owned equipment during 2001 and 2000 or partially owned USPE equipment during 2001, 2000, and 1999.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144), which replaces SFAS No. 121.
SFAS No. 144 provides updated guidance concerning the recognition and measurement of an impairment loss for certain types of long-lived assets, expands the scope of a discontinued operation to include a component of an entity and eliminates the current exemption to consolidation when control over a subsidiary is likely to be temporary. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001.

The Fund will apply the new rules on accounting for the impairment or disposal of long-lived assets beginning in the first quarter of 2002, and they are not anticipated to have an impact on the Fund's earnings or financial position.

(C)          Financial  Condition  --  Capital  Resources,  Liquidity,  and Unit
Redemption  Plan

The Manager purchased the Fund's equipment portfolio with capital raised from its initial equity offering of $100.0 million and permanent debt financing of $25.0 million. No further capital contributions from Class A Members are permitted under the terms of the Fund's operating agreement. The Fund relies on operating cash flow to meet its operating obligations, make cash distributions to Members, and increase the Fund's equipment portfolio. The total outstanding debt, currently $19.0 million, can be increased with short-term borrowings not to exceed the lesser of $10.0 million or 50% of the aggregate principal amount of the Notes outstanding at the time and the total aggregate debt can not exceed $25.0 million.
For the year ended December 31, 2001, the Fund generated $11.3 million in operating cash (net cash provided by operating activities and non-liquidating cash distributions from USPEs) to meet its operating obligations and make distributions of $6.6 million to the Members.

During the year ended December 31, 2001, the Fund purchased marine containers for $2.3 million.

Restricted cash decrease of $0.3 million during 2001 reflects a decrease in the balance of bank accounts and short-term investments that are subject to withdrawal restrictions per the loan and other legally binding agreements.

Accounts receivable increased $0.2 million during 2001 due to the timing of customer payments.

Allowance for doubtful accounts increased $1.0 million due to the Manager's determination that amounts due from certain lessees may not be collectable.

Investments in USPEs decreased $2.4 million due to cash distributions of $2.1 million to the Fund from the USPEs and liquidation proceeds of $0.9 million to the Fund offset, in part, by income of $0.6 million that was recorded from the Fund's equity interests in USPEs for the year 2001.

Due to affiliates decreased $0.7 million during 2001 due to the payment of amounts due to an affiliated USPE.

Lessee deposits and reserve for repairs decreased $0.8 million during the year 2001 due to the following:

     (i) Lessees' deposits decreased $0.3 million due to deposits that were reclassified to lease revenues during 2001.
(ii) Reserves for engine repairs decreased $0.3 million due to the transfer of unused engine reserves of $0.8 million to sale proceeds, offset in part by the increase of $0.5 million resulting from additional deposits.
(iii) Marine vessel dry-docking reserves decreased $0.2 million due to the dry-docking cost of $0.4 million being partially offset by $0.2 million in additional accrual for dry-docking during 2001.
Cash distributions of $0.9 million, related to the results from the fourth quarter of 2001, will be paid during the first quarter of 2002.

The Fund made the required annual debt payment of $3.0 million to the lender of the note payable during 2001.

The Fund has a remaining outstanding balance of $19.0 million on the note payable. The note bears interest at a fixed rate of 7.33% per annum and has a final maturity in 2006. Interest on the note is payable semi-annually. The remainder of the note payable will be repaid in three principal payments of $3.0 million on December 31, 2002, 2003, and 2004 and two principal payments of $5.0 million on December 31, 2005, and 2006. The agreement requires the Fund to maintain certain financial covenants.

In April 2001, PLM International, Inc. (PLMI) entered into a $15.0 million warehouse facility, which is shared with the Fund, PLM Equipment Growth Fund VI, and PLM Equipment Growth & Income Fund VII. During December 2001, this facility was amended to lower the amount available to be borrowed to $10.0 million. The facility provides for financing up to 100% of the cost of the equipment. Outstanding borrowings by one borrower reduce the amount available to each of the other borrowers under the facility. Individual borrowings may be outstanding for no more than 270 days, with all advances due no later than April 12, 2002. Interest accrues either at the prime rate or LIBOR plus 2.0% at the borrower's option and is set at the time of an advance of funds. Borrowings by the Fund are guaranteed by PLMI. This facility expires in April 2002. The Manager believes it will be able to renew the warehouse facility upon its expiration with terms similar to those in the current facility.

As of March 27, 2002, the Fund had no borrowings outstanding under this facility and there were no other borrowings outstanding under this facility by any other eligible borrower.

Pursuant to the terms of the operating agreement, beginning in the fourth quarter of 1998, the Fund may, at the sole discretion of the Manager, redeem up to 2% of the outstanding Class A units each year. The purchase price paid by the Fund for outstanding Class A Units upon redemption will be equal to 105% of the amount Class A Members paid for the Class A Units, less the amount of cash distributions Class A Members have received relating to such Class A Units. The price may not bear any relationship to the fair market value of a Class A Unit. The Manager has decided that it will not purchase any Class A units under the terms of the Fund's operating agreement in 2002. The Manager may purchase additional Class A units on behalf of the Fund in the future.

The Manager has not planned any expenditures, nor is it aware of any contingencies that would cause it to require any additional capital to that mentioned above.

(D)     Results  of  Operations  --  Year  to  Year  Detail  Comparison

(1) Comparison of the Fund's Operating Results for the Years Ended December 31, 2001 and 2000

(a)     Owned  Equipment  Operations

Lease revenues less direct expenses (defined as repairs and maintenance, equipment operating, and asset-specific insurance expenses) on owned equipment decreased during the year ended December 31, 2001, compared to 2000. Gains or losses from the sale of equipment, interest and other income and certain expenses such as depreciation and amortization and general and administrative expenses relating to the operating segments (see Note 5 to the audited financial statements), are not included in the owned equipment operation discussion because they are indirect in nature and not a result of operations but the result of owning a portfolio of equipment. The following table presents lease revenues less direct expenses by segment (in thousands of dollars):


                   For the Years
                 Ended December 31,
                   2001     2000
                   ----     ----
Marine containers  $5,124  $4,095
Aircraft            3,946   4,022
Railcars            2,686   3,043
Marine vessels      1,835   3,914
Trailers              614   2,587


Marine containers: Marine container lease revenues were $5.2 million and $0.1 million, respectively, for the year ended December 31, 2001, compared to $4.1 million and $18,000, respectively, during 2000. Marine container contribution increased in 2001, compared to 2000 due to the purchase of additional marine containers in 2000 and 2001.

Aircraft: Aircraft lease revenues and direct expenses were $4.0 million and $25,000, respectively, for 2001, compared to $4.1 million and $35,000, respectively, during 2000. Aircraft lease revenues decreased $0.1 million during 2001 due to the disposition of one of the Fund's aircraft during 2001.
Railcars: Railcar lease revenues and direct expenses were $3.4 million and $0.7 million, respectively, for 2001, compared to $3.7 million and $0.6 million, respectively, during 2000. Lease revenues decreased $0.3 million during 2001 compared to 2000 primarily due to lower lease revenues on railcars whose lease expired during 2001 that were re-leased at a lower lease rate.
Marine vessels: Marine vessel lease revenues and direct expenses were $5.5 million and $3.7 million, respectively, for 2001, compared to $7.6 million and $3.7 million, respectively, during 2000.
Lease revenues decreased $2.1 million in 2001 compared to 2000. Lease revenues decreased $3.7 million during 2001 compared to 2000 due to the sale of three marine vessels during 2001 and 2000. The decrease caused by the sales was offset, in part, by an increase of $1.6 million in lease revenues on the remaining marine vessel due to a higher lease rate earned on this marine vessel in 2001 compared to 2000. During 2001, the remaining marine vessel changed from time charter to voyage charter. While on voyage charter, the owner earns a higher lease rate; however, certain operating costs are now the responsibility of the owner.
Direct expenses decreased $18,000 in 2001 compared to 2000. A decrease of $1.2 million in direct expenses was caused by the sale of three marine vessels during 2001 and 2000. This decrease in direct expenses was offset by an increase of $47,000 in direct expenses due to higher repairs and maintenance and an increase of $1.2 million due to higher operating expenses caused by the voyage charter for the remaining marine vessel when compared to 2000.

Trailers: Trailer lease revenues and direct expenses were $1.1 million and $0.5 million, respectively, for 2001, compared to $3.5 million and $0.9 million, respectively, during 2000. Lease revenue decreased $2.2 million in 2001 compared to 2000 due to the sale of 39% of the Fund's trailers during 2000. The trailers that were sold were newer and earned a higher lease rate than the trailers that were retained. In addition, lease revenue decreased $0.2 million due to lower utilization on the remaining trailer fleet. Expenses decreased in 2001 compared to 2000 due to the sale of the Fund's trailers during 2000.
(b)     Interest  and  Other  Income

Interest and other income decreased $0.3 million during 2001 compared to 2000. A decrease of $0.7 million was due to an insurance claim for one of the Fund's owned marine vessels that was recorded as other income during 2000. There were no similar claims in 2001. This decrease was partially offset by an increase in interest income of $0.3 million caused by higher average cash balances in 2001 compared to 2000.
(c)     Indirect  Expenses  Related  to  Owned  Equipment  Operations

Total indirect expenses of $14.7 million for 2001 decreased from $17.7 million for 2000. Significant variances are explained as follows:

     (i) A $3.3 million decrease in depreciation and amortization expenses from 2000 levels resulted from a $3.5 million decrease due to the use of the double-declining balance depreciation method which results in greater depreciation the first years an asset is owned and a decrease of $3.0 million resulting from the sale of equipment. These decreases were partially offset by an increase of $3.2 million in depreciation expense from the purchase of equipment during 2000 and 2001;
(ii) A $0.5 million decrease in general and administrative expenses during 2001 compared to 2000 was due to lower costs of $0.5 million resulting from the sale of certain of the Fund's trailers and a $0.1 million decrease resulting from the sale of owned marine vessels during 2001 and 2000. These decreases were partially offset by an increase of $0.1 million resulting from an increase in professional services during 2001 compared to 2000;
(iii) A $0.2 million decrease in interest expense was due to lower average borrowings outstanding during 2001 compared to 2000; and
     (iv) A $1.0 million increase in the provision for bad debts was due to the Manager's evaluation of the collectibility of receivables due from certain lessees.

(d)     Net  Gain  on  Disposition  of  Owned  Equipment

The net gain on disposition of equipment for 2001 totaled $7.8 million which resulted from the sale or disposition of an aircraft, a marine vessel, marine containers, trailers, and railcars with an aggregate net book value of $3.2 million, for proceeds of $10.2 million. Included in the 2001 net gain on disposition of assets is the unused portion of aircraft engine reserves of $0.8 million. The net gain on disposition of equipment for the year ended December 31, 2000 totaled $4.0 million which resulted from the sale of marine vessels, trailers, and railcars with an aggregate net book value of $13.3 million, for proceeds of $16.7 million. Included in the 2000 net gain on disposition of assets is the unused portion of marine vessel dry-docking reserves of $0.5 million.
(e)     Equity  in  Net Income (Loss) of Unconsolidated Special-Purpose Entities
(USPEs)

Equity in net income (loss) of USPEs represents the Fund's share of the net income (loss) generated from the operation of jointly-owned assets accounted for under the equity method of accounting. These entities are single purpose and have no debt or financial encumbrances. The following table presents equity in net income (loss) by equipment type (in thousands of dollars):

                                           For the Years
                                         Ended December 31,
                                            2001    2000
                                            ----    ----
Aircraft                                     $370  $ (95)
Marine vessel                                 231   (255)
Mobile offshore drilling unit                  --    174
       Equity in Net Income (Loss) of USPEs  $601  $(176)


Aircraft: As of December 31, 2001 and 2000, the Fund owned interests in two trusts that each own a commercial aircraft. During 2001, aircraft lease revenues of $1.5 million and other income of $0.8 million were offset by depreciation expense, direct expenses, and administrative expenses of $1.9 million. During 2000, aircraft lease revenues were $2.1 million offset by depreciation expense, direct expenses, and administrative expenses of $2.2 million.
Lease revenues decreased $0.6 million due to the reduction in the lease rate of both MD-82's in the trusts as part of a new lease agreement for these commercial aircraft. Other income increased $0.8 million during 2001 due to the recognition of an engine reserve liability as income upon termination of the previous lease agreement. A similar event did not occur during 2000. The decrease in depreciation expense, direct expenses, and administrative expenses of $0.3 million was due to lower depreciation expense as the result of the double declining-balance method of depreciation which results in greater depreciation in the first years an asset is owned.
Marine vessel: As of December 31, 2001, the Fund had no interest in any entities that owned marine vessels. As of December 31, 2000, the Fund had an interest in an entity that owned a marine vessel. During 2001, lease revenues of $0.4 million and the gain of $0.3 million from the sale this entity in which the Fund owned an interest were offset by depreciation expense, direct expenses, and administrative expenses of $0.4 million. During 2000, lease revenues of $0.6 million were offset by depreciation expense, direct expenses, and administrative expenses of $0.9 million.

Lease revenues, depreciation expense, direct expenses, and administrative expenses deceased during 2001 compared to 2000 due to the sale of the Fund's interest  in  an  entity  owning  a  marine  vessel.
Mobile  offshore  drilling  unit:     The  Fund's interest in an entity owning a
mobile  offshore  drilling  unit  was  sold  during  the fourth quarter of 1999.
During 2000, additional sale proceeds of $0.2 million were offset by administrative expenses of $8,000.

(f)     Net  Income

As a result of the foregoing, the Fund had net income of $8.6 million for the year ended December 31, 2001, compared to net income of $4.8 million during 2000. The Fund's ability to acquire, operate and liquidate assets, secure leases, and re-lease those assets whose leases expire is subject to many factors. Therefore, the Fund's performance in the year ended December 31, 2001 is not necessarily indicative of future periods. In the year ended December 31, 2001, the Fund distributed $5.5 million to Class A members, or $1.11 per weighted-average Class A unit.
(2) Comparison of the Fund's Operating Results for the Years Ended December 31, 2000 and 1999

In September 1999, PLM Financial Services, Inc. (FSI or the Manager), amended the corporate-by-laws of USPEs in which the Fund, or any affiliated program, owned an interest greater than 50%. The amendment to the corporate-by-laws provided that all decisions regarding the acquisition and disposition of the investment as well as other significant business decisions of that investment would be permitted only upon unanimous consent of the Fund and all the affiliated programs that have an ownership in the investment (the Amendment). As such, although the Fund may own a majority interest in a USPE, the Fund does not control its management and thus the equity method of accounting will be used after adoption of the Amendment. As a result of the Amendment, as of September 30, 1999, all jointly owned equipment in which the Fund owned a majority interest, which had been consolidated, were reclassified to investments in USPEs. Lease revenues and direct expenses for jointly owned equipment in which the Fund held a majority interest were reported under the consolidation method of accounting during the year ended December 31, 1999 and were included with the owned equipment operations. For the three months ended December 31, 1999 and twelve months ended December 31, 2001, lease revenues and direct expenses for these entities are reported under the equity method of accounting and are included with the operations of the USPEs.
(a)     Owned  Equipment  Operations

Lease revenues less direct expenses (defined as repair and maintenance, equipment operating, and asset-specific insurance expenses) on owned equipment decreased during the year ended December 31, 2000, when compared to 1999. The following table presents lease revenues less direct expenses by segment (in thousands of dollars):


                                For the Years
                              Ended December 31,
                                2000     1999
                                ----     ----

Marine containers              $4,095  $1,326
Aircraft                        4,022   4,028
Marine vessels                  3,914   4,990
Railcars                        3,043   3,179
Trailers                        2,587   2,976
Mobile offshore drilling unit      --   3,494


Marine containers: Marine container lease revenues and direct expenses were $4.1 million and $18,000, respectively, for 2000, compared to lease revenues of $1.3 million during 1999. Marine container contribution increased in the year ended December 31, 2000, compared to 1999 due to the purchase and lease of additional marine containers in 1999 and 2000.

Aircraft: Aircraft lease revenues and direct expenses were $4.1 million and $35,000, respectively, for 2000, compared to $4.1 million and $29,000, respectively, during 1999. Aircraft contribution remained approximately the same due to the stability of the aircraft fleet.

Marine vessels: Marine vessel lease revenues and direct expenses were $7.6 million and $3.7 million, respectively, for 2000, compared to $9.5 million and $4.5 million, respectively, during 1999. Lease revenue decreased $0.8 million in 2000 compared to 1999 due to lower re-lease rates for one of the Fund's anchor handling supply marine vessels. In addition, lease revenue decreased $1.9 million due to another anchor handling supply marine vessel being off-lease nine months of 2000 compared to 1999 when the marine vessel was on lease for the entire year. The decreases in lease revenue from these marine vessels were offset, in part, by an increase in lease revenue of $0.7 million during 2000 compared to 1999 due to higher re-lease rates for the Fund's bulk carrier, which was sold during 2000, and oil tanker marine vessels. Direct expenses decreased $0.8 million primarily due to lower operating expenses for one of the Fund's marine vessels in 2000 compared to 1999.

Railcars: Railcar lease revenues and direct expenses were $3.7 million and $0.6 million, respectively, for 2000, compared to $3.8 million and $0.6 million, respectively, during 1999. The decrease in railcar lease revenues of $0.2 million was primarily due to lower re-lease rates earned on railcars whose leases expired during 2000.

Trailers: Trailer lease revenues and direct expenses were $3.5 million and $0.9 million, respectively, for 2000, compared to $3.9 million and $0.9 million, respectively, during 1999. The decrease in trailer contribution was due to the sale of 39% of the Fund's trailers during 2000.

Mobile offshore drilling unit: Mobile offshore drilling unit revenues and expenses were $3.6 million and $0.1 million, respectively, for 1999. The September 30, 1999 Amendment that changed the accounting method of majority held equipment from the consolidation method of accounting to the equity method of accounting impacted the reporting of lease revenues and direct expenses of the mobile offshore drilling unit.

(b)     Interest  and  Other  Income

Interest and other income increased $0.7 million during 2000 due to an insurance claim of $0.7 million for one of the Fund's owned marine vessels. A similar insurance claim was not required during 1999.

(c)     Indirect  Expenses  Related  to  Owned  Equipment  Operations

Total indirect expenses of $17.7 million for 2000 decreased from $23.7 million for 1999. Significant variances are explained as follows:

     (i) A loss on revaluation of $3.9 million was required during 1999 to reduce the carrying value of two marine vessels to their estimated fair market value. No revaluation of equipment was required during 2000.
(ii) A $2.0 million decrease in depreciation and amortization expenses from 1999 levels resulted from a $1.2 million decrease due to the use of the double-declining balance depreciation method which results in greater depreciation the first years an asset is owned, a decrease of $1.2 million resulting from the sale of equipment, and a $1.7 million decrease as a result of the Amendment which changed the accounting method used for majority held equipment from the consolidation method of accounting to the equity method of accounting. These decreases were partially offset by an increase of $2.1 million in depreciation expense from the purchase of equipment during 1999 and 2000.
(iii) A $0.2 million decrease in management fees to affiliate was due to lower lease revenues on owned equipment in 2000 compared to 1999.
(iv) A $0.1 million increase in general and administrative expenses was due to a $0.1 million increase in costs associated with the transition of trailers into and the operation of three new PLM short-term trailer rental facilities during 2000 compared to 1999.
(d)     Minority  Interest

Minority interest expense decreased $0.6 million due to the September 30, 1999 Amendment that changed the accounting method of majority held equipment from the consolidation method of accounting to the equity method of accounting.

(e)     Net  Gain  on  Disposition  of  Owned  Equipment

The net gain on disposition of equipment for the year ended December 31, 2000 totaled $4.0 million which resulted from the sale of marine vessels, trailers, and railcars with an aggregate net book value of $13.3 million, for proceeds of $16.7 million. Included in the 2000 net gain on disposition of assets is the unused portion of marine vessel dry-docking reserves of $0.5 million. Net gain on disposition of equipment for the year ended December 31, 1999 totaled $23,000 which resulted from the sale of railcars and trailers with an aggregate net book value of $0.1 million, for proceeds of $0.2 million.

(f)     Equity  in  Net Income (Loss) of Unconsolidated Special-Purpose Entities

Equity in net income (loss) of USPEs represent the Fund's share of the net income (loss) generated from the operation of jointly-owned assets accounted for under the equity method of accounting. These entities are single purpose and have no debt or financial encumbrances. The following table presents equity in net income (loss) by equipment type (in thousands of dollars):

                                              For the Years
                                             Ended December 31,
                                             2000     1999
                                             ----     ----

Mobile offshore drilling unit                $ 174   $  206
Aircraft                                       (95)   1,836
Marine vessel                                 (255)    (281)
       Equity in Net Income (Loss) of USPEs  $(176)  $1,761


Mobile  offshore  drilling  unit:     The  Fund's interest in an entity owning a
mobile  offshore  drilling  unit  was  sold  during  the fourth quarter of 1999.
During 2000, additional sale proceeds of $0.2 million were offset by administrative expenses of $8,000. During 1999, lease revenues of $0.2 million were offset by depreciation expense, direct expenses, and administrative expenses of $32,000 and the loss from the sale of the Fund's interest in an entity that owned the mobile offshore drilling unit of $15,000.

Aircraft: As of December 31, 2000 and 1999, the Fund owned interests in two trusts that each own a commercial aircraft. During 2000, aircraft lease revenues were $2.1 million offset by depreciation expense, direct expenses, and administrative expenses of $2.2 million. During 1999, aircraft lease revenues were $2.1 million and the gain from the sale of the Fund's interest in two trusts that owned a total of three commercial aircraft, two aircraft engines, and a portfolio of aircraft rotables of $3.3 million was offset by depreciation expense, direct expenses, and administrative expenses of $3.6 million. The decrease in expenses of $1.4 million was primarily due to lower depreciation expense resulting from a $1.2 million decrease due to the use of double declining-balance method of depreciation which results in greater depreciation in the first years an asset is owned and a $0.1 million decrease due to the sale of the Fund's interest in the two trusts.

Marine vessel: As of December 31, 2000 and 1999, the Fund had an interest in an entity that owns a marine vessel. During 2000, lease revenues of $0.6 million were offset by depreciation expense, direct expenses, and administrative expenses of $0.9 million. During 1999, lease revenues of $0.8 million were offset by depreciation expense, direct expenses, and administrative expenses of $1.1 million. Lease revenue decreased $0.1 million as a result of the marine vessel being off lease for 30 days in the year ended December 31, 2000 compared to 1999 where the marine vessel was on lease for the entire year. Depreciation expense, direct expenses, and administrative expenses decreased $0.1 million primarily due to lower depreciation expense resulting from a $39,000 decrease due to the use of double declining-balance method of depreciation which results in greater depreciation in the first years an asset is owned and a $0.1 million decrease in repairs and maintenance.

(g)     Cumulative  Effect  of  Accounting  Change

In April 1999, the American Institute of Certified Public Accountants issued Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities," which required costs related to start-up activities to be expensed as incurred. The statement required that initial application be reported as a cumulative effect of a change in accounting principle. The Fund adopted this statement during the year ended December 31, 1999, at which time it took a $0.1 million charge, related to start-up costs of the Fund. This charge had the effect of reducing net income per weighted-average Class A unit by $0.03 for the year ended December 31, 1999.

(h)     Net  Income  (Loss)

As a result of the foregoing, the Fund had net income of $4.8 million for the year ended December 31, 2000, compared to net loss of $2.4 million during 1999. The Fund's ability to acquire, operate and liquidate assets, secure leases, and re-lease those assets whose leases expire is subject to many factors.
Therefore, the Fund's performance in the year ended December 31, 2000 is not necessarily indicative of future periods. In the year ended December 31, 2000, the Fund distributed $9.9 million to Class A members, or $2.00 per weighted-average Class A unit.

(E)     Geographic  Information

Certain of the Fund's equipment operates in international markets. Although these operations expose the Fund to certain currency, political, credit and economic risks, the Manager believes these risks are minimal or has implemented strategies to control the risks. Currency risks are at a minimum because all invoicing, with the exception of a small number of railcars operating in Canada, is conducted in US dollars. Political risks are minimized by avoiding countries that do not have a stable judicial system and established commercial business laws. Credit support strategies for lessees range from letters of credit supported by US banks to cash deposits. Although these credit support mechanisms generally allow the Fund to maintain its lease yield, there are risks associated with slow-to-respond judicial systems when legal remedies are required to secure payment or repossess equipment. Economic risks are inherent in all international markets and the Manager strives to minimize this risk with market analysis prior to committing equipment to a particular geographic area. Refer to Note 6 to the audited financial statements for information on the lease revenues, net income (loss), and net book value of equipment in various geographic regions.

Revenues and net operating income by geographic region are impacted by the time period the assets are owned and the useful life ascribed to the assets for depreciation purposes. Net income (loss) from equipment is significantly impacted by depreciation charges, which are greatest in the early years due to the use of the double-declining balance method of depreciation. The relationships of geographic revenues, net income (loss), and net book value of equipment are expected to change significantly in the future, as assets come off lease and decisions are made to either redeploy the assets in the most advantageous geographic location or sell the assets.

The Fund's owned equipment on lease to US-domiciled lessees consists of trailers, railcars, and interests in entities that own aircraft. During 2001, US lease revenues accounted for 22% of the total lease revenues from wholly and jointly owned equipment. This region reported a net income of $1.1 million.

The Fund's owned equipment on lease to South American-domiciled lessees consists of three aircraft. During 2001, South American lease revenues accounted for 19% of the total lease revenues from wholly and jointly owned equipment, while this region reported a net income of $7.9 million. Net income of $6.8 million from this region resulted from the disposition of an aircraft.

The Fund's equipment on lease to Canadian-domiciled lessees consists of railcars. Lease revenues in Canada accounted for 6% of total lease revenues from wholly and jointly-owned equipment while this region reported a net income of $0.4 million.

The Fund's owned equipment and investments in equipment owned by USPEs on lease to lessees in the rest of the world consists of marine vessels and marine containers. During 2001, lease revenues for these operations accounted for 53% of the total lease revenues of wholly and jointly owned equipment. This region reported a net income of $1.2 million. Net income of $1.3 million from this region resulted from the sale of an owned marine vessel and the sale of the Fund's interest in an entity that owned another marine vessel.

(F)     Inflation
Inflation had no significant impact on the Fund's operations during 2001, 2000, or 1999.

(G)     Forward-Looking  Information

Except for historical information contained herein, the discussion in this Form 10-K contains forward-looking statements that involve risks and uncertainties, such as statements of the Fund's plans, objectives, expectations, and intentions. The cautionary statements made in this Form 10-K should be read as being applicable to all related forward-looking statements wherever they appear in this Form 10-K. The Fund's actual results could differ materially from those discussed here.

(H)     Outlook  for  the  Future

The Fund's operation of a diversified equipment portfolio in a broad base of markets is intended to reduce its exposure to volatility in individual equipment sectors.

The ability of the Fund to realize acceptable lease rates on its equipment in the different equipment markets is contingent on many factors, such as specific market conditions and economic activity, technological obsolescence, and government or other regulations. The unpredictability of these factors makes it difficult for the Manager to clearly define trends or influences that may impact the performance of the Fund's equipment. The Manager continually monitors both the equipment markets and the performance of the Fund's equipment in these markets. The Manager may make an evaluation to reduce the Fund's exposure to those equipment markets in which it determines that it cannot operate equipment and achieve acceptable rates of return. Alternatively, the Manager may make a determination to enter those equipment markets in which it perceives opportunities to profit from supply-demand instabilities or other market imperfections.

The Fund intends to use excess cash flow, if any, after payment of expenses and loan principal and interest on debt to acquire additional equipment during the first six years of the Fund's operations which concludes December 31, 2002. The Manager believes that these acquisitions may cause the Fund to generate additional earnings and cash flow for the Fund.
Factors  that  may  affect  the  Fund's contribution in 2002 and beyond include:

(i) Marine vessel freight rates are dependent upon the overall condition of the international economy. Freight rates earned by the Fund's marine vessel began to decrease during the later half of 2001. This trend is expected to continue during the first half of 2002.

(ii) The cost of new marine containers has been at historic lows for the past several years which has caused downward pressure on per diem lease rates.

(iii) Railcar loadings in North America have weakened over the past year. During 2001, utilization and lease rates decreased. Railcar contribution may decrease in 2002 as existing leases expire and renewal leases are negotiated.

(iv) The airline industry began to see lower passenger travel during 2001. The tragic events on September 11, 2001 worsened the situation. No direct damage occurred to any of the Fund's aircraft as a result of these events and the Manager is currently unable to determine the long-term effects, if any, these events may have on the Fund's aircraft. Three of the Fund's owned commercial aircraft leases expire during 2002; however, the lessee has stopped paying on the aircraft leases in September 2001 and notified the Manager that they would like to return these aircraft before the lease expiration date.

Several other factors may affect the Fund's operating performance in 2002 and beyond, including changes in the markets for the Fund's equipment and changes in the regulatory environment in which that equipment operates.

(1)     Repricing  and  Reinvestment  Risk

Certain of the Fund's aircraft, marine vessels, railcars, marine containers, and trailers will be remarketed in 2002 as existing leases expire, exposing the Fund to repricing risk/opportunity. Additionally, the Manager may elect to sell certain under-performing equipment or equipment whose continued operation may become prohibitively expensive. In either case, the Manager intends to re-lease or sell equipment at prevailing market rates; however, the Manager cannot predict these future rates with any certainty at this time, and cannot accurately assess the effect of such activity on future Fund performance. The proceeds from the sold or liquidated equipment will be redeployed to purchase additional equipment, as the Fund is in its reinvestment phase.

(2)     Impact  of  Government  Regulations  on  Future  Operations

The Manager operates the Fund's equipment in accordance with current applicable regulations (see Item 1, Section E, Government Regulations). However, the continuing implementation of new or modified regulations by some of the authorities mentioned previously, or others, may adversely affect the Fund's ability to continue to own or operate equipment in its portfolio. Additionally, regulatory systems vary from country to country, which may increase the burden to the Fund of meeting regulatory compliance for the same equipment operated between countries.

Under US Federal Aviation Regulations, after December 31, 1999, no person may operate an aircraft to or from any airport in the contiguous United States unless that aircraft has been shown to comply with Stage III noise levels. The Fund has three Stage II aircraft that do not meet Stage III requirements. These Stage II aircraft are in a country that does not have these noise restrictions.

Furthermore, the Federal Railroad Administration has mandated that effective July 1, 2000, all tank railcars must be re-qualified every ten years from the last test date stenciled on each railcar to insure tank shell integrity. Tank shell thickness, weld seams, and weld attachments must be inspected and repaired if necessary to re-qualify a tank railcar for service. The average cost of this inspection is $1,800 for non-jacketed tank railcars and $3,600 for jacketed tank railcars, not including any necessary repairs. This inspection is to be performed at the next scheduled tank test and every ten years thereafter. The Fund currently owns 54 non-jacketed tank railcars and 292 jacketed tank railcars of which a total of 292 tank railcars have been inspected to date and no defects have been discovered.

Ongoing changes in the regulatory environment, both in the US and internationally, cannot be predicted with accuracy, and preclude the Manager from determining the impact of such changes on Fund operations, purchases, or sale of equipment.

(3)     Distribution  Levels  and  Additional  Capital  Resources

The Fund's initial contributed capital was composed of the proceeds from its initial offering of $100.0 million, supplemented by permanent debt in the amount of $25.0 million. The Manager has not planned any expenditures, nor is it aware of any contingencies that would cause it to require any additional capital to that mentioned above. The Fund intends to rely on operating cash flow to meet its operating obligations, make cash distributions to limited partners, make debt payments, and increase the Fund's equipment portfolio with any remaining surplus cash available.

Pursuant to the Fifth Amended and Restated Operating Agreement of Professional Lease Management Income Fund I, L.L.C. (the operating agreement), the Fund will cease to reinvest surplus cash in additional equipment beginning in its seventh year of operations which commences on January 1, 2003. Prior to that date, the Manager intends to continue its strategy of selectively redeploying equipment to achieve competitive returns. By the end of the reinvestment period, the Manager intends to have assembled an equipment portfolio capable of achieving a level of operating cash flow for the remaining life of the Fund sufficient to meet its obligations.

The Manager will evaluate the level of distributions the Fund can sustain over extended periods of time and, together with other considerations, may adjust the level of distributions accordingly. In the long term, the difficulty in predicting market conditions precludes the Manager from accurately determining the impact of changing market conditions on liquidity or distribution levels.

The Fund's permanent debt obligation began to mature in December 2000. The Manager believes that sufficient cash flow will be available in the future for repayment of debt.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I
                       (A Limited Liability Company)

                    June 30, 2002 Financial Statements

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                            CONDENSED BALANCE SHEETS
                 (in thousands of dollars, except unit amounts)
                                   (unaudited)


                                                                       June 30,             December 31,
                                                                        2002                    2001
                                                                      -------                  -------
ASSETS

Equipment held for operating leases                                   $ 89,816                 $ 89,833
Less accumulated depreciation                                          (51,835)                 (48,425)
                                                                      ---------                ---------
    Net equipment                                                       37,981                   41,408


Cash and cash equivalents                                               22,913                   21,837
Restricted cash                                                            626                      553
Accounts receivable, less allowance for doubtful accounts
      of $2,596 in 2002 and $1,048 in 2001                               2,429                    2,513
Investment in unconsolidated special-purpose entities                    2,425                    2,741
Debt placement fees, less accumulated amortization
      of $96 in 2002 and $87 in 2001                                        80                       89
Prepaid expenses and other assets                                           77                      102
                                                                      ---------                ---------
      Total assets                                                    $ 66,531                 $ 69,243

LIABILITIES AND MEMBERS' EQUITY

Liabilities:
Accounts payable and accrued expenses                                 $    793                 $    625
Due to affiliates                                                          199                      251
Lessee deposits and reserves for repairs                                 3,883                    3,739
Note payable                                                            19,000                   19,000
                                                                      ---------                ---------
    Total liabilities                                                   23,875                   23,615

Members' equity:
Class A members (4,971,311 units as of June 30, 2002
      and December 31, 2001)                                            42,656                   45,628
Class B member                                                              --                       --
                                                                      ---------                ---------
    Total members' equity                                               42,656                   45,628
                                                                      ---------                ---------
       Total liabilities and members' equity                          $ 66,531                 $ 69,243
                                                                      =========                =========













       See accompanying notes to unaudited condensed financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                       CONDENSED STATEMENTS OF OPERATIONS
         (in thousands of dollars, except weighted-average unit amounts)
                                   (unaudited)


                                                                    For the Three Months              For the Six Months
                                                                       Ended June 30,                   Ended June 30,
                                                                   2002              2001            2002            2001
                                                                  ------           -------         --------         ------
REVENUES

Lease revenue                                                     $4,781            $4,505         $ 9,531        $ 9,031
Interest and other income                                             91               210             189            415
Net gain on disposition of equipment                                   4                 3               8            980
                                                                  ------            ------         -------         -------
    Total revenues                                                 4,876             4,718           9,728         10,426

EXPENSES

Depreciation and amortization                                      1,672             2,563           3,424          5,315
Repairs and maintenance                                              418               504             870          1,090
Equipment operating expenses                                       1,110               443           2,094            957
Insurance expense                                                     94                57             209            254
Management fees to affiliate                                         215               239             428            480
Interest expense                                                     352               403             696            806
General and administrative expenses
      to affiliates                                                  121               121             211            343
Other general and administrative expenses                            374               159             544            387
Provision for (recovery of) bad debts                                767              (12)           1,548             (2)
                                                                  ------            ------         -------         -------
    Total expenses                                                 5,123             4,477          10,024          9,630


Equity in net income of unconsolidated
      special-purpose entities                                       119             1,005             248          1,003
                                                                  ------            ------         -------         -------
      Net income (loss)                                           $ (128)           $1,246         $   (48)       $ 1,799

MEMBERS' SHARE OF NET INCOME (LOSS)

Class A members                                                   $ (347)           $1,027         $  (487)       $ 1,141
Class B member                                                       219               219             439            658
                                                                  ------            ------         -------         -------
       Total                                                      $ (128)           $1,246         $   (48)       $ 1,799

Net income (loss) per
      weighted-average Class A unit                               $(0.07)           $ 0.21         $ (0.10)       $  0.23
                                                                  ------            ------         -------         -------
Cash distribution                                                 $1,462            $1,462         $ 2,924        $ 3,768
                                                                  ------            ------         -------         -------
Cash distribution per weighted-average
      Class A unit                                                $ 0.25            $ 0.25         $  0.50        $  0.63
                                                                  ======            ======         =======        ========





       See accompanying notes to unaudited condensed financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
               CONDENSED STATEMENTS OF CHANGES IN MEMBERS' EQUITY
             FOR THE PERIOD FROM DECEMBER 31, 2000 TO JUNE 30, 2002
                            (in thousands of dollars)
                                   (unaudited)



                                                     Class A          Class B              Total
                                                    --------          -------             -------
  Members' equity as of December 31, 2000            $43,670         $    --             $43,670

Net income                                             7,488           1,097               8,585

Cash distribution                                     (5,530)         (1,097)             (6,627)
                                                     --------        --------            --------
  Members' equity as of December 31, 2001             45,628              --              45,628

Net income (loss)                                       (487)            439                 (48)

Cash distribution                                     (2,485)           (439)             (2,924)
                                                     --------        --------            --------
  Members' equity as of June 30, 2002                $42,656         $    --             $42,656
                                                     ========        ========            ========


































       See accompanying notes to unaudited condensed financial statements.



                     PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                           (A DELAWARE LIMITED LIABILITY COMPANY)
                             CONDENSED STATEMENTS OF CASH FLOWS
                                (in thousands of dollars)
                                       (unaudited)

                                                                             For the Six Months
                                                                               Ended June 30,
                                                                               2002      2001
                                                                              ----------------
OPERATING ACTIVITIES

Net income (loss)                                                            $   (48)  $ 1,799
Adjustments to reconcile net income (loss) to net cash
      provided by (used in) operating activities:
  Depreciation and amortization                                                3,424     5,315
  Provision for (recovery of) bad debts                                        1,548        (2)
  Net gain on disposition of equipment                                            (8)     (980)
  Equity in net income of unconsolidated
        special-purpose entities                                                (248)   (1,003)
  Changes in operating assets and liabilities:
    Restricted cash                                                              (73)      (66)
    Accounts receivable                                                       (1,464)      190
    Prepaid expenses and other assets                                             25        38
    Accounts payable and accrued expenses                                        158       265
    Due to affiliates                                                            (52)     (719)
    Lessee deposits and reserves for repairs                                     144        69
                                                                             --------  --------
        Net cash provided by operating activities                              3,406     4,906

INVESTING ACTIVITIES

Payments for purchase of equipment and capitalized
      repairs                                                                     (2)   (2,261)
Distributions from unconsolidated special-purpose
      entities                                                                   564     1,602
Liquidation distributions from unconsolidated
      special-purpose entities                                                    --       931
Proceeds from disposition of equipment                                            22     4,084
                                                                             --------  --------
      Net cash provided by investing activities                                  584     4,356

FINANCING ACTIVITIES

Accounts payable and accrued expenses                                             10        --
Cash distributions to Class A members                                         (2,485)   (3,110)
Cash distributions to Class B member                                            (439)     (658)
                                                                             --------  --------
      Net cash used in financing activities                                   (2,914)   (3,768)

Net increase in cash and cash equivalents                                      1,076     5,494
Cash and cash equivalents at beginning of period                              21,837    11,291
                                                                             --------  --------
Cash and cash equivalents at end of period                                   $22,913   $16,785
                                                                             ========  ========








       See accompanying notes to unaudited condensed financial statements.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

1.     Opinion  of  Management
       -----------------------

In the opinion of the management of PLM Financial Services, Inc. (FSI or the Manager), the accompanying unaudited condensed financial statements contain all adjustments necessary, consisting primarily of normal recurring accruals, to present fairly the unaudited condensed financial position of Professional Lease Management Income Fund I, L.L.C. (the Fund) as of June 30, 2002 and December 31, 2001, the unaudited condensed statements of operations for the three and six months ended June 30, 2002 and 2001, the unaudited condensed statements of changes in members' equity for the period from December 31, 2000 to June 30, 2002, and the unaudited condensed statements of cash flows for the six months ended June 30, 2002 and 2001. Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from the accompanying condensed financial statements. For further information, reference should be made to the financial statements and notes thereto included in the Fund's Annual Report on Form 10-K for the year ended December 31, 2001, on file at the Securities and Exchange Commission.

2.     Schedule  of  Fund  Phases
       --------------------------

The Fund is currently in its investment phase during which the Fund uses a portion of the cash generated from operations and proceeds from asset sales to purchase additional equipment. The Manager believes these acquisitions may cause the Fund to generate additional earnings and cash flow for the Fund.

     Beginning in the Fund's seventh year of operations, which commences on January 1, 2003, the Manager will stop purchasing additional equipment from cash generated from operations or disposition proceeds. Surplus cash, if any, less reasonable reserves, will be distributed to the members. The Fund will terminate on December 31, 2010, unless terminated earlier upon sale of all equipment and certain other events.

3.     Reclassification
       ----------------

Certain amounts in the 2001 financial statements have been reclassified to conform to the 2002 presentations.

4.     Cash  Distributions
       -------------------

Cash distributions are recorded when paid and may include amounts in excess of net income that are considered a return of capital. For the three months ended June 30, 2002 and 2001, cash distributions totaled $1.5 million. For the six months ended June 30, 2002 and 2001, cash distributions totaled $2.9 million and $3.8 million, respectively. Cash distributions to the Class A unitholders of $2.5 million and $2.0 million for the six months ended June 30, 2002 and 2001, respectively, were deemed to be a return of capital.

Cash distributions of $0.8 million related to the results from the second quarter 2002 will be paid during the third quarter of 2002.

5.     Transactions  with  Manager  and  Affiliates
       --------------------------------------------

The balance due to affiliates as of June 30, 2002 included $0.2 million due to FSI and its affiliates for management fees. The balance due to affiliates as of December 31, 2001, included $0.3 million due to FSI and its affiliates for management fees.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

5.     Transactions  with  Manager  and  Affiliates(continued)
       --------------------------------------------

The Fund's proportional share of the affiliated expenses incurred by the unconsolidated special-purpose entities (USPEs) during 2002 and 2001 is listed in the following table (in thousands of dollars):


                                                         For the Three Months         For the Six Months
                                                            Ended June 30,              Ended June 30,
                                                          2002           2001        2002          2001
                                                         -----          -----       ------        ------
Management fees                                           $  15         $  25      $  32           $  62
Data processing and administrative
   expenses                                                   7            13         12              36


These affiliate expenses reduced the Fund's proportional share of the equity interest in the income of USPEs.

6.     Equipment
       ---------

Owned equipment held for operating leases is stated at cost. The components of owned equipment were as follows (in thousands of dollars):


                                         June 30,               December 31,
                                           2002                     2001
                                         --------                ---------
Marine containers                        $ 31,386                $ 31,405
Railcars                                   19,497                  19,495
Marine vessel                              17,000                  17,000
Aircraft                                   15,358                  15,358
Trailers                                    6,575                   6,575
                                         ---------               ---------
                                           89,816                  89,833
Less accumulated depreciation             (51,835)                (48,425)
                                         ---------               ---------
      Net equipment                      $ 37,981                $ 41,408
                                         =========               =========


As of June 30, 2002, all owned equipment in the Fund's portfolio was on lease except for 82 railcars with a net book value of $0.7 million. As of December 31, 2001, all owned equipment in the Fund portfolio was on lease except for 62 railcars with a net book value of $0.5 million.

During the six months ended June 30, 2001, the Fund purchased marine containers for $2.3 million. No equipment was purchased during the six months ended June 30, 2002.

During the six months ended June 30, 2002, the Fund disposed of marine containers with a net book value of $14,000 for proceeds of $22,000. During the six months ended June 30, 2001, the Fund disposed of a marine vessel, a marine container and railcars with an aggregate net book value of $3.2 million for aggregate proceeds of $4.2 million.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

7.     Investments  in  Unconsolidated  Special-Purpose  Entities
       ----------------------------------------------------------

The Fund owns equipment jointly with affiliated programs. These are single purpose entities that do not have any debt or other financial encumbrances. The net investments in USPEs include the following jointly-owned equipment and related assets and liabilities (in thousands of dollars):


                                                        June 30,    December 31,
                                                          2002          2001
                                                       ==========  ==============
50% interest in a trust owning a stage III commercial
          aircraft                                     $   2,391   $       2,722
50% interest in a trust owning a stage III commercial
          aircraft                                            36              32
Other                                                         (2)            (13)
                                                       ----------  --------------
    Net investments                                    $   2,425   $       2,741
                                                       ==========  ==============


As of June 30, 2002 and December 31, 2001, all jointly-owned equipment in the Fund's USPE portfolio was on lease.

8.     Operating  Segments
       -------------------

The Fund operates in five different segments: marine vessel leasing, aircraft leasing, railcar leasing, trailer leasing and marine container leasing. Each equipment leasing segment engages in short-term to mid-term operating leases to a variety of customers.

The following tables present a summary of the operating segments (in thousands of dollars):


                                          Marine                                     Marine
For the three months ended                Vessel    Aircraft   Railcar   Trailer   Container
      June 30, 2002                      Leasing    Leasing   Leasing   Leasing    Leasing     Other 1    Total

REVENUES
  Lease revenue                          $  1,690   $     758  $    793  $    336  $    1,204  $     --   $ 4,781
  Interest income and other                    --          --        --        --          --        91        91
  Net gain on disposition of equipment         --          --         1        --           3        --         4
                                         ---------  ---------  --------  --------  ----------  ---------  --------
     Total revenues                         1,690         758       794       336       1,207        91     4,876


COSTS AND EXPENSES
  Operations support                        1,273           6       168       145          14        16     1,622
  Depreciation and amortization               370          --       279        91         927         5     1,672
  Interest expense                             --          --        --        --          --       352       352
  Management fees to affiliate                 85          --        52        18          60        --       215
  General and administrative expenses          11          27        43        54          --       360       495
  Provision for bad debts                      --         758         9        --          --        --       767
                                         ---------  ---------  --------  --------  ----------  ---------  --------
      Total costs and expenses              1,739         791       551       308       1,001       733     5,123
                                         ---------  ---------  --------  --------  ----------  ---------  --------
Equity in net income of USPEs                  --         119        --        --          --        --       119
                                         ---------  ---------  --------  --------  ----------  ---------  --------
Net income (loss)                        $    (49)  $      86  $    243  $     28  $      206  $   (642)  $  (128)
                                         =========  =========  ========  ========  ==========  =========  ========

Total assets as of June 30, 2002         $  8,592   $   3,033  $  7,883  $  2,066  $   21,282  $ 23,675   $66,531
                                         =========  =========  ========  ========  ==========  =========  ========



1 Includes certain assets not identifiable to a specific segment such as cash, certain restricted cash, deferred charges and prepaid expenses. Also includes interest income and costs not identifiable to a particular segment, such as interest expense, and certain amortization, general and administrative and operations support expenses.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

8.     Operating  Segments  (continued)
       -------------------


                                             Marine                                      Marine
For the three months ended                   Vessel    Aircraft    Railcar    Trailer   Container
      June 30, 2001                         Leasing    Leasing    Leasing    Leasing    Leasing     Other 2    Total

REVENUES
  Lease revenue                             $    977   $   1,014  $    840   $    268   $    1,406  $     --   $4,505
  Interest income and other                       --          33        --         --           --       177      210
  Gain (loss) on disposition of equipment         (2)         --        (3)         8           --        --        3
                                            ---------  ---------  ---------  ---------  ----------  ---------  -------
     Total revenues                              975       1,047       837        276        1,406       177    4,718


COSTS AND EXPENSES
  Operations support                             631           3       160        174           19        17    1,004
  Depreciation and amortization                  444         579       323        100        1,113         4    2,563
  Interest expense                                --          --        --         --           --       403      403
  Management fees to affiliate                    49          51        56         13           70        --      239
  General and administrative expenses              9          12        13         56           --       190      280
  Provision for bad debts                         --          --       (12)        --           --        --      (12)
                                            ---------  ---------  ---------  ---------  ----------  ---------  -------
      Total costs and expenses                 1,133         645       540        343        1,202       614    4,477
                                            ---------  ---------  ---------  ---------  ----------  ---------  -------
Equity in net income of USPEs                    336         669        --         --           --        --    1,005
                                            ---------  ---------  ---------  ---------  ----------  ---------  -------
Net income (loss)                           $    178   $   1,071  $    297   $    (67)  $      204  $   (437)  $1,246
                                            =========  =========  =========  =========  ==========  =========  =======




                                          Marine                                     Marine
For the six months ended                  Vessel    Aircraft   Railcar   Trailer   Container
     June 30, 2002                       Leasing    Leasing   Leasing   Leasing    Leasing     Other 2    Total

REVENUES
  Lease revenue                          $  3,253   $   1,516  $  1,671  $    658  $    2,433  $     --   $ 9,531
  Interest income and other                    --          --        --        --          --       189       189
  Net gain on disposition of equipment         --          --         1        --           7        --         8
                                         ---------  ---------  --------  --------  ----------  ---------  --------
     Total revenues                         3,253       1,516     1,672       658       2,440       189     9,728


COSTS AND EXPENSES
  Operations support                        2,468          13       321       310          29        32     3,173
  Depreciation and amortization               740          --       559       183       1,933         9     3,424
  Interest expense                             --          --        --        --          --       696       696
  Management fees to affiliate                163          --       110        33         122        --       428
  General and administrative expenses          20          39        84       103          --       509       755
  Provision for bad debts                      --       1,516        10        22          --        --     1,548
                                         ---------  ---------  --------  --------  ----------  ---------  --------
      Total costs and expenses              3,391       1,568     1,084       651       2,084     1,246    10,024
                                         ---------  ---------  --------  --------  ----------  ---------  --------
Equity in net income of USPEs                  --         248        --        --          --        --       248
                                         ---------  ---------  --------  --------  ----------  ---------  --------
Net income (loss)                        $   (138)  $     196  $    588  $      7  $      356  $ (1,057)  $   (48)
                                         =========  =========  ========  ========  ==========  =========  ========










2     Includes  interest  income  and  costs  not  identifiable  to a particular segment, such as interest expense, and certain amortization, general and administrative and operations support expenses.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     (A DELAWARE LIMITED LIABILITY COMPANY)
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

8.     Operating  Segments  (continued)
       -------------------


                                           Marine                                     Marine
For the six months ended                   Vessel   Aircraft    Railcar    Trailer   Container
      June 30, 2001                       Leasing   Leasing     Leasing    Leasing    Leasing     Other 2    Total

REVENUES
  Lease revenue                           $  1,999  $   2,028  $  1,674   $    530   $    2,800  $     --   $ 9,031
  Interest income and other                     --         34        --         --           --       381       415
  Net gain on disposition of equipment         963         --         8          8            1        --       980
                                          --------  ---------  ---------  ---------  ----------  ---------  --------
     Total revenues                          2,962      2,062     1,682        538        2,801       381    10,426


COSTS AND EXPENSES
  Operations support                         1,579         11       320        276           38        77     2,301
  Depreciation and amortization                888      1,157       645        201        2,415         9     5,315
  Interest expense                              --         --        --         --           --       806       806
  Management fees to affiliate                 100        101       112         27          140        --       480
  General and administrative expenses           35         18        30         83           --       564       730
  Provision for (recovery of) bad debts         --         --       (14)         3            9        --        (2)
                                          --------  ---------  ---------  ---------  ----------  ---------  --------
      Total costs and expenses               2,602      1,287     1,093        590        2,602     1,456     9,630
                                          --------  ---------  ---------  ---------  ----------  ---------  --------
Equity in net income of USPEs                  291        712        --         --           --        --     1,003
                                          --------  ---------  ---------  ---------  ----------  ---------  --------
Net income (loss)                         $    651  $   1,487  $    589   $    (52)  $      199  $ (1,075)  $ 1,799
                                          ========  =========  =========  =========  ==========  =========  ========


9.     Net  Income  (Loss)  Per  Weighted-Average  Class  A  Unit
       ----------------------------------------------------------

Net income (loss) per weighted-average Class A unit was computed by dividing net income (loss) attributable to Class A members by the weighted-average number of Class A units deemed outstanding during the period. The weighted-average number of Class A units deemed outstanding during the three and six months ended June 30, 2002 and 2001 was 4,971,311 units.


10.     Commitments  and  Contingencies
        -------------------------------
In May 2002, PLM and its affiliates entered into an agreement for the purchase or lease of 1,050 pressure tank cars over the next three years, with at least 350 pressure tank cars to be purchased or leased per year. PLM and its affiliates have the ability to select any type or model of pressure tank car. The purchase price and the applicable 10 year lease rates per type of pressure tank car are defined in the agreement. For pressure tank cars that are leased, PLM and its affiliates have the option to purchase the pressure tank cars at fair market value at lease maturity. Per the terms of the agreement, PLM and its affiliates agree to purchase at least 30% of the total number of pressure tank cars and may lease the remaining pressure tank cars. Under the terms of the agreement, if PLM were to purchase the entire number of the pressure tank cars with the greatest per unit cost, the total purchase commitment would be approximately $79 million.

11.     Subsequent  Event
        -----------------

On July 11, 2002, PLM International, Inc. (PLMI), the parent company of FSI, reached an agreement with the lenders of the $10.0 million warehouse facility to extend the expiration date of the facility to June 30, 2003. The warehouse facility is shared by the Fund, PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII and Acquisub LLC, a wholly owned subsidiary of PLMI. The facility provides for financing up to 100% of the cost of the equipment. Outstanding borrowings by one borrower reduce the amount available to each of the other borrowers under the facility. Individual borrowings may be outstanding for no more than 270 days, with all advances due no later than June 30, 2003. Interest accrues either at the prime rate or LIBOR plus 2.0% at the borrower's option and is set at the time of an advance of funds. Borrowings by the Fund are guaranteed by PLMI. The Fund is not liable for the advances made to other borrowers.










2     Includes  interest  income  and  costs  not  identifiable  to a particular segment, such as interest expense, and certain amortization, general and administrative and operations support expenses.

ITEM  2.     MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF FINANCIAL CONDITION AND
             -------------------------------------------------------------------
RESULTS  OF  OPERATIONS
    -------------------

(I)     RESULTS  OF  OPERATIONS

Comparison  of  the  Professional  Lease Management Income Fund I, L.L.C.'s (the
--------------------------------------------------------------------------------
Fund's)  Operating  Results  for  the  Three Months Ended June 30, 2002 and 2001
--------------------------------------------------------------------------------

(A)      Owned  Equipment  Operations

Lease revenues less direct expenses (defined as repairs and maintenance, equipment operating, and asset-specific insurance expenses) on owned equipment decreased during the second quarter of 2002, compared to the same quarter of 2001. Gains or losses from the sale of equipment, interest and other income and certain expenses such as management fees to affiliate, depreciation and amortization and general and administrative expenses relating to the operating segments (see Note 8 to the unaudited condensed financial statements), are not included in the owned equipment operation discussion because they are indirect in nature and not a result of operations but the result of owning a portfolio of equipment. The following table presents lease revenues less direct expenses by segment (in thousands of dollars):


                                         For the Three Months
                                             Ended June 30,
                                          2002           2001
                                          ===================
Marine containers                        $1,190        $1,387
Aircraft                                    752         1,011
Railcars                                    625           680
Marine vessels                              417           346
Trailers                                    191            94


Marine containers: Marine container lease revenues and direct expenses were $1.2 million and $14,000, respectively, for the second quarter of 2002, compared to $1.4 million and $19,000, respectively, during the same quarter of 2001. The decrease in lease revenues of $0.2 million during the second quarter of 2002 compared to 2001 was due to lower lease rates earned on the Fund's marine containers.

Aircraft: Aircraft lease revenues and direct expenses were $0.8 million and $6,000, respectively, for the second quarter of 2002, compared to $1.0 million and $3,000, respectively, during the same quarter of 2001. The decrease in lease revenues of $0.2 million during the second quarter of 2002 compared to 2001 was due to disposition of an owned aircraft during 2001.

Railcars: Railcar lease revenues and direct expenses were $0.8 million and $0.2 million, respectively, for the second quarter of 2002 and 2001. The decrease in railcar contribution was due to lower re-lease rates earned on leases that expired during 2001 and 2002.

Marine vessels: Marine vessel lease revenues and direct expenses were $1.7 million and $1.3 million, respectively, for the second quarter of 2002, compared to $1.0 million and $0.6 million, respectively, during the same quarter of 2001. Lease revenue increased $0.7 million in the second quarter of 2002 due to a higher lease rate earned on this marine vessel resulting from the change in lease type from a time charter under which it operated in the second quarter of 2001 to a voyage charter under which it operated in the second quarter of 2002. Under a voyage charter, the marine vessel earns a higher lease rate but is responsible for additional operating costs. The increase in lease revenues was offset, in part, by a $0.6 million increase in operating expenses also resulting from the change in lease type.

Trailers: Trailer lease revenues and direct expenses were $0.3 million and $0.1 million, respectively, for the second quarter of 2002, compared to $0.3 million and $0.2 million, respectively, during the same quarter of 2001. Lease revenue increased $0.1 million in the second quarter of 2002 compared to the same period in 2001 due to higher lease rates on the Fund's trailer fleet. Direct expenses decreased $29,000 in the second quarter of 2002 compared to 2001 due to lower repair costs.

(B)      Interest  and  Other  Income

Interest and other income decreased $0.1 million due to a decrease in the interest rate earned on cash balances in the second quarter of 2002 compared to the same period in 2001.

(C)      Indirect  Expenses  Related  to  Owned  Equipment  Operations

Total indirect expenses of $3.5 million remained relatively the same for the quarters ended June 30, 2002 and 2001. Significant variances are explained as follows:

     (i) A $0.9 million decrease in depreciation expense from 2001 levels reflects a decrease of $0.6 million resulting from certain assets becoming fully depreciated during 2001 and a decrease of approximately $0.3 million caused by the double-declining balance method of depreciation which results in greater depreciation in the first years an asset is owned;

     (ii) A $0.1 million decrease in interest expense was due to lower average borrowings outstanding during the quarter ended June 30, 2002 compared to the same period in 2001;

     (iii) A $0.2 million increase in general and administrative expenses during the three months ended June 30, 2002 was due to an increase of $0.1 million resulting from higher professional costs and $0.1 million resulting from higher administrative costs; and

     (iv) A $0.8 million increase in the provision for bad debts was based on the Manager's evaluation of the collectability of receivables compared to 2001. The provision for bad debts recorded in the second quarter of 2002 was primarily related to one aircraft lessee.

(D)     Net  Gain  on  Disposition  of  Owned  Equipment

Net gain on disposition of owned equipment for the second quarter of 2002 totaled $4,000 which resulted from the sale of marine containers with a net book value of $2,000 for proceeds of $6,000. The net gain on disposition of owned equipment for the second quarter of 2001 totaled $3,000 which resulted from the sale of a railcar and trailers with a net book value of $15,000, for proceeds of $18,000.

(E)     Equity  in Net Income of Unconsolidated Special-Purpose Entities (USPEs)

Equity in net income of USPEs represents the Fund's share of the net income generated from the operation of jointly owned assets accounted for under the equity method of accounting. These entities are single purpose and have no debt or other financial encumbrances. The following table presents equity in net income by equipment type (in thousands of dollars):


                                                          For the Three Months
                                                              Ended June 30,
                                                            2002          2001
                                                            ==================
Aircraft                                                    $119        $  669
Marine vessel                                                  -           336
                                                           ------       ------
       Equity in net income of USPEs                        $119        $1,005
                                                           ======       ======


Aircraft: As of June 30, 2002 and 2001, the Fund owned interests in two trusts that each owns a commercial aircraft. During the three months ended June 30, 2002, lease revenues of $0.3 million were offset by depreciation expense, direct expenses, and administrative expenses of $0.2 million. During the same period of 2001, lease revenues of $0.3 million and other income of $0.8 million were offset by depreciation expense, direct expenses, and administrative expenses of $0.5 million.

The decrease in expenses of $0.3 million was due to lower depreciation expense of $0.2 million resulting from a commercial aircraft in one trust becoming fully depreciated during 2001 and $0.1 million decrease resulting from the double declining-balance method of depreciation which results in greater depreciation in the first years an asset is owned.

Marine vessel: As of June 30, 2002 and 2001, the Fund no longer owned an interest in an entity that owned a marine vessel. During the second quarter of 2001, marine vessel lease revenues of $0.2 million and the gain of $0.3 million from the sale of a marine vessel entity in which the Fund owned an interest were offset by depreciation expense, direct expenses, and administrative expenses of $0.1 million.

(F)     Net  Income  (Loss)

As a result of the foregoing, the Fund had net loss of $0.1 million for the three months ended June 30, 2002, compared to net income of $1.2 million during the same period of 2001. The Fund's ability to acquire, operate and liquidate assets, secure leases, and re-lease those assets whose leases expire is subject to many factors. Therefore, the Fund's performance in the second quarter of 2002 is not necessarily indicative of future periods. In the second quarter of 2002, the Fund distributed $1.2 million to Class A members, or $0.25 per weighted-average Class A unit.

Comparison  of  the  Fund's  Operating Results for the Six Months Ended June 30,
--------------------------------------------------------------------------------
2002  and  2001
---------------

(A)      Owned  Equipment  Operations

Lease revenues less direct expenses on owned equipment decreased during the six months ended June 30, 2002, compared to the same period of 2001. The following table presents lease revenues less direct expenses by segment (in thousands of dollars):


                                        For the Six Months
                                          Ended June 30,
                                        2002           2001
                                        ===================
Marine containers                      $2,404        $2,762
Aircraft                                1,503         2,017
Railcars                                1,350         1,354
Marine vessels                            785           420
Trailers                                  348           254


Marine containers: Marine container lease revenues and direct expenses were $2.4 million and $29,000, respectively, for the six months ended June 30, 2002, compared to $2.8 million and $38,000, respectively, during the same period of 2001. The decrease in lease revenues of $0.4 million during the six months ended June 30, 2002 compared to the same period of 2001 was due to lower lease rates earned on the Fund's marine containers.

Aircraft: Aircraft lease revenues and direct expenses were $1.5 million and $13,000, respectively, for the six months ended June 30, 2002, compared to $2.0 million and $11,000, respectively, during the same period of 2001. The decrease in lease revenues of $0.5 million during the six months ended June 30, 2002 compared to 2001 was due to the disposition of an owned aircraft during 2001.

Railcars:     Railcar  lease  revenues and direct expenses were $1.7 million and
$0.3  million,  respectively,  for  the six months ended June 30, 2002 and 2001.

Marine vessels: Marine vessel lease revenues and direct expenses were $3.3 million and $2.5 million, respectively, for the six months ended June 30, 2002, compared to $2.0 million and $1.6 million, respectively, during the same period of 2001. Lease revenue increased $1.3 million during the six months ended June 30, 2002 due a to higher lease rate earned on the marine vessel resulting from a change in lease type from a time charter under which it operated during the six months ended June 30, 2001 to a voyage charter under which it operated during the six months ended June 30, 2002. Under a voyage charter, the marine vessel earns a higher lease rate but is responsible for additional operating costs. The increase in lease revenues was offset, in part, by a $0.9 million increase in operating expenses also resulting from the change in lease type.

Trailers: Trailer lease revenues and direct expenses were $0.7 million and $0.3 million, respectively, for the six months ended June 30, 2002, compared to $0.5 million and $0.3 million, respectively, during the same period of 2001. Lease revenue increased $0.1 million in the six months ended June 30, 2002 compared to the same period in 2001 due to higher lease rates on the Fund's trailer fleet. Direct expenses increased $34,000 in the six months ended June 30, 2002 compared to 2001 due to higher repair costs.

(B)     Interest  and  Other  Income

Interest and other income decreased $0.2 million due to a decrease in the interest rate earned on cash balances in the six months ended June 30, 2002 compared to the same period in 2001.

(C)      Indirect  Expenses  Related  to  Owned  Equipment  Operations

Total indirect expenses of $6.9 million for the period ended June 30, 2002 decreased from $7.3 million for the same period in 2001.

     (i) A $1.9 million decrease in depreciation expense from 2001 levels reflects the decrease of $1.2 million resulting from certain assets becoming fully depreciated during 2001 and a decrease of approximately $0.7 million caused by the double-declining balance method of depreciation which results in greater depreciation in the first years an asset is owned;

     (ii) A $0.1 million decrease in interest expense was due to lower average borrowings outstanding during the period ended June 30, 2002 compared to the same period in 2001; and

     (iii) A $1.6 million increase in the provision for bad debts was based on the Manager's evaluation of the collectability of receivables compared to 2001. The provision for bad debt expense recorded in the six months ended June 30, 2002 was primarily related to one aircraft lessee.

(D)     Net  Gain  on  Disposition  of  Owned  Equipment

Net gain on disposition of owned equipment for the six months ended June 30, 2002 totaled $8,000 which resulted from the sale or disposition of marine containers with a net book value of $14,000 for $22,000. The net gain on disposition of owned equipment for the six months ended June 30, 2001 totaled $1.0 million which resulted from the sale of a marine vessel, a marine container, trailers, and railcars with a net book value of $3.2 million, for proceeds of $4.2 million.

(E)     Equity  in Net Income of Unconsolidated Special-Purpose Entities (USPEs)

Equity in net income of USPEs represents the Fund's share of the net income generated from the operation of jointly owned assets accounted for under the equity method of accounting. These entities are single purpose and have no debt or other financial encumbrances. The following table presents equity in net income by equipment type (in thousands of dollars):


                                                          For the Six Months
                                                            Ended June 30,
                                                          2002          2001
                                                          ==================
Aircraft                                                  $248        $  712
Marine vessel                                               --           291
                                                          -----       ------
       Equity in net income of USPEs                      $248        $1,003
                                                          =====       ======


Aircraft: As of June 30, 2002 and 2001, the Fund owned interests in two trusts that each owns a commercial aircraft. During the six months ended June 30, 2002, lease revenues of $0.6 million were offset by depreciation expense, direct expenses, and administrative expenses of $0.4 million. During the same period of 2001, lease revenues of $0.9 million and other income of $0.8 million were offset by depreciation expense, direct expenses, and administrative expenses of $1.0 million.

Lease revenues decreased $0.2 million due to the leases for two commercial aircraft in the trusts being renegotiated at a lower rate.

The decrease in expenses of $0.6 million was due to lower depreciation expense of $0.4 million resulting from the remaining commercial aircraft in the trust becoming fully depreciated during 2001 and $0.1 million resulting from the double declining-balance method of depreciation which results in greater depreciation in the first years an asset is owned.

Marine vessel: As of June 30, 2002 and 2001, the Fund no longer owned an interest in an entity that owned a marine vessel. During the six months ended June 30, 2001, lease revenues of $0.4 million and the gain of $0.3 million from the sale of a marine vessel entity in which the Fund owned an interest were offset by depreciation expense, direct expenses, and administrative expenses of $0.4 million.

(F)     Net  Income  (Loss)

As a result of the foregoing, the Fund had a net loss of $48,000 for the six months ended June 30, 2002, compared to net income of $1.8 million during the same period of 2001. The Fund's ability to acquire, operate and liquidate assets, secure leases, and re-lease those assets whose leases expire is subject to many factors. Therefore, the Fund's performance in the six months ended June 30, 2002 is not necessarily indicative of future periods. In the six months ended June 30, 2002, the Fund distributed $2.5 million to Class A members, or $0.50 per weighted-average Class A unit.

(II)     CRITICAL  ACCOUNTING  POLICIES  AND  ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the Manager to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On a regular basis, the Manager reviews these estimates including those related to asset lives and depreciation methods, impairment of long-lived assets, allowance for doubtful accounts, reserves related to legally mandated equipment repairs and contingencies and litigation. These estimates are based on the Manager's historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The Manager believes, however, that the estimates, including those for the above-listed items, are reasonable and that actual results will not vary significantly from the estimated amounts.

The Manager believes the following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Fund's financial statements:

Asset lives and depreciation methods: The Fund's primary business involves the purchase and subsequent lease of long-lived transportation and related equipment. The Manager has chosen asset lives that it believes correspond to the economic life of the related asset. The Manager has chosen a deprecation method that it believes matches the benefit to the Fund from the asset with the associated costs. These judgments have been made based on the Manager's expertise in each equipment segment that the Fund operates. If the asset life and depreciation method chosen does not reduce the book value of the asset to at least the potential future cash flows from the asset to the Fund, the Fund would be required to record a loss on revaluation. Likewise, if the net book value of the asset was reduced by an amount greater than the economic value has deteriorated, the Fund may record a gain on sale upon final disposition of the asset.

Impairment of long-lived assets: On a regular basis, the Manager reviews the carrying value of its equipment and investments in USPEs to determine if the carrying value of the assets may not be recoverable in consideration of the current economic conditions. This requires the Manager to make estimates related to future cash flows from each asset as well as the determination if the deterioration is temporary or permanent. If these estimates or the related assumptions change in the future, the Fund may be required to record additional impairment charges.

Allowance for doubtful accounts: The Fund maintains allowances for doubtful accounts for estimated losses resulting from the inability of the lessees to make the lease payments. These estimates are primarily based on the amount of time that has lapsed since the related payments were due as well as specific knowledge related to the ability of the lessees to make the required payments. If the financial condition of the Fund's lessees were to deteriorate, additional allowances could be required that would reduce income. Conversely, if the financial condition of the lessees were to improve or if legal remedies to collect past due amounts were successful, the allowance for doubtful accounts may need to be reduced and income would be increased.

Reserves for repairs: The Fund accrues for legally required repairs to equipment such as dry docking for marine vessels and engine overhauls to aircraft engines over the period prior to the required repairs. The amount that is reserved is based on the Manager's expertise in each equipment segment, the past history of such costs for that specific piece of equipment and discussions with independent, third party equipment brokers. If the amount reserved is not adequate to cover the cost of such repairs or if the repairs must be performed earlier than the Manager estimated, the Fund would incur additional repair and maintenance or equipment operating expenses.

Contingencies and litigation: The Fund is subject to legal proceedings involving ordinary and routine claims related to its business. The ultimate legal and financial liability with respect to such matters cannot be estimated with certainty and requires the use of estimates in recording liabilities for potential litigation settlements. Estimates for losses from litigation are made after consultation with outside counsel. If estimates of potential losses increase or the related facts and circumstances change in the future, the Fund may be required to record additional litigation expense.

(III)      FINANCIAL  CONDITION  -  CAPITAL  RESOURCES  AND  LIQUIDITY

For the six months ended June 30, 2002, the Fund generated operating cash of $4.0 million (net cash provided by operating activities plus non-liquidating distributions from USPEs) to meet its operating obligations, pay debt and interest payments and make distributions (total of $2.9 million for six months ended June 30, 2002) to the members.

During the six months ended June 30, 2002, the Fund disposed of marine containers with a net book value of $14,000 for proceeds of $22,000.

Restricted cash increased during the six months ended June 30, 2002 due to the deposit of $0.1 million into an escrow account related to collection efforts from an aircraft lessee.

Accounts receivable decreased $0.1 million in the six months ended June 30, 2002. This decrease was due to increase in the allowance for bad debts of $1.5 million due to the General Partner's evaluation of the collectibility of accounts receivable. This decrease was partially offset by an increase of $1.5 million during the six months ended June 30, 2002 due to the timing of cash receipts.

Investments in USPEs decreased $0.3 million during the six months ended June 30, 2002 due to cash distributions of $0.6 million from the USPEs to the Fund being partially offset by income of $0.2 million that was recorded by the Fund for its equity interests in the USPEs.

Accounts payable increased $0.2 million during the six months ended June 30, 2002 due to the timing of cash payments to vendors.

Lessee deposits and reserve for repairs increased $0.1 million during the six months ended June 30, 2002 due to the accrual of marine vessel dry-docking reserves of $0.1 million.

Cash distributions of $0.8 million related to the results from the second quarter 2002 will be paid during the third quarter of 2002.

In July 2002, PLM International, Inc. (PLMI), the parent company of FSI, reached an agreement with the lenders of the $10.0 million warehouse facility to extend the expiration date of the facility to June 30, 2003. The warehouse facility is shared by the Fund, PLM Equipment Growth Fund V, PLM Equipment Growth Fund VI, PLM Equipment Growth & Income Fund VII and Acquisub LLC, a wholly owned subsidiary of PLMI. The facility provides for financing up to 100% of the cost of the equipment. Outstanding borrowings by one borrower reduce the amount available to each of the other borrowers under the facility. Individual borrowings may be outstanding for no more than 270 days, with all advances due no later than June 30, 2003. Interest accrues either at the prime rate or LIBOR plus 2.0% at the borrower's option and is set at the time of an advance of funds. Borrowings by the Fund are guaranteed by PLMI. The Fund is not liable for the advances made to other borrowers.

As of August 13, 2002, the Fund had no borrowings outstanding under this facility and there were no other borrowings outstanding under this facility by any other eligible borrower.


(IV)     OUTLOOK  FOR  THE  FUTURE

Several factors may affect the Fund's operating performance in the remainder of 2002 and beyond, including changes in the markets for the Fund's equipment and changes in the regulatory environment in which the equipment operates.

The Fund's operation of a diversified equipment portfolio in a broad base of markets is intended to reduce its exposure to volatility in individual equipment sectors.

Other factors affecting the Fund's contribution in the remainder of 2002 and beyond include:

(1) The cost of new marine containers have been at historic lows for the past several years which has caused downward pressure on per diem lease rates for this type of equipment;

(2) Railcar loadings in North America for the six months ended June 30, 2002 were below those of 2001. This decrease may lead to lower utilization and lower contribution to the Fund as existing leases expire and renewal leases are negotiated;

(3) Marine vessel freight rates are dependent upon the overall condition of the international economy. Freight rates earned by the Fund's marine vessel began to decrease during the latter half of 2001 and continued through the first six months of 2002. This trend is expected to continue during the latter half of 2002 or until international economies stabilize and begin to improve;

(4) Industry wide utilization of inter-modal trailers decreased 12% in the six months ended June 30, 2002 compared to the six months ended June 30, 2001. This may lead to lower utilization of the Fund's trailers as existing leases expire; and

(5) The airline industry began to see lower passenger travel during 2001. The tragic events on September 11, 2001 worsened the situation. As a result of this and the general turmoil in the airline industry, the Fund has had to renegotiate leases on its owned aircraft and partially owned aircraft during 2001 that will result in a decrease in revenues during 2002.

In addition, these events have had a negative impact on the fair market value of the Fund's owned and partially owned aircraft. Although no revaluations were required during 2002 to these aircraft, the Manager does not expect these aircraft values to return to their previous value in the foreseeable future.

During 2001, the lessee of three Stage II Boeing 737-200 commercial aircraft notified the Manager of its intention to return these aircraft. The lessee is located in Brazil, a country currently experiencing economic difficulty. As of June 30, 2002, the lessee has not remitted ten lease payments due to the Fund. The Fund has a security deposit from this lessee that could be used to pay a portion of the amount due. During October 2001, the Manager sent a notification of default to the lessee. The lease, with an expiration date of October 2002, has certain return condition requirements for each aircraft. The Manager has recorded an allowance for bad debts for the amount due less the security deposit and is uncertain of the collectibility of this receivable.

The ability of the Fund to realize acceptable lease rates on its equipment in the different equipment markets is contingent on many factors, such as specific market conditions and economic activity, technological obsolescence, and government or other regulations. The unpredictability of some of these factors, or of their occurrence, makes it difficult for the Manager to clearly define trends or influences that may impact the performance of the Fund's equipment. The Manager continually monitors both the equipment markets and the performance of the Fund's equipment in these markets. The Manager may decide to reduce the Fund's exposure to equipment markets if it determines that it cannot operate equipment to achieve acceptable rates of return. Alternatively, the Manager may make a determination to enter equipment markets in which it perceives opportunities to profit from supply/demand instabilities or other market imperfections.

The Fund may invest excess cash flow and equipment sales proceeds, if any, after payment of operating expenses, loan principal and interest on debt, the maintenance of working capital reserves, and cash distributions to the members, to acquire additional equipment during the first six years of the Fund's operations which ends on December 31, 2002. The Manager believes these acquisitions may cause the Fund to generate additional earnings and cash flow for the Fund.



Beginning in the Fund's seventh year of operation, which commences January 1, 2003, the Manager will stop reinvesting cash flow and disposition proceeds. Surplus funds, if any, less reasonable reserves, may be distributed the members. The Fund will terminate on December 31, 2010, unless terminated earlier upon sale of all equipment and by certain other events.

(V)      FORWARD-LOOKING  INFORMATION

Except for the historical information contained herein, this Form 10-Q contains forward-looking statements that involve risks and uncertainties, such as statements of the Fund's plans, objectives, expectations, and intentions. The cautionary statements made in this Form 10-Q should be read as being applicable to all related forward-looking statements wherever they appear in this Form 10-Q. The Fund's actual results could differ materially from those discussed here.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     120 South Montgomery Street, Suite 1350
                         San Francisco, California 94104

                            Consent of Class A Member
                      (SOLICITED ON BEHALF OF THE MANAGER)

I have received and reviewed the Solicitation Statement dated _______________, 2002 (the "Solicitation Statement"), from Professional Lease Management Income Fund I, L.L.C. (the "Company") concerning the five proposed amendments (each, a "Proposal") to the Operating Agreement of the Company. In accordance with
Article  XVIII  of  the  Operating  Agreement,  I  hereby  vote  as  follows.

THE  MANAGER  RECOMMENDS  A VOTE FOR THE ADOPTION OF ALL THE PROPOSALS.  You may
                                 ---
vote on all the Proposals by marking one of the boxes in PART I below or separately on each Proposal by marking items in PART II on the reverse side. If you sign and return this Consent without specific voting instructions, your Class A Units will be voted FOR the adoption of all the Proposals.

PART  I
-------

CLASS A MEMBERS WHO WISH TO VOTE ON THE ADOPTION OF ALL THE PROPOSALS SHOULD DO SO BY CHECKING ONE OF THE BOXES BELOW AND SKIPPING PART II OF THIS CONSENT.

Adopt  all  five  of  the  Proposals

______  FOR     ______  AGAINST     ______  ABSTAIN


IF  THE  CLASS  A  MEMBER  IS  AN  INDIVIDUAL
(IF JOINT TENANTS OR TENANTS-IN-COMMON, BOTH OWNERS MUST SIGN. IF SIGNING AS EXECUTOR, ADMINISTRATOR, CUSTODIAN, TRUSTEE, ATTORNEY-IN-FACT OR GUARDIAN, PLEASE PROVIDE YOUR FULL TITLE AS SUCH):



 Signature     Date      Signature     Date


Title                     Title

IF  THE  CLASS  A  MEMBER  IS  A  CORPORATION,
PARTNERSHIP  OR  COMPANY:


 Print  Name  of  Entity

By:
Signature     Date


Print  Name  and,  if  applicable,  Title

PART  II
--------

1.  Permit  the  Company  to  acquire  various  types  of  property

______  FOR     ______  AGAINST     ______  ABSTAIN

2.  Permit  the  Company  to  issue  additional  securities

______  FOR     ______  AGAINST     ______  ABSTAIN

3.  Modify  certain  fees  payable  to  the  Manager

______  FOR     ______  AGAINST     ______  ABSTAIN

4.  Modify  permitted  debt

______  FOR     ______  AGAINST     ______  ABSTAIN

5.  Permit  credit  enhancement

______  FOR     ______  AGAINST     ______  ABSTAIN

     A properly executed Consent of Class A Member received by the Manager will be voted in accordance with the direction indicated above. If no specific voting instructions are indicated, a properly executed Consent of Class A Member received by the Manager will be voted FOR Proposals 1 through 5. If both PART I and PART II are competed, the Consent will be voted in accordance with PART I.


PLEASE RETURN THIS CONSENT FORM NO LATER THAN _______________________ (SUBJECT TO EXTENSION AT THE DISCRETION OF THE MANAGER) TO:

BY  U.S.  MAIL  OR  FACSIMILE:
-----------------------------


GEORGESON  SHAREHOLDER  COMMUNICATIONS,  INC
WALL  STREET  STATION
P.O.  BOX  1101
NEW  YORK,  NY  10269-0666
UNIT  HOLDER  QUESTIONS:
CALL  (___)  ____________
FAX  VOTES  TO:  (877)  260-0406



BY  HAND  DELIVERY:
------------------
GEORGESON  SHAREHOLDER  COMMUNICATIONS,  INC
17  STATE  STREET,  10TH  FLOOR
ATTENTION:  PROXY  TABULATION
NEW  YORK,  NY  10004